Exhibit 17(b)


     As filed with the Securities and Exchange Commission on July 25, 2002
                                                              File No. 333-39474
                                                              File No. 811-09981
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -----------------
                                   FORM N-1A

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          Pre-Effective Amendment No.
                        Post-Effective Amendment No. 2

                                     and/or

        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                                Amendment No. 3

                        (Check appropriate box or boxes)
                               -----------------

                       Mercury U.S. High Yield Fund, Inc.
               (Exact Name of Registrant as Specified in Charter)

              800 Scudders Mill Road, Plainsboro, New Jersey 08536
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (609) 282-2800

                                 Terry K. Glenn
                       Mercury U.S. High Yield Fund, Inc.
                             800 Scudders Mill Road
                          Plainsboro, New Jersey 08536
          Mailing Address: P.O. 9011, Princeton, New Jersey 08543-9011
                    (Name and Address of Agent for Service)

                               -----------------

                                   Copies to:

     Counsel for the Company:                     Philip L. Kirstein, Esq.
   Leonard B. Mackey, Jr., Esq.                 FUND ASSET MANAGEMENT, L.P.
CLIFFORD CHANCE ROGERS & WELLS LLP                   P.O. Box 9011
         200 Park Avenue                        Princeton, N. J. 08543-9011
    New York, New York 10166

                               -----------------
It is proposed that this filing will become effective (check appropriate box):

     |X|  immediately upon filing pursuant to paragraph (b)
     | |  on (date) pursuant to paragraph (b)
     | |  60 days after filing pursuant to paragraph (a)(1)
     | |  on (date) pursuant to paragraph (a)(1)

[GRAPHIC OMITTED]

Prospectus - July 25, 2002

Mercury U.S. High Yield
Fund, Inc.

This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

[LOGO]

Table of Contents

                                                       PAGE
[ICON] FUND FACTS
       ----------------------------------------------------
       About Mercury U.S. High Yield Fund                 2
       Risk/Return Bar Chart                              4
       Fees and Expenses                                  6

[ICON] ABOUT THE DETAILS
       ----------------------------------------------------
       How the Fund Invests                               9
       Investment Risks                                  11

[ICON] ACCOUNT CHOICES
       ----------------------------------------------------
       Pricing of Shares                                 18
       How to Buy, Sell, Transfer and Exchange Shares    23
       Fee-Based Programs                                29

[ICON] THE MANAGEMENT TEAM
       ----------------------------------------------------
       Management of the Fund                            31
       Master/Feeder Structure                           31

[ICON] TO LEARN MORE
       ----------------------------------------------------
       Shareholder Reports                       Back Cover
       Statement of Additional Information       Back Cover


                      MERCURY U.S. HIGH YIELD FUND, INC.

[ICON] Fund Facts

In an effort to help you better understand the many concepts involved in making an investment decision, we have defined the highlighted terms in this prospectus in the sidebar.

Fixed Income Securities -- securities that pay a fixed rate of interest or a fixed dividend.

Corporate Bonds and Notes -- fixed income debt securities issued by corporations, as distinct from securities issued by a government or its agencies or instrumentalities.

Convertible Securities -- fixed income securities, such as corporate bonds or preferred stock, that are exchangeable for shares of common stock of the issuer or another company.

Preferred Stock -- class of stock that often pays dividends at a specified rate and has preference over common stock in dividend payments and liquidation of assets.

ABOUT MERCURY U.S. HIGH YIELD FUND
-------------------------------------------------------------------------------

What are the Fund's investment objectives?

The primary investment objective of the Fund is to obtain current income. As a secondary objective, the Fund seeks capital appreciation when consistent with its primary objective.

What are the Fund's main investment strategies?

The Fund looks for securities that pay interest or dividends. The Fund may also seek growth of capital by looking for investments that will increase in value. However, the Fund's investments emphasize current income more than growth of capital.

The Fund invests primarily in a diversified portfolio of fixed income securities, such as corporate bonds and notes, convertible securities and preferred stock that are rated in the lower rating categories of the recognized rating agencies (Baa or lower by Moody's Investors Service, Inc. ("Moody's") or BBB or lower by Standard & Poor's ("S&P")) or unrated securities that Fund management believes are of comparable quality. Securities rated below Baa by Moody's or below BBB by S&P are commonly known as "junk bonds." Under normal market conditions, the Fund invests at least 80% of its net assets in below investment grade fixed income securities, and at least 80% of its net assets in fixed-income securities issued by U.S. companies. In determining which fixed income securities the Fund will invest in, Fund management, in addition to considering ratings, will conduct its own independent credit analysis of the issuers of the securities. For this purpose, Fund management will consider a number of factors, including the financial condition of the issuer, its cash flow and borrowing needs, the value of its assets and the strength of its management. Fund management will also consider general business conditions, including expected changes in the general economy and interest rates and the economic outlook for specific industries. The Fund may invest in fixed income securities of any maturity or duration.

We cannot guarantee that the Fund will achieve its objectives.

The Fund is a "feeder" fund that invests all of its assets in Master U.S. High Yield Trust (the "Trust"), which has the same investment objectives as the Fund. All investments are made at the Trust level. This structure is sometimes called a "master/feeder" structure. The Fund's investment results will correspond directly to the investment results of the Trust. For simplicity, except where otherwise indicated, this prospectus uses the term "Fund" to include the Trust.



2                      MERCURY U.S. HIGH YIELD FUND, INC.

[ICON] Fund Facts

What are the main risks of investing in the Fund?

As with any fund, the value of the Fund's investments -- and therefore the value of Fund shares -- may fluctuate. These changes may occur in response to interest rate changes or in response to other factors that may affect a particular issuer or obligation. Generally, when interest rates go up, the value of fixed income instruments goes down. Also, Fund management may select securities that underperform the markets, the relevant indices or other funds with similar investment objectives and strategies. The Fund should be considered a high risk investment because it invests primarily in junk bonds. Investing in junk bonds is riskier than investing in higher quality fixed income securities -- price fluctuations may be larger and more frequent, and there is a greater level of credit risk (that is the risk of losing income or principal). If the value of the Fund's investments goes down, you may lose money.

Who should invest?

The Fund may be an appropriate investment for you if you:

     o Are willing to accept non-investment grade credit risk and the possibility that the value of your investment may decline over certain periods in order to seek current income and, secondarily, capital appreciation

     o Want a professionally managed and diversified portfolio without the administrative burdens of direct investments in corporate bonds and other fixed income securities



                      MERCURY U.S. HIGH YIELD FUND, INC.                     3

[ICON] Fund Facts



RISK/RETURN BAR CHART
------------------------------------------------------------------------------

The bar chart and table shown below for periods prior to September 5, 2000 are based upon performance of the Trust's other feeder fund which is the predecessor of the Trust. The bar chart and table provide an indication of the risks of investing in the Trust, which are identical to the risks of investing in the Fund. The bar chart shows changes in performance of the Class B shares of the Trust and its predecessor for each complete calendar year since the other feeder fund's inception. Sales charges are not reflected in the bar chart. The bar chart also does not reflect the annual operating expenses of the Fund. If sales charges and the annual operating expenses were reflected, returns would be less than those shown. The bar chart shows the performance of Class B shares rather then Class A shares because Class B shares are more widely held by investors. The table compares the average annual total returns for each class of the Fund's shares for the periods shown with those of the CSFB High Yield Index. The average annual total returns of the Fund's shares are based on the performance of the Trust and its predecessor, adjusted for the sales charges shown in the fee table. How the Trust and its predecessor performed in the past (before and after taxes) is not necessarily an indication of how the Trust or the Fund will perform in the future.

                              [GRAPHIC OMITTED]




4                      MERCURY U.S. HIGH YIELD FUND, INC.

[ICON] Fund Facts

During the period shown in the bar chart, the highest return for a quarter was 5.88% (quarter ended March 31, 2001) and the lowest return for a quarter was -10.78% (quarter ended December 31, 2000). The Fund's year-to-date return as of June 30, 2002 was -1.06%.

After-tax returns are shown only for Class B shares and will vary for other classes. The after-tax returns are calculated using the historical highest marginal Federal individual income tax rates in effect during the periods measured. The after-tax returns do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts or through tax advantaged education savings accounts.

Average Annual Total Returns*
(for the periods ended December 31, 2001)         One Year     Life of Fund+
----------------------------------------------------------------------------
Mercury U.S. High Yield Fund -- Class I
  Return before taxes*                             -2.82%        -11.12%
----------------------------------------------------------------------------
Mercury U.S. High Yield Fund -- Class A
  Return before taxes                              -3.07%        -11.35%
----------------------------------------------------------------------------
Mercury U.S. High Yield Fund -- Class B
  Return before taxes*                             -2.73%        -11.11%
----------------------------------------------------------------------------
  Return after taxes on distributions              -6.73%        -14.88%
----------------------------------------------------------------------------
  Return after taxes on distributions
    and sale of Fund Shares                        -1.61%        -10.59%
----------------------------------------------------------------------------
Mercury U.S. High Yield Fund -- Class C
  Return before taxes*                             -0.46%         -9.05%
----------------------------------------------------------------------------
CSFB High Yield Index**                             5.80%          0.36%++
----------------------------------------------------------------------------
  * The performance is that of the Trust only, adjusted for all applicable fees and sales charges of each class of shares of the Fund.
** This unmanaged market-weighted Index mirrors the high yield debt markets of securities rated BBB or lower. Performance does not reflect the deduction of fees, expenses or taxes. Past performance is not predictive of future performance.
 + Inception date is September 5, 2000.
++ Since September 30, 2000.


                      MERCURY U.S. HIGH YIELD FUND, INC.                     5

[ICON] Fund Facts

UNDERSTANDING EXPENSES
----------------------

Fund investors pay various expenses, either directly or indirectly. Listed below are some of the main types of expenses that the Fund may charge:

Expenses paid directly by the shareholder:
-----------------------------------------

Shareholder Fees -- these include sales charges that you may pay when you buy or sell shares of the Fund.

Expenses paid indirectly by the shareholder:

Annual Fund Operating Expenses -- expenses that cover the costs of operating the Fund. Management Fee -- a fee paid to the Manager for managing the Trust.

Distribution Fees -- fees used to support the Fund's marketing and distribution efforts, such as compensating financial advisors, selected securities dealers and other financial intermediaries, advertising and promotion.

Service (Account Maintenance) Fees -- fees used to compensate selected securities dealers and other financial intermediaries for account maintenance activities.

FEES AND EXPENSES
-------------------------------------------------------------------------------

The Fund offers four different classes of shares. Although your money will be invested the same way no matter which class of shares you buy, there are differences among the fees and expenses associated with each class. Not everyone is eligible to buy every class. After determining which classes you are eligible to buy, decide which class best suits your needs. Your financial advisor can help you with this decision.

THIS TABLE SHOWS THE DIFFERENT FEES AND EXPENSES THAT YOU MAY PAY IF YOU BUY AND HOLD THE DIFFERENT CLASSES OF SHARES OF THE FUND. FUTURE EXPENSES MAY BE GREATER OR LESS THAN THOSE INDICATED BELOW.

Shareholder Fees (fees paid directly from
your investment)(a):                                                                   Class I    Class A    Class B(b)   Class C
------------------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) imposed on purchases
(as a percentage of offering price)                                                   4.00%(c)     4.00%(c)    None       None
------------------------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)(as a percentage of origina
 purchase price or redemption proceeds, whichever is lower)                           None(d)      None(d)     4.00%(c)   1.00%(c)
------------------------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) imposed on
Dividend Reinvestments                                                                None         None        None       None
------------------------------------------------------------------------------------------------------------------------------------
Redemption Fee                                                                        None         None        None       None
------------------------------------------------------------------------------------------------------------------------------------
Exchange Fee                                                                          None         None        None       None
------------------------------------------------------------------------------------------------------------------------------------
Annual Fund Operating Expenses (expenses that
are deducted from Fund assets)(e):
------------------------------------------------------------------------------------------------------------------------------------
Management Fee(f)                                                                     0.35%        0.35%       0.35%      0.35%
------------------------------------------------------------------------------------------------------------------------------------
Distribution and/or Service (12b-1) Fee(g)                                            None         0.25%       0.75%      0.80%
------------------------------------------------------------------------------------------------------------------------------------
Other Expenses (including administrative fees)(h)(i)                                  6.90%        6.88%       6.91%      6.88%
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Fund Operating Expenses                                                  7.25%        7.48%       8.01%      8.03%
------------------------------------------------------------------------------------------------------------------------------------
Fee Waiver and/or Expense Reimbursement(j)                                            5.90%        5.88%       5.91%      5.88%
------------------------------------------------------------------------------------------------------------------------------------
Net Total Annual Fund Operating Expenses(k)                                           1.35%        1.60%       2.10%      2.15%
------------------------------------------------------------------------------------------------------------------------------------

(a) In addition, selected securities dealers or other financial intermediaries may charge a fee to process a purchase or sale of shares. See "Account Choices -- How to Buy, Sell, Transfer and Exchange Shares."
(b) Class B shares automatically convert to Class A shares approximately ten years after you buy them and will no longer be subject to distribution fees.
(c) Some investors may qualify for reductions or waivers in the sales charge
    (load).
(d) You may pay a deferred sales charge if you purchase $1 million or more and you redeem within one year.
(e) The fees and expenses shown in the table and the examples that follow include both the expenses of the Fund and the Fund's share of the expenses of the Trust.
(f) Paid by the Trust.
(g) The Fund calls the "Service Fee" an "Account Maintenance Fee." Account Maintenance Fee is the term used elsewhere in this Prospectus and in all other Fund materials. If you hold Class B or Class C shares over time, it may cost you more in distribution (12b-1) fees than the maximum sales charge that you would have paid if you had bought one of the other classes.



6                      MERCURY U.S. HIGH YIELD FUND, INC.

[ICON] Fund Facts

(h) Financial Data Services, Inc., an affiliate of the Manager, provides transfer agency services to the Fund. The Fund pays a fee for these services. The Manager or its affiliates also provide certain accounting services to the Fund and the Fund reimburses the Manager or its affiliates for such services.
(i) Includes administrative fees, which are payable to the Manager by the Fund, at the annual rate of 0.25% of the Fund's average daily net assets.
(j) The Manager has entered into a contractual arrangement with the Fund under which the expenses incurred by each class of the Fund's shares will not exceed 1.35%. This does not include distribution and/or service (12b-1) fees. This arrangement has a one-year term and is renewable.
(k) The Net Total Annual Fund Operating Expenses reflect expenses actually incurred during the Fund's most recent fiscal year restated to reflect the expense reimbursement agreement between the Fund and the Manager currently in effect.


                      MERCURY U.S. HIGH YIELD FUND, INC.                     7

[ICON] Fund Facts

Examples:

The following examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.

These examples assume that you invest $10,000 in the Fund for the time periods indicated, that your investment has a 5% return each year, that you pay the sales charges, if any, that apply to the particular class and that the Fund's operating expenses remain the same. This assumption is not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in these examples. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

EXPENSES IF YOU DID REDEEM YOUR SHARES:

                1 Year     3 Years+     5 Years+    10 Years+
----------------------------------------------------------------
Class I         $  532     $  1,942     $  3,290     $   6,403
----------------------------------------------------------------
Class A         $  556     $  2,005     $  3,382     $   6,538
----------------------------------------------------------------
Class B         $  613     $  2,112     $  3,517     $   6,699
----------------------------------------------------------------
Class C         $  318     $  1,820     $  3,327     $   6,711
----------------------------------------------------------------

EXPENSES IF YOU DID NOT REDEEM YOUR SHARES:

                1 Year     3 Years+     5 Years+    10 Years+
----------------------------------------------------------------
Class I         $  532     $  1,942     $  3,290     $   6,403
----------------------------------------------------------------
Class A         $  556     $  2,005     $  3,382     $   6,538
----------------------------------------------------------------
Class B         $  213     $  1,812     $  3,317     $   6,699
----------------------------------------------------------------
Class C         $  218     $  1,820     $  3,327     $   6,711
----------------------------------------------------------------
+ These expenses do not reflect the continuation beyond the first year of the contractual arrangement between the Manager and the Fund that limits expenses incurred by each class of the Fund to 1.35% exclusive of distribution and/or service (12b-1) fees. This arrangement has a one-year term and is renewable.



8                       MERCURY U.S. HIGH YIELD FUND, INC.

[ICON] ABOUT THE DETAILS

About the Portfolio Manager --

B. Daniel Evans has been the Fund's Portfolio Manager since 2001. Mr. Evans has been a Director of Merrill Lynch Investment Managers since 2000 and was a Vice President from 1995 to 2000. He has been a portfolio manager since 2001.

About the Manager -- The Fund is managed by Fund Asset Management.

Distressed Securities -- securities, including corporate loans, that are subject to bankruptcy proceedings or are in default or at risk of being in default at the time they are acquired.

HOW THE FUND INVESTS
--------------------------------------------------------------------------------

The Fund's primary objective is current income. The Fund also seeks growth of capital when consistent with its primary objective of current income.

The Fund invests primarily in a diversified portfolio of fixed income securities, such as corporate bonds and notes, convertible securities and preferred stock. The Fund normally expects to invest over 90% of its assets in fixed income securities, and will invest at least 80% of its net assets in fixed income securities that are rated in the lower rating categories of the established rating services (below Baa by Moody's or below BBB by S&P) or in unrated securities that Fund management believes are of comparable quality, and at least 80% of its net assets in fixed income securities issued by U.S. companies. Securities rated below investment grade are commonly called "junk bonds." The Fund may invest up to 100% of its assets in junk bonds. Although junk bonds generally have higher yields than higher-rated securities, they are high risk investments that may not pay interest or return principal as scheduled. The Fund may buy higher-rated securities when Fund management believes the Fund can achieve a substantial reduction in risk of loss with only a relatively small decrease in yield.

The Fund considers a company to be a U.S. company if:

     o    It is legally organized in the United States, or

     o The primary trading market for its securities if located in the United States, or

     o At least 50% of the company's (and its subsidiaries') non-current assets, capitalization, gross revenues or profits have been located in the United States during one of the last two fiscal years

Under this definition, a "foreign" company (a company organized or trading outside the United States, or with substantial operations outside the United States) may be considered a U.S. company.

Other than with respect to distressed securities, the Fund does not intend to invest in securities in the lowest rating categories (Ca or below for Moody's and CC or below for S&P) unless the Fund management's own credit analysis suggests that the issuer of the security has a stronger credit standing than suggested by the ratings.

Under unusual market or economic conditions, the Fund may, for temporary defensive purposes, invest up to 100% of its assets in U.S. Government securities, certificates of deposit, bankers' acceptances, commercial paper rated in the highest



                      MERCURY U.S. HIGH YIELD FUND, INC.                     9

[ICON] ABOUT THE DETAILS

rating category by a recognized rating service, cash or other high quality fixed income securities that Fund management believes are consistent with a defensive posture. The yield on such securities may be lower than the yield on lower-rated fixed income securities. Temporary defensive positions may limit the ability for the Fund to achieve its investment objective and inhibit any potential increase in the value of your Fund shares.

Fund management considers the ratings assigned by rating agencies as one factor in performing its own independent credit analysis. The Fund's ability to achieve its stated investment objective and goals depends to a greater extent on independent credit analysis than funds that invest in higher-rated securities. To analyze a security, Fund management looks at both the issuer and at general business conditions.

With respect to the issuer, Fund management looks at, among other things:

     o    Financial condition

     o    Cash flow and borrowing needs

     o Whether the company has attracted reputable equity investors or sponsors

     o    Value of assets

     o    Management strength

     o    Ability to respond to changes in business conditions

     o    Results of operations

     o Visibility in the market, because securities of companies that are less well known may be less liquid

Fund management also looks at general business conditions, including:

     o    Expected changes in the general economy and interest rates

     o    Economic outlook for specific industries

     o    Availability of new investment opportunities

The Fund will sell a portfolio security if, in the judgment of Fund management, the security appears overvalued relative to its credit quality, if a new issue offers greater yield and better value, or if the security has limited call protection and another security offers better call protection. The Fund may also lend its portfolio securities.



10                      MERCURY U.S. HIGH YIELD FUND, INC.

[ICON] ABOUT THE DETAILS

Corporate Loans -- loans made by commercial banks and other financial institutions to corporate borrowers.

Other Strategies

The Fund may also invest up to:

     o    15% of its assets in secondary market purchases of corporate loans

     o    10% of its assets in distressed securities

     o    10% of its assets in foreign securities

The Fund does not intend to invest in common stock or other equity securities other than preferred stock and convertible securities. However, the Fund may acquire and hold equity securities (or rights to acquire such securities) offered as part of a unit in conjunction with fixed income securities or in connection with an amendment, waiver, a conversion or exchange of fixed income securities, in connection with the bankruptcy or workout of a distressed fixed income security, or upon the exercise of a right or warrant obtained on account of a fixed income security.

The debt securities in which the Fund may invest include credit linked notes, structured notes or other instruments evidencing interests in special purpose vehicles, trusts or other entities that hold or represent interests in debt securities.

The Fund will limit its investments in foreign securities to issuers, a majority of whose assets, or whose executive offices, are located in a country that is a member of the Organization For Economic Co-operation and Development.

The Fund may, to a limited extent, purchase or sell certain derivative securities, including forward contracts, futures contracts and options thereon, indexed securities, interest rate swaps and credit default swaps, either for hedging purposes, including anticipatory hedges, or to seek to increase the Fund's returns. The Fund may also, to a limited extent, purchase or sell options on debt securities -- either for hedging purposes or for non-hedging purposes intended to increase the Fund's return.

INVESTMENT RISKS
-------------------------------------------------------------------------------

This section contains a summary discussion of the general risks of investing in the Fund. As with any mutual fund, there can be no guarantee that the Fund will meet its goals or that the Fund's performance will be positive for any period of time.


                      MERCURY U.S. HIGH YIELD FUND, INC.                     11

[ICON] ABOUT THE DETAILS

Market Risk and Selection Risk

Market risk is the risk that the stock or bond markets will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities that Fund management selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies.

Credit Risk

Credit risk is the risk that the issuer of debt securities will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. Junk bonds are more exposed to credit risk than are investment grade bonds.

Interest Rate Risk

Interest rate risk is the risk that prices of fixed income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.

Junk Bonds

Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for the Fund. The major risks in junk bond investments include:

     o Junk bonds may be issued by less creditworthy companies. Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer's bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Prices of junk bonds are subject to extreme price fluctuations. Adverse changes to the issuer's industry and general economic conditions may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.



12                      MERCURY U.S. HIGH YIELD FUND, INC.

[ICON] ABOUT THE DETAILS

     o Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the Fund before it matures. If the issuer redeems junk bonds, the Fund may have to invest the proceeds in bonds with lower yields and may lose income.

     o Junk bonds may be less liquid than higher rated fixed income securities, even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the Fund's securities than in the case with securities trading in a more liquid market.

     o The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

Borrowing and Leverage

The Fund may borrow to meet redemptions or for other lawful purpose, other than leverage. Borrowing may exaggerate changes in the net asset value of the Fund's shares and in the return on the Fund's portfolio. Borrowing will cost the Fund interest expense and other fees. The costs of borrowing may reduce the Fund's return. Certain securities that the Fund buys may create leverage including, for example, derivatives, when issued securities, forward commitments and options. The use of investments that create leverage subjects the Fund to the risk that relatively small market movements may result in large changes in the value of an investment and may result in losses that greatly exceed the amount invested.

The Fund also may be subject to the risks associated with the following investment strategies:

Corporate Loans

Commercial banks and other financial institutions make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates or the prime rates of U.S. banks or the London Interbank Offered Rate ("LIBOR"). As a result, the value of corporate loan investments generally is less responsive than fixed rate notes or bonds to shifts in market interest rates. Because the trading market for corporate loans is less developed than the secondary market for bonds and notes, the Fund may experience difficulties from



                      MERCURY U.S. HIGH YIELD FUND, INC.                    13

[ICON] ABOUT THE DETAILS

time to time in selling its corporate loans. Borrowers frequently provide collateral to secure repayment of these obligations. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a "syndicate." The syndicate's agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. By investing in a corporate loan, the Fund becomes a member of the syndicate. If the agent develops financial problems, the Fund may not recover its investment.

The corporate loans in which the Fund invests can be expected to provide higher yields than bonds and notes that have investment grade ratings, but may be subject to greater risk of loss of principal and income. Borrowers do not always provide collateral for corporate loans, and when there is collateral, the value of the collateral may not completely cover the borrower's obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Fund's rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive any interest during the delay.

Distressed Securities

The Fund may invest in distressed securities. Distressed securities are speculative and involve substantial risks. Generally, the Fund will invest in distressed securities when Fund management believes they offer significant potential for higher returns or can be exchanged for other securities that offer this potential. However, there can be no assurance that the Fund will achieve these returns or that the issuer will make an exchange offer or adopt a plan of reorganization. The Fund will generally not receive interest payments on the distressed securities and may incur costs to protect its investment. In addition, distressed securities involve the substantial risk that principal will not be repaid. Distressed securities and any securities received in an exchange may be subject to restrictions or resale.

Illiquid and Restricted Securities

The Fund may invest up to 15% of its assets in illiquid securities. If the Fund buys illiquid securities that it cannot easily sell within seven days at current value, or that have contractual or legal restrictions on resale. If the Fund buys illiquid securities, it may be unable to quickly sell them or may be able to sell them only at a price below current value.



14                      MERCURY U.S. HIGH YIELD FUND, INC.

Convertibles

Convertibles are generally debt securities or preferred stocks that may be converted into common stock. The issuer of the convertible may be the same as or different from the issuer of the underlying common stock. Convertible debt securities typically pay current interest. The market may value a convertible based in part on this stream of current interest payments and in part on the value of the underlying common stock. The value of a convertible may react to market interest rates similarly to the value of regular debt securities: if market interest rates rise, the value of a convertible usually falls. Because it is convertible into common stock, the convertible also has the same types of market and issuer risk as the value of the underlying common stock.

Foreign Market Risks

The Fund may invest in companies located in countries other than the United States. This may expose the Fund to risks associated with foreign investments.

     o The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates

     o The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions

     o Foreign holdings may be adversely affected by foreign government action

     o International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings

Derivatives

The Fund may use derivatives. Derivatives are financial instruments whose value is derived from another security, a commodity (such as gold or oil) or an index such as the S&P 500. Derivatives allow the Fund to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

     o Leverage risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.


                      MERCURY U.S. HIGH YIELD FUND, INC.                    15

     o Credit risk -- the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

     o Currency risk -- the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

     o Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Swap Agreements

Swap agreements involve the risk that the party with whom the Fund has entered into the swap will default on its obligation to pay the Fund. Swap agreements also involve the risk that the Fund will be unable to meet its obligation to the other party.

Repurchase Agreements

The Fund may invest in obligations that are subject to repurchase agreements with any member bank of the Federal Reserve System or primary dealer in U.S. Treasury Securities. The bank or dealer agrees to repurchase the security from the Fund at a set time and price, which sets the yield. If the bank or dealer defaults, the Fund may suffer time delays and incur costs and possible losses.

When Issued Securities, Delayed-Delivery Securities and Forward Commitments

When issued and delayed-delivery securities and forward commitments involve the risk that the security the Fund buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Fund both loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security's price.

Standby Commitment Agreements

The Fund may enter into standby commitment agreements. These agreements commit the Fund, for a stated period of time, to purchase a stated amount of securities which may be issued and sold to the Fund at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Fund is paid a commitment fee, regardless of



16                      MERCURY U.S. HIGH YIELD FUND INC.

[ICON] ABOUT THE DETAILS

whether or not the security is ultimately issued. The Fund will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Fund. The Fund will limit its investment in standby commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. The Fund segregates liquid assets in an aggregate amount equal to the purchase price of the securities underlying the commitment.

Securities Lending

The Fund may lend securities to financial institutions that provide cash or securities issued or guaranteed by U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Fund.

STATEMENT OF ADDITIONAL INFORMATION
------------------------------------------------------------------------------

If you would like further information about the Fund, including how it invests, please see the Statement of Additional Information.



                      MERCURY U.S. HIGH YIELD FUND, INC.                    17

[ICON] Account Choices


PRICING OF SHARES
------------------------------------------------------------------------------

The Fund offers four classes of shares, each with its own sales charge and expense structure, allowing you to invest in the way that best suits your needs. Each share class represents an ownership interest in the same investment portfolio. The class of shares you should choose will be affected by the size of your investment and how long you plan to hold your shares. Your financial advisor or other financial intermediary can help you determine which pricing option is best suited to your personal financial goals.

For example, if you select Class I or A shares, you generally pay a sales charge at the time of purchase. If you buy Class A shares, you also pay an ongoing account maintenance fee of 0.25%. You may be eligible for a sales charge reduction or waiver.

Certain financial intermediaries may charge additional fees in connection with transactions in Fund shares. The Manager, the Distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.

If you select Class B or Class C shares, you will invest the full amount of your purchase price, but you will be subject to an account maintenance fee of 0.25% and a distribution fee of 0.50% for Class B shares and 0.55% for Class C shares. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. In addition, you may be subject to a deferred sales charge when you sell Class B or Class C shares.

The Fund's shares are distributed by FAM Distributors, Inc., an affiliate of the Manager.



18                      MERCURY U.S. HIGH YIELD FUND, INC.

[ICON] Account Choices

To better understand the pricing of the Fund's shares, we have summarized the information below:

                           Class I                    Class A                   Class B                   Class C
----------------------------------------------------------------------------------------------------------------------------------
Availability           Limited to certain         Generally available       Generally available      Generally available
                       investors including:       through selected          through selected         through selected
                       o  Current Class I         securities dealers or     securities dealers or    securities dealers or
                          shareholders            other financial           other financial          other financial
                       o  Certain Retirement      intermediaries.           intermediaries.          intermediaries.
                          Plans
                       o  Participants in
                          certain sponsored
                          programs
                       o  Certain affiliates
                          or selected securities
                          dealers and other
                          financial
                          intermediaries
----------------------------------------------------------------------------------------------------------------------------------
Initial Sales          Yes. Payable at time of    Yes. Payable at time of   No. Entire purchase      No. Entire purchase price
Charge?                purchase. Lower sales      purchase. Lower sales     price is invested in     shares of is invested in
                       charges available for      charges available for     the Fund.                shares of the Fund.
                       certain larger             certain larger
                       investments.               investments.
------------------------------------------------------------------------------------------------------------------------------------
Deferred Sales         No. (May be charged        No. (May be charged       Yes. Payable if you Yes. Charge? Payable if you redeem
                       for purchases over $1      for purchases over        redeem within six years  within one year of purchase
                       million that are redeemed  $1 million that are       of purchase.
                       within one year.)          redeemed within one
                                                  year.)
------------------------------------------------------------------------------------------------------------------------------------
Account Maintenance    No.                        0.25% Account             0.25% Account            0.25% Account Maintenance
and                                               Maintenance Fee.          Maintenance Fee.         Fee. 0.55% Distribution Fee.
Distribution Fees?                                No Distribution Fee.      0.50% Distribution Fee.
------------------------------------------------------------------------------------------------------------------------------------
Conversion to          No.                        N/A                       Yes, automatically  No.  No.
Class A Shares?                                                             after approximately
                                                                            ten years.
------------------------------------------------------------------------------------------------------------------------------------



                      MERCURY U.S. HIGH YIELD FUND, INC.                    19

[ICON] Account Choices

Right of Accumulation -- permits you to pay the sales charge applicable to the cost or value (whichever is higher) of all shares you own in the Mercury mutual funds.

Letter of Intent -- permits you to pay the sales charge that would be applicable if you add up all shares of Mercury mutual funds that you agree to buy within a 13 month period. Certain restrictions apply.

Class I and A Shares -- Initial Sales Charge Options

If you select Class I or Class A shares, you will pay a sales charge at the time of purchase as shown in the following table.

                                                          Dealer Compensation
                       As a % of         As a % of Your        as a % of
Your Investment      Offering Price       Investment*       Offering Price
--------------------------------------------------------------------------------
Less than $25,000        4.00%               4.17%               3.75%
--------------------------------------------------------------------------------
$25,000 but less
than $50,000             3.75%               3.90%               3.50%
--------------------------------------------------------------------------------
$50,000 but less
than $100,000            3.25%               3.36%               3.00%
--------------------------------------------------------------------------------
$100,000 but less
than $250,000            2.50%               2.56%               2.25%
--------------------------------------------------------------------------------
$250,000 but less
than $1,000,000          1.50%               1.52%               1.25%
--------------------------------------------------------------------------------
$1,000,000 and over**    0.00%               0.00%               0.00%
--------------------------------------------------------------------------------

 * Rounded to the nearest one-hundredth percent.
** If you invest $1,000,000 or more in Class I or Class A shares, you may not pay an initial sales charge. In that case, the Manager compensates the selling dealer or other financial intermediary from its own funds. However, if you redeem your shares within one year after purchase, you may be charged a deferred sales charge. This charge is 1.00% of the lesser of the original cost of the shares being redeemed or your redemption proceeds. A sales charge of 0.75% will be charged on purchases of $1,000,000 or more of Class I or Class A shares by certain employer sponsored retirement or savings plans.

No initial sales charge applies to Class I or Class A shares that you buy through reinvestment of dividends.

A reduced or waived sales charge on a purchase of Class I or Class A shares may apply for:

     o    Purchases under a Right of Accumulation or Letter of Intent

     o Certain trusts managed by banks, thrifts or trust companies including those affiliated with the Manager or its affiliates

     o    Certain employer-sponsored retirement or savings plans

     o Certain investors, including directors or trustees of mutual funds sponsored by the Manager or its affiliates, employees of the Manager and its affiliates and employees or customers of selected dealers

     o Certain fee-based programs managed by the Manager or its affiliates and other financial intermediaries that have agreements with the Distributor or its affiliates



20                      MERCURY U.S. HIGH YIELD FUND, INC.

[ICON] Account Choices

     o Certain fee-based programs managed by selected dealers and other financial intermediaries that have an agreement with the Manager or its affiliates

     o Purchases through certain financial advisers, selected dealers, brokers, investment advisers, service providers and other financial intermediaries that have an agreement with the Manager

     o Purchases through certain accounts over which the Manager or an affiliate exercises investment discretion

Only certain investors are eligible to buy Class I shares, including existing Class I shareholders of the Fund, certain retirement plans and participants in certain programs sponsored by the Manager or its affiliates. Your financial advisor or other financial intermediary can help you determine whether you are eligible to buy Class I shares or to participate in any of these programs.

If you decide to buy shares under the initial sales charge alternative and you are eligible to buy both Class I and Class A shares, you should buy Class I shares since Class A shares are subject to a 0.25% account maintenance fee, while Class I shares are not.

If you redeem Class I or Class A shares and within 30 days buy new shares of the same class, you will not pay a sales charge on the new purchase amount. The amount eligible for this "Reinstatement Privilege" may not exceed the amount of your redemption proceeds. To exercise this privilege, contact your financial advisor, selected securities dealer or other financial intermediary, or the Fund's Transfer Agent at 1-888-763-2260.

Class B and C Shares -- Deferred Sales Charge Options

If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within six years after purchase or Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.50% on Class B shares and 0.55% on Class C shares and account maintenance fees of 0.25% on both Class B and Class C shares each year under distribution plans that the Fund has adopted under Rule 12b-1 of the Investment Company Act of 1940. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charge and the distribution fees to cover the costs of marketing, advertising and compensating the financial advisor, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares.



                      MERCURY U.S. HIGH YIELD FUND, INC.                    21

[ICON] Account Choices

Class B Shares

If you redeem Class B shares within six years after purchase, you may be charged a deferred sales charge. The amount of the charge gradually decreases as you hold your shares over time, according to the following schedule:

Year Since Purchase                                    Sales Charge*
-------------------------------------------------------------------------------
0-1                                                       4.00%
-------------------------------------------------------------------------------
1-2                                                       4.00%
-------------------------------------------------------------------------------
2-3                                                       3.00%
-------------------------------------------------------------------------------
3-4                                                       3.00%
-------------------------------------------------------------------------------
4-5                                                       2.00%
-------------------------------------------------------------------------------
5-6                                                       1.00%
-------------------------------------------------------------------------------
6 and after                                               0.00%
-------------------------------------------------------------------------------
* The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired through reinvestment of dividends are not subject to a deferred sales charge. Not all Mercury funds may have identical deferred sales charge schedules. In the event of an exchange for the shares of another Mercury fund, the higher charge, if any, would apply.

The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

     o Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 59 1 / 2 years old

     o Redemption by certain eligible 401(a) and 401(k) plans and certain retirement plan rollovers

     o Redemption in connection with participation in certain fee-based programs of the Manager or other financial intermediaries that have agreements with the Distributor or its affiliates

     o Redemption in connection with participation in certain fee-based programs managed by selected dealers and other financial intermediaries that have agreements with the Manager or its affiliates, or in connection with involuntary termination of an account in which Fund shares are held

     o Withdrawals resulting from shareholder death or disability as long as the waiver request is made within one year after death or disability or, if later, reasonably promptly following completion of probate

     o Withdrawal through the Systematic Withdrawal Plan of up to 10% per year of your Class B account value at the time the plan is established



22                      MERCURY U.S. HIGH YIELD FUND, INC.

[ICON] Account Choices

Your Class B shares convert automatically into Class A shares approximately ten years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class A shares are subject to lower annual expenses than Class B shares. The conversion of Class B shares to Class A shares is not a taxable event for Federal income tax purposes.

Different conversion schedules may apply to Class B shares of different Mercury mutual funds. If you acquire your Class B shares in an exchange from another fund with a shorter conversion schedule, the Fund's eight year conversion schedule will apply. If you exchange your Class B shares in the Fund for Class B shares of a fund with a longer conversion schedule, the other fund's conversion schedule will apply. The length of time that you hold the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

Class C Shares

If you redeem Class C shares within one year after purchase, you may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. You will not be charged a deferred sales charge when you redeem shares that you acquire through reinvestment of Fund dividends. The deferred sales charge relative to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Systematic Withdrawal Plan.

Class C shares do not offer a conversion privilege.

HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES
-------------------------------------------------------------------------------

The chart on the following pages summarizes how to buy, sell, transfer and exchange shares through your financial advisor, securities dealer, broker, investment adviser, service provider or other financial intermediary. You may also buy shares through the Transfer Agent. To learn more about buying shares through the Transfer Agent, call 1-888-763-2260. Because the selection of a mutual fund involves many considerations, your financial advisor or other financial intermediary may help you with this decision. The Fund does not issue share certificates.



                      MERCURY U.S. HIGH YIELD FUND, INC.                    23

[ICON] Account Choices

Because of the high cost of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts.



24                      MERCURY U.S. HIGH YIELD FUND, INC.

[ICON] Account Choices

If you want to        Your choices                                Information important for you to know
-------------------------------------------------------------------------------------------------------------
Buy shares            First, select the share class appropriate   Please refer to the pricing of shares table
                      for you                                     on page 19. Be sure to read this prospectus
                                                                  carefully.
-------------------------------------------------------------------------------------------------------------
                      Next, determine the amount of your          The minimum initial investment for the Fund
                      investment                                  is $1,000 for all accounts except:
                                                                  o $500 for certain fee-based programs
                                                                  o $100 for retirement plans

                                                                  (The minimum for initial investments may be
                                                                  waived or reduced under certain
                                                                  circumstances.)
                   ------------------------------------------------------------------------------------------
                      Have your financial advisor, securities     The price of your shares is based on the
                      dealer or other financial intermediary      next calculation of net asset value after
                      submit your purchase order                  your order is placed. Generally any
                                                                  purchase orders placed prior to the close
                                                                  of business on the New York Stock Exchange
                                                                  (generally, 4:00 p.m. Eastern time) will be
                                                                  priced at the net asset value determined
                                                                  that day. Certain financial intermediaries,
                                                                  however, may require submission of orders
                                                                  prior to that time.

                                                                  Purchase orders placed after that time will
                                                                  be priced at the net asset value determined
                                                                  on the next business day. The Fund may
                                                                  reject any order to buy shares and may
                                                                  suspend the sale of shares at any time.
                                                                  Selected securities dealers or other
                                                                  financial intermediaries may charge a
                                                                  processing fee to confirm a purchase. For
                                                                  example, the fee charged by Merrill Lynch,
                                                                  Pierce, Fenner & Smith Incorporated is
                                                                  currently $5.35. The fees charged by other
                                                                  securities dealers or financial
                                                                  intermediaries may be higher or lower.
                   ------------------------------------------------------------------------------------------
                      Or contact the Transfer Agent               To purchase shares directly, call the
                                                                  Transfer Agent at 1-888-763-2260 and
                                                                  request a purchase application. Mail the
                                                                  completed purchase application to the
                                                                  Transfer Agent at the address on the
                                                                  inside back cover of this Prospectus.
-------------------------------------------------------------------------------------------------------------
Add to your           Purchase additional shares                  The minimum investment for additional
investment                                                        purchases is generally $100 for all
                                                                  accounts except:
                                                                  o $50 for certain fee-based programs
                                                                  o $1 for retirement plans
                                                                  (The minimums for additional purchases may
                                                                  be waived under certain circumstances.)
                   ------------------------------------------------------------------------------------------
                      Acquire additional shares through the       All dividends and capital gains
                      automatic dividend reinvestment plan        distributions are automatically reinvested
                                                                  without a sales charge.
                   ------------------------------------------------------------------------------------------
                      Participate in the automatic                You may invest a specific amount in the
                      investment plan                             Fund on a periodic basis through your
                                                                  securities dealer or other financial
                                                                  intermediary.
                                                                  o The current minimum for such automatic
                                                                  investments is $100. The minimum may be
                                                                  waived or revised under certain
                                                                  circumstances.
-------------------------------------------------------------------------------------------------------------



                                   MERCURY U.S. HIGH YIELD FUND, INC.                                       25


[ICON] Account Choices

If you want to        Your choices                                Information important for you to know
-------------------------------------------------------------------------------------------------------------
Transfer shares to    Transfer to a participating securities      To transfer your shares of the Fund to
another securities    dealer or financial intermediary            another securities dealer or other
dealer or other                                                   financial intermediary, an authorized
financial                                                         agreement must be in place between the
intermediary                                                      Distributor and each of the transferring
                                                                  and receiving securities dealer or other
                                                                  financial intermediary. Certain shareholder
                                                                  services may not be available for the
                                                                  transferred shares. You may only purchase
                                                                  additional shares of funds previously owned
                                                                  before the transfer. All future trading of
                                                                  these assets must be coordinated by the
                                                                  receiving firm.
                   ------------------------------------------------------------------------------------------
                      Transfer to a non-participating             You must either:
                      securities dealer or financial              o Transfer your shares to an account with
                      intermediary                                  the Transfer Agent; or
                                                                  o Sell your shares, paying any applicable
                                                                    deferred sales charges.
-------------------------------------------------------------------------------------------------------------
Sell your shares      Have your financial advisor, securities     The price of your shares is based on the
                      dealer or financial intermediary submit     next calculation of net asset value after
                      your sales order                            your order is placed. Generally, for your
                                                                  redemption request to be priced at the net
                                                                  asset value on the day of your request, you
                                                                  must submit your request to your financial
                                                                  intermediary prior to the day's close of
                                                                  business on the New York Stock Exchange
                                                                  (generally, 4:00 p.m. Eastern time).
                                                                  Certain financial intermediaries, however,
                                                                  may require submission of orders prior to
                                                                  that time. Any redemption request placed
                                                                  after that time will be priced at the net
                                                                  asset value at the close of business on the
                                                                  next business day.

                                                                  Securities dealers or certain financial
                                                                  intermediaries may charge a fee to process
                                                                  a sale of shares. For example, Merrill Lynch
                                                                  currently charges a fee of $5.35. No
                                                                  processing fee is charged if you redeem
                                                                  shares directly through the Transfer Agent.

                                                                  The Fund may reject an order to sell shares
                                                                  under certain circumstances.
-------------------------------------------------------------------------------------------------------------
                       Sell through the Transfer Agent            You may sell shares held at the Transfer
                                                                  Agent by writing to the Transfer Agent at
                                                                  the address on the inside back cover of
                                                                  this prospectus. All shareholders on the
                                                                  account must sign the letter. A signature
                                                                  guarantee generally will be required but
                                                                  may be waived in certain limited
                                                                  circumstances. You can obtain a signature
                                                                  guarantee from a bank, securities dealer,
                                                                  securities broker, credit union, savings
                                                                  association, national securities exchange
                                                                  and registered securities association. A
                                                                  notary public seal will not be acceptable.
                                                                  The Transfer Agent will normally mail
                                                                  redemption proceeds within seven days
                                                                  following receipt of a properly completed
                                                                  request. If you make a redemption request
                                                                  before the Fund has collected payment for
                                                                  the purchase of shares, the Fund or the
                                                                  Transfer Agent may delay mailing your
                                                                  proceeds. This delay usually will not
                                                                  exceed ten days.

                                                                  You may also sell shares held at the
                                                                  Transfer Agent by telephone request if
                                                                  the amount being sold is less than $50,000
                                                                  and if certain other conditions are met.
                                                                  Contact the Transfer Agent
                                                                  at 888-763-2260 for details.
-------------------------------------------------------------------------------------------------------------



26                            MERCURY U.S. HIGH YIELD FUND, INC.


[ICON] Account Choices

If you want to        Your choices                                Information important for you to know
-------------------------------------------------------------------------------------------------------------
Sell shares           Participate in the Fund's Systematic        You can choose to receive systematic
systematically        Withdrawal Plan                             payments from your Fund account either by
                                                                  check or through direct deposit to your
                                                                  bank account on a monthly or quarterly
                                                                  basis. You can generally arrange through
                                                                  your selected dealer or other financial
                                                                  intermediary for systematic sales of shares
                                                                  of a fixed dollar amount on a monthly,
                                                                  bi-monthly, quarterly, semi-annual or
                                                                  annual basis, subject to certain
                                                                  conditions. You must have dividends
                                                                  automatically reinvested. For Class B and
                                                                  Class C shares your total annual
                                                                  withdrawals cannot be more than 10% per
                                                                  year of the value of your shares at the
                                                                  time the Plan is established. The deferred
                                                                  sales charge is waived for systematic sales
                                                                  of shares. Ask your financial advisor or
                                                                  other financial intermediary for details.
-------------------------------------------------------------------------------------------------------------
Exchange your         Select the fund into which you want to      You can exchange your Fund shares for
shares                exchange. Be sure to read that fund's       shares of other Mercury mutual funds or for
                      prospectus                                  shares of the Summit Cash Reserves Fund.
                                                                  You must have held the shares used in the
                                                                  exchange for at least 15 calendar days
                                                                  before you can exchange to another fund.

                                                                  Each class of Fund shares is generally
                                                                  exchangeable for shares of the same class
                                                                  of another Mercury fund. If you own Class I
                                                                  shares and wish to exchange into a fund in
                                                                  which you have no Class I shares (and you
                                                                  are not eligible to buy Class I shares),
                                                                  you will exchange into Class A shares. If
                                                                  you own Class I or Class A shares and wish
                                                                  to exchange into Summit, you will exchange
                                                                  into Class A shares of Summit. Class B or
                                                                  Class C shares can be exchanged for Class B
                                                                  shares of Summit Cash Reserves Fund.

                                                                  Some of the Mercury mutual funds may impose
                                                                  a different initial or deferred sales
                                                                  charge schedule. If you exchange Class I or
                                                                  Class A shares for shares of a fund with a
                                                                  higher initial sales charge than you
                                                                  originally paid, you may be charged the
                                                                  difference at the time of exchange. If you
                                                                  exchange Class B or Class C shares for
                                                                  shares of a fund with a different deferred
                                                                  sales charge schedule, the higher schedule
                                                                  will apply. The time you hold Class B or
                                                                  Class C shares in both funds will count
                                                                  when determining your holding period for
                                                                  calculating a deferred sales charge at
                                                                  redemption. Your time in both funds will
                                                                  also count when determining the holding
                                                                  period for a conversion from Class B to
                                                                  Class A shares.

                                                                  To exercise the exchange privilege contact
                                                                  your financial advisor, selected securities
                                                                  dealer or other financial intermediary or
                                                                  call the Transfer Agent at 888-763-2260.

                                                                  Although there is currently no limit on the
                                                                  number of exchanges that you can make, the
                                                                  exchange privilege may be modified or
                                                                  terminated at any time in the future.
-------------------------------------------------------------------------------------------------------------



                                 MERCURY U.S. HIGH YIELD FUND, INC.                                       27

[ICON] Account Choices

Net Asset Value -- the market value of the Fund's total assets after deducting liabilities, divided by the number of shares outstanding.

Short term or excessive trading into and out of the Fund may harm performance by disrupting portfolio management strategies and by increasing expenses. Accordingly, the Fund may reject any purchase orders, including exchanges, particularly from market timers or investors who, in Fund management's opinion, have a pattern of short-term or excessive trading or whose trading has been or may be disruptive to the Fund. For these purposes, Fund management may consider an investor's trading history in the Fund or other Mercury funds, and accounts under common ownership or control.

HOW SHARES ARE PRICED
--------------------------------------------------------------------------------

When you buy shares, you pay the net asset value, plus any applicable sales charge. This is the offering price. Shares are also redeemed at their net asset value, minus any applicable deferred sales charge. The Fund calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open as of the close of business on the Exchange, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, those securities may be valued at their fair value. The net asset value used in determining your share price is the next one calculated after a purchase or redemption order is placed. Foreign securities owned by the Fund may trade on weekends or other days when the Fund does not price its shares. As a result, the Fund's net asset value may change on days when you will not be able to purchase or redeem the Fund's shares. The Fund may accept orders from certain authorized financial intermediaries or their designees.

The Fund will be deemed to receive an order when accepted by the intermediary or designee and the order will receive the net asset value next computed by the Fund after such acceptance. If the payment for a purchase order is not made by a designated later time, the order will be canceled and the financial intermediary could be held liable for any losses.

Generally, Class I shares will have the highest net asset value because that class has the lowest expenses, and Class A shares will have a higher net asset value than Class B or Class C shares because Class B and Class C shares have higher distribution and transfer agency fees. Also, dividends paid on Class I and Class A shares will generally be higher than dividends paid on Class B and Class C shares because Class I and Class A shares have lower expenses.



28                      MERCURY U.S. HIGH YIELD FUND, INC.

[ICON] Account Choices

Dividends -- ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Fund shares as they are paid.

FEE-BASED PROGRAMS
-------------------------------------------------------------------------------

If you participate in certain fee-based programs offered by the Manager or an affiliate of the Manager, or by selected dealers or other financial intermediaries that have an agreement with the Manager, you may be able to buy Class I shares at net asset value, including by exchanges from other share classes. Sales charges on the shares being exchanged may be reduced or waived under certain circumstances.

You generally cannot transfer shares held through a fee-based program into another account. Instead, you will have to redeem your shares held through the program and purchase shares of another class, which may be subject to distribution and account maintenance fees. This may be a taxable event and you will pay any applicable sales charges.

If you leave one of these programs, your shares may be redeemed or automatically exchanged into another class of Fund shares or into Summit Cash Reserves Fund. The class you receive may be the class you originally owned when you entered the program, or in certain cases, a different class. If the exchange is into Class B shares, the period before conversion to Class A shares may be modified. Any redemption or exchange will be at net asset value. However, if you participate in the program for less than a specified period, you may be charged a fee in accordance with the terms of the program.

Details about these features and the relevant charges are included in the client agreement for each fee-based program and are available from your financial advisor, selected securities dealer or other financial intermediaries.

DIVIDENDS AND TAXES
-------------------------------------------------------------------------------

The Fund will distribute net investment income monthly, and net realized capital gains at least annually. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. Dividends may be reinvested automatically in shares of the Fund at net asset value without a sales charge or may be taken in cash. If your account is with a securities dealer or other financial intermediary that has an agreement with the Fund, contact your financial advisor or other financial intermediary about which option you would like. If your account is with the Transfer Agent, and you would like to receive dividends in cash, contact the Transfer Agent.



                      MERCURY U.S. HIGH YIELD FUND, INC.                     29

[ICON] Account Choices

"Buying a Dividend"

Unless your investment is in a tax-deferred account, you may want to avoid buying shares shortly before the Fund pays a dividend. The reason? If you buy shares when a fund has realized but not yet distributed ordinary income or capital gains, you will pay the full price for the shares and then receive a portion of the price back in the form of a taxable dividend. Before investing you may want to consult your tax adviser.

You will pay tax on dividends from the Fund whether you receive them in cash or additional shares. If you redeem Fund shares or exchange them for shares of another fund, you generally will be treated as having sold your shares and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at different rates than ordinary income dividends.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. You may be able to claim a credit or take a deduction for foreign taxes paid by the Fund if certain requirements are met.

By law, your dividends and redemption proceeds will be subject to a withholding tax if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.

This section summarizes some of the consequences under current Federal tax law of an investment in the Fund. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in the Fund under all applicable tax laws.



30                    MERCURY U.S. HIGH YIELD FUND, INC.

[ICON] The Management Team

MANAGEMENT OF THE FUND
-------------------------------------------------------------------------------

Fund Asset Management, the Trust's Manager, manages the Trust's investments and its business operations under the overall supervision of the Trust's Board of Trustees. The Manager has the responsibility for making all investment decisions for the Trust.

The Trust pays the Manager an investment advisory fee at the annual rate of 0.35% of the Trust's average daily net assets. The Fund pays Fund Asset Management, as the Administrator, an administrative fee at the annual rate of 0.25% of the Fund's average daily net assets.

Fund Asset Management was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. Fund Asset Management and its affiliates had approximately $498 billion in investment company and other portfolio assets under management as of June 2002.

MASTER/FEEDER STRUCTURE
-------------------------------------------------------------------------------

The Fund is a "feeder" fund that invests all of its assets in the Trust. (Except where indicated, this prospectus uses the term "Fund" to mean the feeder fund and the Trust taken together.) Investors in the Fund will acquire an indirect interest in the Trust.

The Trust may accept investments from other feeder funds, and all the feeders of the Trust bear the portfolio's expenses in proportion to their assets. This structure may enable the Fund to reduce costs through economies of scale. A larger investment portfolio may also reduce certain transaction costs to the extent that contributions to and redemptions from the Trust from different feeders may offset each other and produce a lower net cash flow.

However, each feeder can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder could offer access to the Trust on more attractive terms, or could experience better performance, than another feeder.



                      MERCURY U.S. HIGH YIELD FUND, INC.                    31

[ICON] The Management Team

Whenever the Trust holds a vote of its feeder funds, the Fund will pass the vote through to its own shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than the Fund over the operations of the Trust.

The Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund's assets directly.



32                     MERCURY U.S. HIGH YIELD FUND, INC.

[ICON] The Management Team

FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------------------

The Financial Highlights table is intended to help you understand the Fund's financial performance for the periods shown. Certain information reflects the financial results for a single Fund share. The total returns in the table represent the rate an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends). The information has been audited by Deloitte & Touche LLP, whose report, along with the Fund's financial statements, is included in the Fund's Annual Report, which is available upon request.


                             Class I                      Class A                Class B                   Class C
                     -----------------------     ----------------------   ---------------------   -----------------------
                       For the      For the                  For the                   For the                   For the
                       Period       Period        For the    Period       For the      Period       For the      Period
                       April 1,     Sept. 5        Year       Sept. 5      Year        Sept. 5       Year        Sept. 5
                       2001 to      2000+ to       Ended     2000+ to     Ended       2000+ to      Ended       2000+ to
   Increase           January 10,   March 31,     March 31,   March 31,   March 31,   March 31,    March 31,    March 31,
 (Decrease) in          2002***       2001          2002       2001        2002         2001        2002          2001
Net Asset Value       -----------   ---------     ---------  ----------   ---------   ---------    ---------    ----------
Per Share
Operating
Performance:
------------------------------------------------------------------------------------------------------------------------------------
Net asset value,
beginning of
period                $   8.74      $   10.00      $  8.74    $   10.00     $  8.74    $  10.00    $   8.74    $   10.00
------------------------------------------------------------------------------------------------------------------------------------
Investment
income -- net              .68            .60          .80          .58         .81         .57         .77          .56
------------------------------------------------------------------------------------------------------------------------------------
Realized and
unrealized loss
on investments
from the Trust
-- net                    (.93)         (1.26)       (1.01)       (1.26)      (1.02)      (1.26)     ( 1.02)       (1.26)
------------------------------------------------------------------------------------------------------------------------------------
Total from
investment
operations                (.25)          (.66)        (.21)       (.68)        (.21)       (.69)       (.25)        (.70)
Less dividends
from investment
income -- net             (.68)          (.60)        (.78)       (.58)        (.78)       (.57)       (.74)        (.56)
------------------------------------------------------------------------------------------------------------------------------------
Net asset
value, end of
period                $   7.81      $    8.74      $  7.75    $   8.74     $   7.75    $    8.74    $  7.75    $    8.74
------------------------------------------------------------------------------------------------------------------------------------
Total
Investment
Return: *
------------------------------------------------------------------------------------------------------------------------------------
Based on net
asset value per
share                    (2.93%)++      (6.63%)#     (2.36%)     (6.76%)#     (2.25%)     (6.99%)#    (2.73%)      (7.07%)#
------------------------------------------------------------------------------------------------------------------------------------
Ratios to
Average Net
Assets:
------------------------------------------------------------------------------------------------------------------------------------
Expenses, net
of
reimbursement++           1.34%*         1.37%*       1.59%        1.61%*      1.61%       1.78%*      2.14%        2.18%*
------------------------------------------------------------------------------------------------------------------------------------
Expenses++                7.25%*        104.02%*      7.48%      104.08%*      7.51%      101.20%*     8.03%      104.54%*
------------------------------------------------------------------------------------------------------------------------------------
Investment
income -- net            11.17%*         11.40%*      9.63%       11.16%*     10.01%        9.69%*      9.52%       9.97%*
------------------------------------------------------------------------------------------------------------------------------------
Supplemental
Data:
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end
of period (in
thousands)                 $0             $24        $3,332        $23       $1,205        $361         $670         $203
------------------------------------------------------------------------------------------------------------------------------------
Portfolio
turnover from
the Trust                48.56%+++       30.71%##    48.56%      30.71%##    48.56%      30.71%##       48.56%     30.71%##
------------------------------------------------------------------------------------------------------------------------------------

*    Annualized .
**   Total investment returns exclude the effects of sales charges.
***  As of January 10, 2002, all Class I shares were redeemed.
+    Commencement of operations.
++   Includes the Fund's share of the Trust's allocated expenses.
+++  For the year ended March 31, 2002.
#    Aggregate total investment return.
##   Trust commenced operations on September 1, 2000.



                      MERCURY U.S. HIGH YIELD FUND, INC.                    33

Fund
Mercury U.S. High Yield Fund, Inc.
P.O. Box 9011
Princeton, New Jersey 08543-9011
(888-763-2260)

Manager and Administrator
Fund Asset Management, L.P.
800 Scudders Mill Road
Plainsboro, New Jersey 08536
Mailing Address:
P.O. Box 9011
Princeton, New Jersey 08543-9011

Transfer Agent
Financial Data Services, Inc.
Administrative Offices:
4800 Deer Lake Drive East
Jacksonville, Florida 32246-6484
(888-763-2260)
Mailing Address:
P.O. Box 45289
Jacksonville, Florida 32232-5289

Independent Auditors
Deloitte & Touche LLP
Two World Financial Center
New York, New York 10281-1008

Distributor
FAM Distributors, Inc.
P.O. Box 9081
Princeton, New Jersey 08543-9081

Custodian
State Street Bank and Trust Company
One Heritage Drive P2N
North Quincy, Massachusetts 02171

Accounting Services Provider
State Street Bank and Trust Company
500 College Road East
Princeton, New Jersey 08540

Counsel
Clifford Chance Rogers & Wells LLP
200 Park Avenue
New York, New York 10166



                       MERCURY U.S. HIGH YIELD FUND, INC.

[ICON] To Learn More

SHAREHOLDER REPORTS
Additional information about the Fund's investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report you will find a discussion of the relevant market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. You may obtain these reports at no cost by calling 1-888-763-2260.

If you hold your Fund shares through a brokerage account or directly at the Transfer Agent, you may receive only one copy of each shareholder report and certain other mailings regardless of the number of Fund accounts you have. If you prefer to receive separate shareholder reports for each account (or if you are receiving multiple copies and prefer to receive only one), call your financial advisor or other financial intermediary, or, if none, write to the Transfer Agent at its mailing address. Include your name, address, tax identification number and brokerage or mutual fund account number. If you have any questions, please call your financial advisor or other financial intermediary, or call the Transfer Agent at 1-888-763-2260.

STATEMENT OF ADDITIONAL INFORMATION
The Fund's Statement of Additional Information contains further information about the Fund and is incorporated by reference (legally considered to be part of this Prospectus). You may request a free copy by writing or calling the Fund at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289 or by calling 1-888-763-2260.

Contact your financial advisor, other financial intermediary, or the Fund at the telephone number or address indicated on the inside back cover of this Prospectus if you have any questions.

Information about the Fund (including the Statement of Additional Information) can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Call 1-202-942-8090 for information on the operation of the public reference room. This information is also available on the SEC's Internet Site at http://www.sec.gov and copies may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THE INFORMATION IN THIS PROSPECTUS.

Investment Company Act File #811-9981
Code #MF19112-07-02
(c) Fund Asset Management, L.P.

[LOGO] M E R C U R Y  F U N D S

2 World Financial Center, 30th Floor
New York, NY 10281-6100
866-MERCURY
FAM Distributors, Inc. Member NASD
www.mercuryfunds.com

                      STATEMENT OF ADDITIONAL INFORMATION

                       Mercury U.S. High Yield Fund, Inc.

  P.O. Box 9011, Princeton, New Jersey 08543-9011 o Phone No. (888) 763-2260

   Mercury U.S. High Yield Fund, Inc. (the "Fund") is a diversified, open-end investment company organized as a Maryland corporation. The primary investment objective of the Fund is to obtain current income. As a secondary objective, the Fund seeks capital appreciation when consistent with its primary objective. The Fund seeks to achieve its objectives by investing in a diversified portfolio of fixed-income securities, such as corporate bonds and notes, convertible securities and preferred stocks.

   The Fund is a "feeder" fund that invests all of its assets in the Master U.S. High Yield Trust (the "Trust"). The Trust has the same investment objectives as the Fund. All investments are made at the Trust level. The Fund's investment results will correspond directly to the investment results of the Trust.

   The Fund offers four classes of shares, each with a different combination of sales charges, ongoing fees and other features. These permits an investor to choose the method of purchasing shares that the investor believes is most beneficial given the amount of the purchase, the length of time the investor expects to hold the shares and other relevant circumstances.

   This Statement of Additional Information is not a prospectus and should be read in conjunction with the Prospectus of the Fund, dated July 25, 2002 (the "Prospectus"), which has been filed with the Securities and Exchange Commission (the "Commission") and can be obtained, without charge, by calling the Fund at 1-888-763-2260 or your financial advisor, or other financial intermediary, or by writing to the address listed above. The Prospectus is incorporated by reference into this Statement of Additional Information, and this Statement of Additional Information is incorporated by reference into the Prospectus. The Fund's audited financial statements are incorporated in this Statement of Additional Information by reference to its 2002 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-888-763-2260 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.

                              -----------------
                       Fund Asset Management -- Manager
                     FAM Distributors, Inc. -- Distributor
                               -----------------
    The date of this Statement of Additional Information is July 25, 2002.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Investment Objectives and Policies                                           2
  Transactions in Fixed-Income Securities                                    2
  Transactions in Futures and Options Thereon                                4
  Transactions in Options on Debt Securities                                 6
  Other Portfolio Strategies                                                 7
Risk Factors and Special Considerations                                     11
  Risk Factors in Transactions in Junk Bonds                                11
  Risk Factors in Transactions in Distressed Securities                     12
  Risk Factors in Transactions in Corporate Loans                           12
  Foreign Securities                                                        13
  Risk Factors in Transactions in Futures and Options Thereon               13
Investment Restrictions                                                     15
Management of the Fund                                                      17
  Directors and Officers                                                    17
  Compensation of Directors/Trustees                                        20
  Administration Arrangements                                               21
  Management and Advisory Arrangements                                      22
  Code of Ethics                                                            25
Purchase of Shares                                                          25
  Initial Sales Charge Alternatives -- Class I and Class A Shares           25
  Reduced Initial Sales Charges                                             27
  Deferred Sales Charge Alternatives -- Class B and C Shares                29
  Distribution Plans                                                        31
  Limitations on the Payment of Deferred Sales Charges                      33
Redemption of Shares                                                        35
  Redemption                                                                35
  Repurchase                                                                36
  Reinstatement Privilege -- Class I and Class A Shares                     36
  Deferred Sales Charges -- Class B and Class C Shares                      37
Portfolio Transactions                                                      38
Pricing of Shares                                                           42
  Determination of Net Asset Value                                          42
Shareholder Services                                                        43
  Investment Account                                                        43
  Automatic Investment Plan                                                 44
  Automatic Dividend Reinvestment Plan                                      44
  Systematic Withdrawal Plan                                                45
  Retirement and Education Savings Plans                                    45
  Exchange Privilege                                                        46
  Fee-Based Programs                                                        47
Dividends and Taxes                                                         47
  Dividends                                                                 47
  Taxes                                                                     48
  Tax Treatment of Transactions in Options on Debt Securities,
    Futures Contracts and Options Thereon                                   50
Performance Data                                                            51
General Information                                                         54
  Description of Shares                                                     54
  Independent Auditors                                                      54
  Accounting Services Provider                                              55
  Custodian                                                                 55
  Transfer Agent                                                            55
  Legal Counsel                                                             55
  Reports to Shareholders                                                   55
  Additional Information                                                    55
Financial Statements                                                        56
Appendix A: Description of Corporate Bond Ratings                          A-1

                      INVESTMENT OBJECTIVES AND POLICIES

   The primary investment objective of the Fund is to obtain current income. As a secondary objective, the Fund seeks capital appreciation when consistent with its primary objective. These investment objectives are a fundamental policy of the Fund and may not be changed without a vote of the majority of the Fund's outstanding voting securities as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). See "Investment Restrictions." Under normal circumstances, more than 90% of the Fund's assets will be invested in fixed-income securities, including convertible and nonconvertible debt securities and preferred stock. In addition, at least 80% of the Fund's net assets will under normal market conditions be invested in fixed income securities rated below Baa by Moody's Investors Service, Inc. ("Moody's") or below BBB by Standard & Poor's ("S&P"), and unrated securities of comparable quality and at least 80% of the Fund's net assets will be invested in fixed income securities issued by U.S. companies. The Fund may invest substantially all of its assets in investments that are rated in the lower rating categories of the established rating services (Baa or lower by Moody's or BBB or lower by S&P), or in unrated securities that Fund Asset Management, L.P. ("FAM" or the "Manager") considers to be of comparable quality. Lower rated securities, commonly known as "junk bonds," generally involve greater risks, including risk of default, volatility of price and risks to principal and income, than securities in the higher rating categories.

   The Fund is a "feeder" fund that invests all of its assets in the Trust, which has the same investment objectives as the Fund. All investments are made at the Trust level. This structure is sometimes called a "master/feeder" structure. The Fund's investment results will correspond directly to the investment results of the Trust. For simplicity, however, this Statement of Additional Information, like the Prospectus, uses the term "Fund" to include the underlying Trust in which the Fund invests. Reference is made to the discussion under "How the Funds Invest" and "Investment Risks" in the Prospectus for information with respect to the Fund and its Trust portfolio's investment objective and policies. There can be no guarantee that the Fund's investment objectives will be achieved.

   The investment objectives of the Trust are fundamental policies of the Trust and may not be changed without the approval of a majority of the Trust's outstanding voting securities.

Transactions in Fixed-Income Securities

   The Fund seeks current income through its investments primarily in fixed-income securities that are rated in the lower rating categories of the established rating services (Baa or lower by Moody's and BBB or lower by S&P), or in unrated securities considered by the Investment Adviser to be of comparable quality. Securities rated below Baa by Moody's or below BBB by S&P, and unrated securities of comparable quality, are commonly known as "junk bonds." See "Appendix: Description of Corporate Bond Ratings" for additional information concerning rating categories. Junk bonds may constitute as much as 100% of the Fund's investments. Although junk bonds can be expected to provide higher yields, such securities may be subject to greater market fluctuations and risk of loss of income and principal than lower-yielding, higher-rated fixed-income securities. See "Risk Factors in Transactions in Junk Bonds." Because investment in junk bonds entails relatively greater risk of loss of income or principal than an investment in higher-rated securities, an investment in the Fund may not be appropriate for all investors. The Fund should be considered as a means of diversifying an investment portfolio and not in itself a balanced investment plan. Purchasers should carefully assess the risks associated with an investment in the Fund.

   The securities in the Fund's portfolio will be changed from time to time depending upon the judgment of management as to prevailing conditions in the domestic and foreign economies and the securities markets and the prospects for interest rate changes among different categories of fixed-income securities. The Fund anticipates that under normal circumstances more than 90% of the Fund's assets will be invested in fixed-income securities, including convertible and nonconvertible debt securities and preferred stocks. The remaining assets of the Fund may be held in cash or, as described herein, may be used in connection with transactions in futures contracts and options thereon solely for the purpose of hedging the Fund against adverse movements in the market value of fixed-income securities held by the Fund, or which the Fund intends to purchase. Transactions in options on debt securities also may be entered into for such hedging purposes, as well as for non-hedging purposes intended to increase the Fund's returns. For a more complete description of futures and options transactions, see "Transactions in Futures and Options Thereon" and "Transactions in Options on Debt Securities" below. The Fund does not intend to invest in common stocks, rights or other equity securities, but may acquire or hold such securities (if consistent with its objectives) when such securities are acquired in unit offerings with fixed-income securities or in connection with an actual or proposed conversion or exchange of fixed-income securities.

   The Fund will invest at least 80% of its net assets in securities issued by U.S. Companies. However, the Fund may invest in securities issued by foreign governments (or political subdivisions or instrumentalities thereof) or foreign companies (collectively, "Foreign Securities"). The Fund may only invest in Foreign Securities if, at the time of acquisition, no more than 10% of its total assets (taken at market value at the time of the investment) would be invested in Foreign Securities following such investment. The Fund will limit its investments in Foreign Securities to issuers, a majority of whose assets, or whose executive offices, are located in a country that is a member of the Organization For Economic Co-operation and Development. Certain Foreign Securities may be subject to non-U.S. withholding taxes.

   Up to 15% of the Fund's total assets may be invested in Corporate Loans (as defined below). Up to 10% of the Fund's total assets may be invested in Distressed Securities (as defined below), which includes publicly offered or privately placed debt securities and Corporate Loans that, at the time of investment, are the subject of bankruptcy proceedings or otherwise in default as to the repayment of principal or payment of interest or are rated in the lowest rating categories (Ca or lower by Moody's and CC or lower by S&P), or that, if unrated, are in the judgment of the Manager of comparable quality. For these reasons, an investment in the Fund may be speculative in that it involves a high degree of risk and should not constitute a complete investment program. See "Risk Factors in Transactions in Corporate Loans" and "Risk Factors in Transactions in Distressed Securities".

   Selection and supervision by the Fund Asset Management of portfolio investments involve continuous analysis of individual issuers, general business conditions and other factors that may be too time-consuming or too costly for the average investor. The furnishing of these services does not, of course, guarantee successful results. The Manager analysis of issuers includes, among other things, historic and current financial conditions, current and anticipated cash flow and borrowing requirements, value of assets in relation to historical cost, strength of management, responsiveness to business conditions, credit standing, and current and anticipated results of operations. Analysis of general business conditions and other factors may include anticipated change in economic activity and interest rates, the availability of new investment opportunities, and the economic outlook for specific industries. While the Manager considers as one factor in its credit analysis the ratings assigned by the rating services, the Manager performs its own independent credit analysis of issuers and consequently, the Fund may invest, without limit, in unrated securities. As a result, the Fund's (and the Fund's) ability to achieve its investment objectives may depend to a greater extent on the Manager's own credit analysis than mutual funds that invest in higher-rated securities. Although the Fund will invest primarily in lower-rated securities, other than with respect to Distressed Securities (which are discussed below) it will not invest in securities in the lowest rating categories (Ca or below for Moody's and CC or below for S&P) unless the Manager believes that the financial condition of the issuer or the protection afforded to the particular securities is stronger than would otherwise be indicated by such low ratings. Securities that are subsequently downgraded may continue to be held and will be sold only if, in the judgment of the Manager, it is advantageous to do so.

   The Fund may invest up to 15% of its total assets in secondary market purchases of loans extended to corporate borrowers by commercial banks and other financial institutions ("Corporate Loans"). As in the case of junk bonds, the Corporate Loans in which the Fund may invest may be rated in the lower rating categories of the established rating services (Baa or lower by Moody's and BBB or lower by S&P), or may be unrated investments of comparable quality. As in the case of junk bonds, such Corporate Loans can be expected to provide higher yields than higher-rated fixed-income securities but may be subject to greater risk of loss of principal and income. As discussed below under "Risk Factors in Transactions in Corporate Loans," however, there are some significant differences between Corporate Loans and junk bonds.

   The Fund may also from time to time invest up to 10% of its assets in securities which are the subject of bankruptcy proceedings or otherwise in default or in significant risk of being in default ("Distressed Securities"). Distressed Securities that are in default or in risk of being in default but not yet in bankruptcy proceedings may be the subject of a pre-bankruptcy exchange offer pursuant to which holders of the Distressed Securities receive securities or assets in exchange for the Distressed Securities. Holders of Distressed Securities that are the subject of bankruptcy proceedings may, following approval of a plan of reorganization by the bankruptcy court, receive securities or assets in exchange for the Distressed Securities. Generally, the Fund will invest in Distressed Securities when the Manager anticipates that it is reasonably likely that the securities will be subject to such an exchange offer or plan of reorganization, as to which there can be no assurance. Normally, the Fund will invest in Distressed Securities at a price that represents a significant discount from the principal amount due on maturity of the securities. The Fund will invest in Distressed Securities when the Manager believes that, based on its analysis of the asset values of the issuer of the Distressed Securities and the issuer's overall business prospects, upon completion of an exchange offer or plan of reorganization with respect to the Distressed Securities the Fund would receive, in exchange for its Distressed Securities, securities or assets with terms and credit characteristics that offer the Fund significant opportunities for capital appreciation and future high rates of current income. See "Risk Factors in Transactions in Distressed Securities."

   When changing economic conditions and other factors cause the yield difference between lower-rated and higher-rated securities to narrow, the Fund may purchase higher-rated securities if the Manager believes that the risk of loss of income and principal may be substantially reduced with only a relatively small reduction in yield. In addition, under unusual market or economic conditions, the Fund, for temporary defensive or other purposes, may invest up to 100% of its assets in securities issued or guaranteed by the U.S. Government or its instrumentalities or agencies, certificates of deposit, bankers' acceptances and other bank obligations, commercial paper rated in the highest category by an established rating agency, or other fixed-income securities deemed by the Manager to be consistent with a defensive posture, or may hold its assets in cash. The yield on such securities may be lower than the yield on lower-rated fixed-income securities.

Transactions in Futures and Options Thereon

   The Fund may engage in hedging transactions in interest rate, bond and bond index futures contracts and options thereon. The Fund is not required to engage in hedging transactions and may choose not to do so. In order to comply with current applicable regulations of the Commodity Futures Trading Commission ("CFTC") pursuant to which the Fund avoids being deemed a "commodity pool operator," the Fund is limited in its futures trading activities to positions that constitute "bona fide hedging" positions within the meaning and intent of applicable CFTC rules, or to non-hedging positions for which the aggregate initial margin and premiums will not exceed 5% of the liquidation value of the Fund's assets.

   Futures. The Fund may engage in transactions in futures contracts and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of a commodity at a specified future date at a specified price. Options on futures are options to either buy (call) or sell (put) a futures contract at a specified price prior to a specified date. No price is paid upon entering into a futures contract (although a fee, or option premium, is generally paid to the seller of an option on a futures contract at the initiation of the transaction). Rather, upon purchasing or selling a futures contract the Fund is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day.

   The Fund may sell futures contracts or purchase a put option on futures contracts in anticipation of an increase in interest rates. Generally, as interest rates rise, the market value of the fixed-income securities held by the Fund will fall, reducing its net asset value. The sale of futures contracts may limit the Fund's risk of loss through a decline in the market value of portfolio holdings correlated with the futures contracts prior to the futures contracts' expiration date. In the event the market value of the portfolio holdings correlated with the futures contracts increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower overall return than would have been realized without the purchase of the futures contracts.

   The Fund may purchase futures contracts or purchase a call option on futures contracts in anticipation of a decrease in interest rates. Generally, as interest rates decrease, the market value of fixed-income securities which the Fund may be considering purchasing will increase. The purchase of futures contracts may protect the Fund from having to pay more for such securities when it identifies specific securities it wishes to purchase. In the event that such securities decline in value or the Fund determines not to purchase any additional securities, however, the Fund may realize a loss relating to the futures position.

   Call Options on Futures Contracts. A call option on a futures contract provides the purchaser with the right, but not the obligation, to enter into a "long" position in the underlying futures contract at any time up to the expiration of the option. The purchase of an option on a futures contract presents more limited risk than the trading of the underlying futures contract, although, depending on the price of the option compared to either the futures contract upon which it is based, or the underlying debt securities, exercise of the option may or may not be less risky than ownership of the futures contract or underlying debt securities. Like the purchase of a futures contract, the Fund will purchase a call option on a futures contract to hedge against a market advance resulting from declining interest rates when the Fund is not fully invested.

   The writing of a call option on a futures contract may constitute a partial hedge against declining prices of fixed-income securities of the Fund, if the futures price at expiration is below the exercise price of the option. In such event, the Fund will retain the full amount of the option premium, which provides a partial hedge against any decline that may have occurred in the Fund's fixed-income investments. Conversely, if the futures price is above the exercise price at any point prior to expiration, the option may be exercised and the Fund would be required to enter into the underlying futures contract at an unfavorable price.

   Put Options on Futures Contracts. A put option on a futures contract provides the purchaser with the right, but not the obligation, to enter into a "short" position in the futures contract at any time up to the expiration of the option. The Fund may purchase a put option on a futures contract to hedge its securities against the risk of a decline in market value as a result of rising interest rates.

   The writing of a put option on a futures contract may constitute a partial hedge against increasing prices of fixed-income securities which the Fund intends to purchase, if the futures price at expiration is higher than the exercise price. In such event, the Fund will retain the full amount of the option premium, which provides a partial hedge against any increase in the price of fixed-income securities which the Fund intends to purchase. Conversely, if the futures price is below the exercise price at any point prior to expiration, the option may be exercised and the Fund would be required to enter into the underlying futures contract at an unfavorable price.

Transactions in Options on Debt Securities

   The Fund may write call and put options on U.S. Treasury bills, notes and bonds in order to increase the return on their investments and in order to hedge optionable U.S. Treasury securities held by the Fund. Options on debt securities may not be traded solely for hedging purposes. Such options generally have a maximum exercise period of nine months.

   The Fund also may purchase put options on optionable U.S. Treasury bills, notes and bonds held in the Fund and, under certain limited circumstances described below, call options on such instruments. Purchases of put options may enable the Fund to limit the risk of declines in the value of the portfolio security underlying the put, until the expiration of the option or the closing of the option transaction. By purchasing a put, however, the Fund will be required to pay the premium, which will reduce the benefits obtained from the transaction.

   The Fund will purchase a call option only where the market price of the underlying security declines substantially following the writing of a call option, and the Fund either re-hedges the security by writing a second call option at a lower exercise price or disposes of the security. In such event, the Fund would usually enter into a closing transaction in connection with the first option it wrote. However, if the first option has been held less than three months, the Fund may desire not to enter into a closing transaction in order to comply with certain provisions of the Internal Revenue Code. In such circumstances, the Fund may purchase a call option in an opening transaction with the same exercise price and expiration date as the option it sold.

   The Fund may write call options which give the holder the right to buy the underlying security covered by the option from the Fund at the stated exercise price. The Fund also may write put options that give the holder the right to sell the underlying security to the Fund at the stated exercise price. The Fund will write only covered options, which means that so long as the Fund is obligated as the writer of a call option, it will own the underlying securities subject to the options and, in the case of put options, that the Fund will, through its Custodian, have deposited and maintained short-term U.S. Treasury obligations with a securities depository with a value equal to or greater than the exercise price of the underlying securities. The writer of a covered call option has no control over when he may be required to sell his securities since he may be assigned an exercise notice at any time prior to the termination of his obligation as a writer. If an option expires unexercised, the writer realizes a gain in the amount of the premium. Such a gain, of course, may be offset by a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer realizes a gain or loss from the sale of the underlying security.

   The Fund will receive a premium from writing a put or call option, which increases the Fund's return on the underlying security in the event the option expires unexercised or is closed out at a profit. In the former instance, the Fund increases its return by retaining the premium without being required to purchase or sell the underlying security. In the latter case, the Fund increases its return by liquidating the option position at a profit. The amount of the premium will reflect, among other factors, the current market price of the underlying security, the relationship of the exercise price to the market price, the time period until the expiration of the option and interest rates. By writing a call, the Fund limits its opportunity to profit from an increase in the market value of the underlying security above the exercise price of the option for so long as the Fund's obligation as a writer continues. By writing a put, the Fund will be obligated to purchase the underlying security at a price that may be higher than the market value of that security at the time of exercise for as long as the option is outstanding. In addition, in closing out an option position, the Fund may incur a loss. Thus, in some periods the Fund will receive less total return and in other periods greater total return from its option positions than it otherwise would have received from the underlying securities. To the extent that such transactions are engaged in for hedging purposes, any gain (or loss) thereon may offset, in whole or in part, gains (or losses) on securities held in the Fund or increases in the value of securities the Fund intends to acquire. The Fund will attempt to achieve, through the receipt of premiums on covered options, a more consistent average total return than it would otherwise realize from holding the underlying securities alone. To facilitate closing transactions, as described below, the Fund will ordinarily only write options for which a liquid secondary market appears to exist.

   The Fund may engage in closing transactions in order to terminate outstanding options that it has written. To effect a closing transaction, the Fund purchases, prior to the exercise of an outstanding option that it has written, an option of the same series as that on which it desires to terminate its obligation. Profit or loss from a closing purchase transaction will depend on whether the cost of the transaction is more or less than the premium received on the sale of the option plus the related transaction costs.

   Options referred to herein may be options issued by The Options Clearing Corporation (the "Clearing Corporation") which are currently traded on the Chicago Board Options Exchange, American Stock Exchange, Philadelphia Stock Exchange, Pacific Stock Exchange or New York Stock Exchange. Options referred to herein may also be options traded on foreign securities exchanges such as the London Stock Exchange and the Amsterdam Stock Exchange. An option position may be closed out only on an exchange which provides a secondary market for an option of the same series. If a secondary market does not exist, it might not be possible to effect closing transactions in particular options and the Fund may be subject to exercise of the option under unfavorable circumstances. In the case of a covered call option, the Fund will not be able to sell the underlying security until the option expires or until it delivers the underlying security upon exercise. Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or the Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been issued by the Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms. The Fund will enter into transactions in options on debt securities only when the Manager believes that a liquid secondary market for such options is available.

   Exchanges generally introduce options series on specific issues of U.S. Treasury bonds and notes as such securities are issued. Such Exchanges, however, do not ordinarily introduce new series of options on such issues to replace expiring series inasmuch as trading interest tends to center on the most recently auctioned issues of Treasury bonds and notes. Consequently, options representing a full range of expirations will not usually be available for every issue on which options are traded.

Other Portfolio Strategies

   Repurchase Agreements -- The Fund may invest in repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or primary dealer in U.S. government securities or an affiliate thereof. Under such agreements, the seller agrees, upon entering into the contract, to repurchase the security at a mutually agreed-upon time and price, thereby determining the yield during the term of the agreement. This results in a fixed rate of return for the Fund insulated from market fluctuations during such period. Such agreements usually cover short periods, such as under one week. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. The Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. Instead of the contractual fixed rate of return, the rate of return to the Fund will be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. From time to time, the Fund also may invest in securities pursuant to purchase and sale contracts. While the substance of purchase and sale contracts is similar to repurchase agreements, because of the different treatment with respect to accrued interest and additional collateral, management believes that purchase and sale contracts are not repurchase agreements as such term is understood in the banking and brokerage community. As a matter of operating policy, the Fund will not enter into repurchase agreements or purchase and sale contracts with greater than seven days to maturity if, at the time of such investment, more than 15% of the total assets of the Fund would be so invested.

   Forward Commitments -- The Fund may purchase securities on a when-issued basis or forward commitment basis, and may purchase or sell securities for delayed delivery. These transactions occur when securities are purchased or sold by the Fund with payment and delivery taking place in the future to secure what is considered an advantageous yield and price to the Fund at the time of entering into the transaction. The value of the security on the delivery date may be more or less than its purchase price. The Fund will establish a segregated account in connection with such transactions in which the Fund will deposit liquid securities with a value at least equal to the Fund's exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund's exposure to loss.

   U.S. government securities and corporate debt obligations may be purchased on a forward commitment basis at fixed purchase terms. The purchase will be recorded on the date the Fund enters into the commitment and the value of the security will thereafter be reflected in the calculation of the Fund's net asset value. Although the Fund will generally enter into forward commitments with the intention of acquiring securities for its portfolio, the Fund may dispose of a commitment prior to settlement if the Manager deems it appropriate to do so. There can, of course, be no assurance that the judgments upon which these techniques are based will be accurate or that such techniques when applied will be effective. The Fund will enter into forward commitment arrangements only with respect to securities in which it may otherwise invest pursuant to its investment objectives and policies.

   Illiquid and Restricted Securities -- The Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Fund's assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Fund's (and/or the Fund's) operations require cash, such as when the Fund redeems shares or pays dividends (and there is a corresponding redemption of interests in, or distribution by, the
Fund), and could result in the Fund borrowing to meet short term cash requirements or incurring capital losses on the sale of illiquid investments.


   The Fund may invest in securities that are not registered ("restricted securities") under the Securities Act of 1933, as amended (the "Securities Act"). Restricted securities may be sold in private placement transactions between the issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund's investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material nonpublic information which may restrict the Fund's ability to conduct portfolio transactions in such securities or in the publicly traded securities of the same issuer.

   144A Securities -- The Fund may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Fund's Board has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Fund's Board. The Board has adopted guidelines and delegated to the Manager the daily function of determining and monitoring liquidity of restricted securities. The Board, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board will carefully monitor the Fund's investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

   Standby Commitment Agreements -- The Fund may from time to time enter into standby commitment agreements. Such agreements commit the Fund, for a stated period of time, to purchase a stated amount of a fixed-income security, which may be issued and sold to the Fund at the option of the issuer. The price and coupon of the security is fixed at the time of the commitment. At the time of entering into the agreement, the Fund may be paid a commitment fee, regardless of whether or not the security is ultimately issued, which is typically approximately 0.5% of the aggregate purchase price of the security which the Fund has committed to purchase. The Fund will enter into such agreements only for the purpose of investing in the security underlying the commitment at a yield and price which is considered advantageous to the Fund. The Fund will limit its investment in such commitments so that the aggregate purchase price of the securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale, will not exceed 15% of its assets taken at the time of acquisition of such commitment or security. The Fund will at all times maintain a segregated account with its custodian of cash or liquid securities in an amount equal to the purchase price of the securities underlying the commitment.

   There can be no assurance that the securities subject to a standby commitment will be issued and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Fund may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

   The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued and the value of the security will thereafter be reflected in the calculation of the Fund's (and therefore the Fund's) net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

   Securities Lending. The Fund may lend securities from its portfolio with a value not exceeding the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Fund receives the income on the loaned securities. Where the Fund receives securities as collateral, the Fund receives a fee for its loans from the borrower and does not receive the income on the collateral. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, the Fund's yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Fund is obligated to return the collateral to the borrower at the termination of the loan. The Fund could suffer a loss in the event the Fund must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, the Fund could suffer a loss where there are losses on investments made with the cash collateral or, where the value of the securities collateral falls below the market value of the borrowed securities. The Fund could also experience delays and costs in gaining access to the collateral. The Fund may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. The Fund has received an exemptive order from the Commission permitting it to retain an affiliate of the Fund as lending agent and to permit Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or its affiliates to be a borrower of securities from the Fund. See "Portfolio Transactions and Brokerage."

   Swaps. The Fund may enter into swap agreements, including interest rate and index swap agreements, for purposes of attempting to obtain a particular desired return at a lower cost to the Fund than if the Fund had invested directly in an instrument that yielded the desired return. Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or "swapped" between the parties are calculated with respect to a "notional amount," i.e., the dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index. The "notional amount" of the swap agreement is only a fictive basis on which to calculate the obligations which the parties to a swap agreement have agreed to exchange. The Fund's obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The Fund's obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Fund) and any accrued but unpaid net amounts owed to a swap counter-party will be covered by marking as segregated cash, U.S. government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, to avoid any potential leveraging of the Fund's portfolio. The Fund will not enter into a swap agreement with any single party if the net amount owed or to be received under existing contracts with that party would exceed 5% of the Fund's assets.

   The Fund may also enter into credit default swap agreements. The "buyer" in a credit default contract is obligated to pay the "seller" a periodic stream of payments over the term of the contract provided that no credit event with respect to any underlying reference obligation has occurred. If a credit event occurs, the seller typically must pay the buyer the "par value" (full notional value) of the reference obligation in exchange for the reference obligation. The Fund may either be the buyer or the seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund loses its investment and recovers nothing. However, if a credit event occurs, the buyer receives full notional value for a reference obligation that may have little or no value. As a seller, the Fund typically receives a fixed rate of income throughout the term of the contract, which typically is between six months and three years, provided a credit event does not occur. If a credit event occurs, the seller typically must pay the buyer the full notional amount of the reference obligation. Credit default swaps involve more risk than if the Fund had invested in the reference obligation directly.

   Whether the Fund's use of swap agreements will be successful in furthering its investment objective will depend on the Manager's ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Because they are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. Restrictions imposed by the Internal Revenue Code of 1986, as amended (the "Code"), may limit the Fund's ability to use swap agreements. The swaps market is largely unregulated. It is possible that development in the swap market, including potential government regulation, could adversely affect the Fund's ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

                    RISK FACTORS AND SPECIAL CONSIDERATIONS

Risk Factors in Transactions in Junk Bonds

   Junk bonds are regarded as being predominantly speculative as to the issuer's ability to make payments of principal and interest. Investment in such securities involves substantial risk. Issuers of junk bonds may be highly leveraged and may not have available to them more traditional methods of financing. Therefore, the risks associated with acquiring the securities of such issuers generally are greater than is the case with higher rated securities. For example, during an economic downturn or a sustained period of rising interest rates, issuers of junk bonds may be more likely to experience financial stress, especially if such issuers are highly leveraged. In addition, the market for junk bonds is relatively new and has not weathered a major economic recession, and it is unknown what effects such a recession might have on such securities. During such periods, such issuers may not have sufficient revenues to meet their interest payment obligations. The issuer's ability to service its debt obligations also may be adversely affected by specific issuer developments, or the issuer's inability to meet specific projected business forecasts, or the unavailability of additional financing. The risk of loss due to default by the issuer is significantly greater for the holders of junk bonds because such securities may be unsecured and may be subordinated to other creditors of the issuer. While most of the junk bonds in which the Fund may invest do not include securities that, at the time of investment, are in default or the issuers of which are in bankruptcy, there can be no assurance that such events will not occur after the Fund purchases a particular security, in which case the Fund may experience losses and incur costs.

   Junk bonds frequently have call or redemption features that would permit an issuer to repurchase the security from the Fund. If a call were exercised by the issuer during a period of declining interest rates, the Fund likely would have to replace such called security with a lower yielding security, thus decreasing the net investment income to the Fund and distributions to the Fund and shareholders.

   Junk bonds tend to be more volatile than higher rated fixed-income securities, so that adverse economic events may have a greater impact on the prices of junk bonds than on higher rated fixed-income securities. Like higher rated fixed-income securities, junk bonds are generally purchased and sold through dealers who make a market in such securities for their own accounts. However, there are fewer dealers in the junk bond market, which may be less liquid than the market for higher rated fixed-income securities, even under normal economic conditions. Also, there may be significant disparities in the prices quoted for junk bonds by various dealers.

   Adverse economic conditions or investor perceptions (whether or not based on economic fundamentals) may impair the liquidity of this market, and may cause the prices the Fund receives for its junk bonds to be reduced, or the Fund may experience difficulty in liquidating a portion of its portfolio when necessary to meet the Fund's liquidity needs or in response to a specific economic event such as a deterioration in the creditworthiness of the issuer. Under such conditions, judgment may play a greater role in valuing certain of the Fund's portfolio securities than in the case of securities trading in a more liquid market. Adverse publicity and investor perceptions, which may not be based on fundamental analysis, also may decrease the value and liquidity of junk bonds, particularly in a thinly traded market. Factors adversely affecting the market value of such securities are likely to affect adversely the Fund's net asset value. In addition, the Fund may incur additional expenses to the extent that it is required to seek recovery upon a default on a portfolio holding or to participate in the restructuring of the obligation.

Risk Factors in Transactions in Distressed Securities

   Investment in Distressed Securities involves significant risk. Distressed Securities frequently do not produce income while they are outstanding and may require the Fund to bear certain extraordinary expenses in order to protect and recover its investment. Therefore, to the extent the Fund pursues its (and the Fund's) secondary objective of capital appreciation through investment in Distressed Securities, the Fund's (and the Fund's) ability to achieve current income for its shareholders may be diminished. The Fund will only make such investments when the Manager believes it is reasonably likely that the issuer of the securities will make an exchange offer or will be the subject of a bankruptcy plan of reorganization; however, there can be no assurance that such an exchange offer will be made or that such a plan of reorganization will be adopted. In addition, a significant period of time may pass between the time at which the Fund makes its investment in Distressed Securities and the time that any such exchange offer or plan of reorganization is completed. During this period, it is unlikely that the Fund will receive any interest payments on the Distressed Securities, the Fund will be subject to significant uncertainty as to whether or not the exchange offer or plan of reorganization will be completed, and the Fund may be required to bear certain expenses to protect its interest in the course of negotiations surrounding any potential exchange offer or plan of reorganization. In addition, even if an exchange offer is made or a plan of reorganization is adopted with respect to Distressed Securities held by the Fund, there can be no assurance that the securities or other assets received by the Fund in connection with such exchange offer or plan of reorganization will not have a lower value or income potential than anticipated when the investment was made. Moreover, any securities received by the Fund upon completion of an exchange offer or plan of reorganization may be restricted as to resale. In addition, as a result of the Fund's participation in negotiations with respect to any exchange offer or plan of reorganization with respect to an issue of Distressed Securities, the Fund may be precluded from disposing of such securities.

Risk Factors in Transactions in Corporate Loans

   As in the case of junk bonds, the Corporate Loans in which the Fund may invest can be expected to provide higher yields than higher-rated fixed income securities but may be subject to greater risk of loss of principal and income. There are, however, some significant differences between Corporate Loans and junk bonds. Corporate Loans are frequently secured by pledges of liens and security interests in the assets of the borrower, and the holders of Corporate Loans are frequently the beneficiaries of debt service subordination provisions imposed on the borrower's bondholders. These arrangements are designed to give Corporate Loan investors preferential treatment over junk bond investors in the event of a deterioration in the credit quality or bankruptcy of the issuer. Even when these arrangements exist, however, there can be no assurance that the principal and interest owed on the Corporate Loans will be repaid in full. Corporate Loans generally bear interest at rates set at a margin above a generally recognized base lending rate that may fluctuate on a day-to-day basis, in the case of the Prime Rate of a U.S. bank, or that may be adjusted on set dates, typically 30, 60 or 90 days but generally not more than one year, in the case of the London Interbank Offered Rate ("LIBOR"). Consequently, the value of Corporate Loans held by the Fund may be expected to fluctuate significantly less than the value of fixed rate junk bond instruments as a result of changes in the interest rate environment. On the other hand, the secondary dealer market for Corporate Loans is not as well developed as the secondary dealer market for junk bonds, and therefore presents increased market risk relating to liquidity and pricing concerns.

   The Fund may acquire interests in Corporate Loans by means of a novation, assignment or participation. In a novation, the Fund would succeed to all the rights and obligations of the assigning institution and become a contracting party under the credit agreement with respect to the debt obligation. As an alternative, the Fund may purchase an assignment, in which case the Fund may be required to rely on the assigning institution to demand payment and enforce its rights against the borrower but would otherwise typically be entitled to all of such assigning institution's rights under the credit agreement. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution participating out the interest and not with the borrower. In purchasing a loan participation, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, the Fund will assume the credit risk of both the borrower and the institution selling the participation to the Fund.

Foreign Securities

   The Fund may invest in companies located in countries other than the United States. This may expose the Funds to risks associated with foreign investments. Foreign investments involve certain risks not typically involved in domestic investments, including fluctuations in foreign exchange rates, future political and economic development, different legal systems and the existence or possible imposition of exchange controls or other U.S. or non-U.S. governmental laws or restrictions applicable to such investments. Securities prices in different countries are subject to different economic, financial and social factors. Because the Fund may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of securities in the portfolio and the unrealized appreciation or depreciation of investments insofar as U.S. investors are concerned. Foreign currency exchange rates are determined by forces of supply and demand in the foreign exchange markets. These forces are, in turn, affected by international balance of payments and other economic and financial conditions, government intervention, speculation and other factors.With respect to certain countries, there may be the possibility of expropriation of assets, confiscatory taxation, high rates of inflation, political or social instability or diplomatic developments that could affect investment in those countries. In addition, certain investments may be subject to non-U.S. withholding taxes.

Risk Factors in Transactions in Futures and Options Thereon

   Use of futures and options on futures for hedging purposes involves the risk of imperfect correlation in movements in the value of the futures contracts and the value of the fixed-income securities being hedged. An increase or decrease in the general level of interest rates can generally be expected to have a broadly similar effect on the market value of government securities on which futures contracts are based and on the market value of the corporate fixed-income securities in which the Fund will primarily invest, but it is unlikely that the changes in value of government securities and corporate fixed-income securities will be perfectly correlated. In addition, disparities in the average maturity of the Fund's investments compared to a financial instrument on which a futures contract is based may also affect the correlation of price movements. If the value of the futures contract moves more or less than the value of the hedged corporate fixed-income securities that the Fund owns or anticipates purchasing, the Fund will experience a gain or loss that will not be completely offset by movements in the value of the hedged fixed-income securities. To compensate for imperfect correlations, the Fund may purchase or sell options or futures contracts in a greater dollar amount than the hedged securities if the volatility of the hedged securities is historically greater than the volatility of the futures contracts. Conversely, the Fund may purchase or sell fewer futures contracts if the volatility of the price of the hedged securities is historically less than that of the futures contracts, although such transactions will in any event be entered into solely for hedging purposes.

   The Fund may also purchase futures contracts or options thereon to hedge against a possible increase in the price of securities before the Fund is able to invest its cash in fixed-income securities. In such instances, it is possible that the market may instead decline. If the Fund does not then invest in such securities because of concern as to possible further market decline or for other reasons, the Fund may realize a loss on the futures or option contract that is not offset by a reduction in the price of securities purchased.

   Because of low initial margin deposits made upon the opening of a futures position, futures transactions involve substantial leverage. As a result, relatively small movements in the price of the futures contract can result in substantial unrealized gains or losses.

   The anticipated offsetting movements between the price of the futures or option contracts and the hedged security may be distorted due to differences in the nature of the markets, such as differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.

   The amount of risk the Fund assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In order to profit from an option purchased, however, it may be necessary to exercise the option and to liquidate the underlying futures contract, subject to the risks of the availability of a liquid offset market. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased. The writer of an option on a futures contract is subject to the risks of commodity futures trading, including the requirement of variation margin payments, as well as the additional risk that movements in the price of the option may not correlate with movements in the price of the underlying security or futures contract.

   "Trading Limits" may also be imposed on the maximum number of contracts which any person may trade on a particular trading day. A contract market may order the liquidation of positions found to be in violation of these limits and it may impose other sanctions or restrictions. The Manager does not believe that trading limits will have any adverse impact on the portfolio strategies for hedging the Fund's investments.

   The trading of futures contracts and options thereon also is subject to certain market risks, such as trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing corporation or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions.

   The successful use of transactions in futures contracts and options thereon also depends on the ability of the management of the Fund correctly to forecast the direction and extent of interest rate movements within a given time frame. To the extent interest rates remain stable during the period in which a futures contract or option is held by the Fund or such rates move in a direction opposite to that anticipated, the Fund may realize a loss on the hedging transaction which is not fully or partially offset by an increase in the value of portfolio securities. As a result, the Fund's (and, therefore, the Fund's) total return for such period may be less than if it had not engaged in the hedging transaction.

   The Fund has obtained an order from the Commission exempting it from certain provisions of the Investment Company Act in connection with its transactions in interest rate futures contracts and related options. In applying for this exemptive order, the Fund made a number of representations to the Commission regarding the manner in which such trading will be conducted.

   Investments in certain debt instruments, including high yield bonds, corporate loans or other privately placed securities, may result in the Fund receiving material nonpublic information ("inside information") concerning the borrower or issuer. Accordingly, the Fund has established certain procedures reasonably designed to prevent the unauthorized access, dissemination or use of such inside information. Receipt of inside information concerning a borrower or issuer may, under certain circumstances, prohibit the Fund or other funds or accounts managed by the same portfolio managers, from trading in the public securities of the borrower or issuer. Conversely, the portfolio managers for the Fund may, under certain circumstances, decline to receive inside information made available by the borrower or issuer in order to allow the Fund, or other funds or accounts managed by the same portfolio managers, to continue to trade in the public securities of such borrower or issuer.

Suitability

   Because of the Fund's focus on high yield bonds and because the economic benefit of an investment in the Fund depends upon many factors beyond the control of the Fund, the Trust, the Manager and its affiliates, the

Fund should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of shares in the Fund will depend on, among other things, such investor's investment objectives and such investor's ability to accept the risks associated with investing in high yield securities, including the risk of loss of principal.

                            INVESTMENT RESTRICTIONS

   The Fund has adopted a number of fundamental and non-fundamental restrictions and policies relating to the investment of its assets and its activities. The fundamental restrictions set forth below may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of outstanding shares are represented or (ii) more than 50% of the outstanding shares). Provided that none of the following restrictions shall prevent the Fund from investing all of its assets in shares of another registered investment company with the same investment objectives (in a master/feeder structure), the Fund may not:

        1. Make any investment inconsistent with the Fund's classification as a diversified company under the Investment Company Act.

        2. Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. government and its agencies and instrumentalities).

        3. Make investments for the purpose of exercising control or management.

        4. Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

        5. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio may be made only in accordance with applicable law and the guidelines set forth in the Fund's Prospectus and this Statement of Additional Information, as they may be amended from time to time. (For purposes of this restriction, corporate debt securities includes corporate loans purchased in the secondary market).

        6. Issue senior securities to the extent such issuance would violate applicable law.

        7. Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33-1/3% of its total assets (including the amount borrowed), (ii) the Fund may, to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund's investment policies as set forth in the Prospectus and this Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

        8. Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

        9. Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Prospectus and this Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

   The Trust has adopted investment restrictions substantially identical to the foregoing, which are fundamental policies of the Trust and may not be changed without the approval of the holders of a majority of the interests of the Trust.

   In addition, the Fund has adopted non-fundamental restrictions that may be changed by the Fund's Board of Directors without shareholders approval. Like the fundamental restrictions, none of the non-fundamental restrictions, including but limited to restriction (a) below, shall prevent the Fund from investing all of its assets in shares of another registered investment company with the same investment objectives (in a master/feeder structure). Under the non-fundamental investment restrictions, the Fund may not:

        (a) Purchase securities of other investment companies, except to the extent permitted by applicable law. As a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(jd)(1)(F) or
   (G) (the "fund of funds" provisions) of the Investment Company Act, at any time the Fund's shares are owned by another investment company that is part of the same group of investment companies as the Fund.

        (b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Fund currently does not intend to engage in short sales, except short sales "against the box."

        (c) Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Board of Directors of the Fund has otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (which are restricted securities that can be resold to qualified institutional buyers, but not to the general public) and determined to be liquid by the Fund's Board of Directors are not subject to the limitations set forth in this investment restriction.

        (d) Notwithstanding fundamental investment restriction (7) above, the Fund will not borrow amounts in excess of 5% of its total assets taken at market value, and then only from banks as a temporary measure for extraordinary or emergency purposes such as the redemption of Fund shares. In addition, the Fund will not purchase securities while borrowings are outstanding.

        (e) Change its policy of investing, under normal market conditions, at least 80% of its net assets in fixed income securities rated in the below investment grade rating categories or unrated securities of comparable quality and at least 80% of its net assets in fixed income securities issued by U.S. companies unless the Fund provides shareholders with at least 60 days prior written notice of such change.

   The Trust has adopted investment restrictions substantially identical to the foregoing, which are non-fundamental policies of the Trust and may be changed by the Trustees of the Trust.

   If a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

   In addition, to comply with tax requirements for qualification as a "regulated investment company," the Trust's investments will be limited in a manner such that at the close of each quarter of each fiscal year, (a) no more than 25% of the Trust's total assets are invested in the securities of a single issuer, and (b) with regard to at least 50% of the Trust's total assets, no more than 5% of its total assets are invested in the securities of a single issuer. These tax-related limitations may be changed by the Trustees of the Trust to the extent necessary to comply with changes to the Federal tax requirements.

   The staff of the Commission has taken the position that purchased OTC options and the assets underlying written OTC options are illiquid securities. Therefore, the Fund and the Trust have adopted an investment policy pursuant to which neither the Fund nor the Trust will purchase or sell OTC options (including OTC options on futures contracts) if, as a result of such transactions the sum of the market value of OTC options currently outstanding which are held by the Fund or Trust, the market value of the securities underlying OTC call options currently outstanding which have been sold by the Fund or Trust and margin deposits on the Fund or Trust's outstanding OTC options exceed 15% of the net assets of the Fund or Trust, taken at market value, together with all other assets of the Fund or Trust which are deemed to be illiquid or are otherwise not readily marketable. However, if an OTC option is sold by the Fund or Trust to a dealer in U.S. Government securities recognized as a "primary dealer" by the Federal Reserve Bank of New York and the Fund or Trust has the unconditional contractual right to repurchase such OTC option at a predetermined price, then the Fund or Trust will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying security minus the option's exercise price).

   Because of the affiliation of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") with the Manager, the Fund and the Trust are prohibited from engaging in certain transactions involving Merrill Lynch or its affiliates, except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Without such an exemptive order, the Fund and the Trust would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal. See "Portfolio Transactions and Brokerage."

                             MANAGEMENT OF THE FUND

Directors and Officers

   The Directors of the Fund consist of eight individuals, seven of whom are not "interested persons" of the Fund as defined in the Investment Company Act (the "non-interested Directors"). The same individuals serve as Trustees of the Trust. The Directors are responsible for the overall supervision of the operations of the Fund and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

   Each non-interested Director is a member of the Fund's Audit and Oversight Committee (the "Committee"). The principal responsibilities of the Committee are to: (i) recommend to the Board the selection, retention or termination of the Fund's independent auditors; (ii) review with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discuss with the independent auditors certain matters relating to the Fund's financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) ensure that the independent auditors submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund's independent auditors and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent auditor's independence; and (v) consider the comments of the independent auditors and management's responses thereto with respect to the quality and adequacy of the Fund's accounting and financial reporting policies and practices and internal controls. The Board of the Fund has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Directors. The Committee generally will not consider nominees recommended by shareholders. The Committee has retained independent legal counsel to assist them in connection with these duties. The Committee met four times during the fiscal year ended March 31, 2002.

   Biographical Information. Certain biographical and other information relating to the non-interested Directors of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the

Manager and its affiliate, Merrill Lynch Investment Managers, L.P. ("MLIM"), ("MLIM/FAM advised Funds") and other public directorships:

                                                                                           Number of
                                           Term of Office                                  MLIM/FAM-
Name, Address* & Age   Position(s) Held    and Length of     Principal Occupation(s)  Advised Funds and        Other Directorships
     of Director          with Fund        Time Served**      During Past 5 Years     Portfolios Overseen       Held by Director
---------------------  ----------------  -----------------  -----------------------  ---------------------  ------------------------
Ronald W. Forbes (61)  Director          Director since     Professor Emeritus of    45 registered          None
                                         1998               Finance, School of       investment
                                                            Business, State          companies consisting
                                                            University of New York   of 54 portfolios
                                                            at Albany sine 2000;
                                                            and Professor thereof
                                                            from 1989 to 2000;
                                                            International Consultant,
                                                            Urban Institute,
                                                            Washington D.C., from
                                                            1995 to 1999.

Cynthia A. Montgomery  Director          Director since     Professor, Harvard       45 registered          UnumProvident
(49)                                     1998               Business School since    investment             Corporation
                                                            1989; Associate          companies consisting   (insurance products):
                                                            Professor, J.L. Kellogg  of 54 portfolios       Newell Rubbermaid Inc.
                                                            Graduate School of
                                                            Management, Northwestern
                                                            University from 1985 to
                                                            1989; Associate
                                                            Professor, Graduate
                                                            School of Business
                                                            Administration, the
                                                            University of Michigan
                                                            from 1979 to 1985.

Charles C. Reilly (70) Director          Director since     Self employed financial  45 registered          None
                                         1998               consultant since 1990;   investment
                                                            President and Chief      companies consisting
                                                            Financial Officer of     of 54 portfolios
                                                            Verus Capital Inc.
                                                            from 1979 to 1990;
                                                            Senior Vice President
                                                            of Arnhold and S.
                                                            Bleichroeder, Inc. from
                                                            1973 to 1990; Adjunct
                                                            Professor, Columbia
                                                            University Graduate
                                                            School of Business from
                                                            1990 to 1991; Adjunct
                                                            Professor, Wharton
                                                            School, University of
                                                            Pennsylvania from 1989
                                                            to 1990; Partner, Small
                                                            Cities Cable Television
                                                            from 1986 to 1997.

Kevin A. Ryan (69)     Director          Director since     Founder and currently    45 registered          None
                                         1998               Director Emeritus of     investment
                                                            The Boston University    companies consisting
                                                            Center for the           of 54 portfolios
                                                            Advancement of Ethics
                                                            and Character and
                                                            Director thereof from
                                                            1989 to 1999; Professor
                                                            from 1982 to 1999 and
                                                            currently Professor
                                                            Emeritus of Education of
                                                            Boston University;
                                                            formerly taught on the
                                                            faculties of The
                                                            University of Chicago,
                                                            Stanford University and
                                                            Ohio State University.

Roscoe S. Suddarth     Director          Director since     Former President,        45 registered          None
(66)                                     1998               Middle East Institute    investment
                                                            from 1995 to 2001;       companies consisting
                                                            Foreign Service          of 54 portfolios
                                                            Officer, United States
                                                            Foreign Service from
                                                            1961 to 1995; Deputy
                                                            Inspector General, U.S.
                                                            Department of State,
                                                            from 1991 to 1994; U.S.
                                                            Ambassador to the
                                                            Hashemite Kingdom of
                                                            Jordan, from 1987 to
                                                            1990.



                                                                 18


                                                                                           Number of
                                           Term of Office                                  MLIM/FAM-
Name, Address* & Age   Position(s) Held    and Length of     Principal Occupation(s)  Advised Funds and        Other Directorships
     of Director          with Fund        Time Served**      During Past 5 Years     Portfolios Overseen       Held by Director
---------------------  ----------------  -----------------  -----------------------  ---------------------  ------------------------
Richard R. West (63)   Director          Director since     Professor of Finance     49 registered          Bowne & Co., Inc.
                                         1998               since 1984, and          companies consisting   (financial printers);
                                                            currently Dean           of 62 portfolios       Vornado Realty Fund
                                                            Emeritus of New York                            (real estate holding
                                                            University Leonard N.                           company); Alexander's
                                                            Stern School of Business                        Inc. (real estate
                                                            Administration                                  company)

Edward D. Zinbarg      Director          Director since     Self employed financial  45 registered          None
(67)                                     1998               consultant since 1994;   investment
                                                            Executive Vice           companies consisting
                                                            President of the         of 54 portfolios
                                                            Prudential Insurance
                                                            Company of America from
                                                            1988 to 1994; Former
                                                            Director of Prudential
                                                            Reinsurance Company and
                                                            former Trustee of the
                                                            Prudential Foundation.

--------

* The address of each non-interested Director is P.O. Box 9011, Princeton, New Jersey 08543-9011.
** Each Director serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until the earlier of his or her death, resignation, or removal as provided in the Fund's by-laws, charter or by statute.

   Certain biographical and other information relating to the Director who is an "interested person" of the Fund as defined in the Investment Company Act (the "interested Director") and to the officers of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the MLIM/FAM-advised Funds and public directorships held:

                                                                                           Number of
                                           Term of Office*                                 MLIM/FAM-
                       Position(s) Held    and Length of     Principal Occupation(s)  Advised Funds and        Other Directorships
Name, Address* & Age      with Fund         Time Served        During Past 5 Years     Portfolios Overseen       Held by Director
---------------------  ----------------  -----------------  -----------------------  ---------------------  ------------------------
Terry K. Glenn         President and     President/         Chairman Americas        115 registered         None
(61)++                 Director**        Director since     Region since 2001,       investment companies
                                         1999               and Executive Vice       and 183 portfolios
                                                            President since 1983
                                                            of Fund Asset Management
                                                            ("FAM") and Merrill
                                                            Lynch Investment Managers,
                                                            L.P. ("MLIM"); President
                                                            of Merrill Lynch Mutual
                                                            Funds since 1999;
                                                            President of FAM
                                                            Distributors, Inc.
                                                            ("FAMD") since 1986 and
                                                            Director thereof since
                                                            1991; Executive Vice
                                                            President and Director
                                                            of Princeton Services,
                                                            Inc. ("Princeton
                                                            Services") since 1993;
                                                            President of Princeton
                                                            Administrator, L.P.
                                                            since 1988; Director
                                                            of Financial Data
                                                            Services, Inc., since
                                                            1985

Donald C. Burke (41)   Vice President    Vice President     First Vice President     116 registered         None
                       and Treasurer     and Treasurer      of FAM and MLIM since    investment companies
                                         since 1999         1997 and the Treasurer   and 184 portfolios
                                                            thereof since 1999;
                                                            Senior Vice President
                                                            and Treasurer of
                                                            Princeton Services
                                                            since 1999; Vice
                                                            President of FAMD
                                                            since 1999; Vice
                                                            President of FAM and
                                                            MLIM from 1990 to
                                                            1997; Director of
                                                            Taxation of MLIM since
                                                            1990



                                                                 19


                                                                                           Number of
                                           Term of Office                                  MLIM/FAM-
Name, Address* & Age   Position(s) Held    and Length of     Principal Occupation(s)  Advised Funds and        Other Directorships
     of Director          with Fund        Time Served**      During Past 5 Years     Portfolios Overseen       Held by Director
---------------------  ----------------  -----------------  -----------------------  ---------------------  ------------------------
B. Daniel Evans (57)   Vice President    Vice President     Director of MLIM since   15 registered          None
                       and Portfolio     since 2001         2000; Vice President     investment ompanies
                       Manager                              of MLIM from 1995 to     and 17 portfolios
                                                            2000

David Clayton (35)     Secretary         Secretary since    Vice President of MLIM   11 registered          None
                                         2002               since 2000. Attorney     investment companies
                                                            in private practice      and 9 portfolios
                                                            from 1995 to 2000.

--------

 +  The address for each officer listed is P.O. Box 9011, Princeton, New
    Jersey 08543-9011.
++ Mr. Glenn is an "interested person," as defined in the Investment Company Act, of the Fund based on his positions as Chairman (Americas Region) and Executive Vice President of MLIM and FAM; President of FAMD; Executive Vice President of Princeton Services; and President of Princeton Administrators, L.P.
 * Elected by and serves at the pleasure of the Board of Directors of the Fund. ** As a Director, Mr. Glenn serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until the earlier of his death, resignation, or removal as provided in the Fund's by-laws, charter or by statute.

   Share Ownership. Information relating to each Director's share ownership in the Fund and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Trustee ("Supervised Merrill Lynch Funds") as of December 31, 2001 is set forth in the chart below.


                                                               Aggregate Dollar Range of
                          Aggregate Dollar Range of             Securities in Supervised
Name                         Equity in the Fund                     Merrill Lynch Funds
--------------------------------------------------------------------------------------------------
Interested Trustee:
  Terry K. Glenn                  None                              over $100,000
Non-Interested Trustee:
  Ronald W. Forbes                None                              over $100,000
  Cynthia A. Montgomery           None                              $10,001-$50,000
  Charles C. Reilly               None                              over $100,000
  Kevin A. Ryan                   None                              over $100,000
  Roscoe S. Suddarth              None                              over $100,000
  Richard R. West                 None                              over $100,000
  Edward D. Zinbarg               None                              over $100,000

   As of December 31, 2001, the Directors and officers of the Fund as a group owned an aggregate of less than 1% of the outstanding shares of the Fund. As of December 31, 2001, none of the non-interested Directors or their immediate family members owned beneficially or of record any securities in ML & Co., Inc. ("ML & Co.").

Compensation of Directors/Trustees

   The Fund and the Trust pays each non-interested Director/Trustee a combined fee, for service on the Board and the Committee, of $4,400 per year plus $325 per in person Board meeting attended. The Fund and the Trust also compensate members of their Audit and oversight Committee (the "Committee"), which consists of all of the non-interested Directors/Trustees, at a rate of $325 per in person committee meeting attended. Each of the Co-Chairmen of the Committee receives an additional fee of $1,000 per year. The Fund and Trust reimburse each non-interested Director/Trustee for his or her out-of-pocket expenses relating to attendance at Board and Committee meetings.

   The following table shows the compensation earned by the non-interested Directors/Trustees for Fund's/Trust's fiscal year ended March 31, 2002 and the aggregate compensation paid to them from all registered investment companies advised by the Manager and its affiliates, MLIM ("MLIM/FAM-advised funds"), for the calendar year ended December 3l, 2001.

                                                                                                          Total
                                                  Pension or                                           Compensation
                                               Retirement Benefits                                  From Fund/Trust
                                               Accrued as Part of                                       and Other
                              Compensation         Fund/Trust            Estimated Annual               MLIM/FAM-
Name of Director/Trustee    From Fund/Trust         Expenses          Benefits upon Retirement      Advised Funds(1)
-------------------------  ------------------ --------------------   ---------------------------  --------------------
Ronald W. Forbes*           $         5,500          None                    None                   $       293,400
Cynthia A. Montgomery       $         4,700          None                    None                   $       234,567
Charles C. Reilly*          $         5,500          None                    None                   $       293,400
Kevin A. Ryan               $         5,000          None                    None                   $       261,067
Roscoe S. Suddarth          $         5,000          None                    None                   $       250,633
Richard R. West             $         5,000          None                    None                   $       298,567
Edward D. Zinbarg           $         5,000          None                    None                   $       250,633

--------

*   Co-Chairman of the Audit and Oversight Committee.
(1) The Directors/Trustees serve on the boards of MLIM/FAM-advised funds as follows: Mr. Forbes (45 registered investment companies consisting of 54 portfolios); Ms. Montgomery (45 registered investment companies consisting of 54 portfolios); Mr. Reilly (45 registered investment companies consisting of 54 portfolios); Mr. Ryan (45 registered investment companies consisting of 54 portfolios); Mr. Suddarth (45 registered investment companies consisting of 54 portfolios); Mr. West (49 registered investment companies consisting of 62 portfolios); and Mr. Zinbarg (45 registered investment companies consisting of 54 portfolios).

   The Directors of the Fund and the Trustees of the Trust may purchase Class I shares of the Fund at net asset value. See "Purchase of Shares -- Reduced Initial Sales Charges -- Purchase Privileges of Certain Persons."

Administration Arrangements

   The Fund has entered into an administration agreement with FAM (the "Administrator") as Administrator (the "Administration Agreement"). The Administrator receives for its services to the Fund monthly compensation at the annual rate of 0.25% of the average daily net assets of the Fund.

   The Administration Agreement obligates the Administrator to provide certain administrative services to the Fund and to pay, or cause its affiliate to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Fund. The Administrator is also obligated to pay, or cause its affiliate to pay, the fees of those Officers, Directors and Trustees who are affiliated persons of the Administrator or any of its affiliates. The Fund pays, or causes to be paid, all other expenses incurred in the operation of the Fund (except to the extent paid FAM Distributors, Inc. (the "Distributor")), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports and prospectuses and statements of additional information, charges of the custodian, any sub-custodian and Financial Data Services, Inc. (the "Transfer Agent"), expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under federal, state or non-U.S. laws, fees and actual out-of-pocket expenses of Directors who are not affiliated persons of the Administrator, or of an affiliate of the Administrator, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund. The Distributor will pay certain of the expenses of the Fund incurred in connection with the continuous offering of its shares. The Distributor will pay certain promotional expenses of the Fund incurred in connection with the offering of shares of the Fund. Certain expenses will be financed by the Fund pursuant to distribution plans in compliance with Rule 12b-l under the Investment Company Act. See "Purchase of Shares -- Distribution Plans." Accounting services are provided to the Fund by the Administrator, and the Fund reimburses the Administrator for its costs in connection with such services.

   Duration and Termination. Unless earlier terminated as described below, the Administration Agreement will remain in effect for two years from its effective date. Thereafter, it will remain in effect from year to year if approved annually (a) by the Board of Directors and (b) by a majority of the Directors who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such contract is not assignable and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the shareholders of the Fund.

Management and Advisory Arrangements

   Management Services and Fee. The Fund invests all of its assets in shares of the Trust. Accordingly, the Fund does not invest directly in portfolio securities and does not require investment advisory services. All portfolio management occurs at the level of the Trust. The Trust has entered into a Management Agreement with FAM as Manager (the "Management Agreement"). Subject to the supervision of the Trustees, the Manager is responsible for the actual management of the Trust's portfolio and constantly reviews the Trust's holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Manager. The Manager performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of the Trust. As discussed in "The Management Team -- Management of the Fund" in the Prospectus, the Manager receives for its services to the Trust monthly compensation at the annual rate of 0.35% of the average daily net assets of the Trust.

   At a meeting of the Board of Trustees held on June 5, 2002, the Board approved the continuation of the Trust's Management Agreement for an additional year. In connection with its deliberations, the Board reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Trust by the Manager under the Management Agreement, as well as other services provided by the Manager and its affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, the Manager and its affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Trust. The Board also considered the Manager's costs of providing services and the direct and indirect benefits to the Manager from its relationship with the Trust including the Trust's profitability to the Manager. The benefits considered by the Board included not only the Manager's compensation for investment advisory services, under the Management Agreement, but also compensation paid to the Manager or its affiliates for other, non-advisory services provided to the Trust. The Board also considered the Manager's access to research services from brokers to which the Manager may have allocated Trust brokerage in a "soft dollar" arrangement. In connection with its consideration of the Management Agreement, the Board also compared the Trust's advisory fee rate, expense ratios and historical performance to those of comparable funds. The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Trust to participate in any economies of scale that the Manager may experience as result of growth in the Trust's assets. The Board also reviewed materials supplied by the Trust counsel that were prepared for use by the Board in fulfilling its duties under the Investment Company Act and state law.

   Based on the information reviewed and the discussions, the Board concluded that it was satisfied with the nature and quality of the services provided by the Manager to the Trust and that the management fee rate was reasonable in relation to such services. The non-interested Trustees were represented by independent counsel who assisted the non-interested Trustees in their deliberations.

   The table below sets forth information about the total management fees paid by the Trust or its predecessor Fund to the Manager for the periods indicated.

Fiscal Year Ended March 31,                                     Management Fee
---------------------------                                     --------------
2002                                                            $1,890,075
2001+                                                           $1,080,087


+ For the period September 1, 2000 (commencement of operations of the Trust) to March 31, 2001.

   Payment of Trust Expenses. The Management Agreement obligates the Manager to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Trust connected with investment and economic research, trading and investment management of the Trust, as well as the fees of all Directors of the Fund and Trustees of the Trust who are affiliated persons of ML & Co. or any of its affiliates. The Trust pays, or causes to be paid, all other expenses incurred in the operation of the Trust including, among other things: taxes, expenses for legal and auditing services, costs of preparing, printing and mailing proxies, stock certificates, shareholder reports, prospectuses and statements of additional information, except to the extent paid by the Distributor: charges of the custodian and the transfer agent; expenses of redemption of shares; Commission fees; expenses of registering the shares under Federal, state or foreign laws; fees and expenses of non-interested Trustees; accounting and pricing costs (including the daily calculations of net asset value); insurance; interest; brokerage costs; litigation and other extraordinary or non-recurring expenses; and other expenses properly payable by the Trust. Certain accounting services are provided for the Trust by State Street Bank and Trust Company ("State Street") pursuant to an agreement between State Street and the Trust. The Trust will pay a fee for these services. In addition, the Trust will reimburse the Manager for certain additional accounting services.

   Payment of Fund Expenses. The Fund pays, or causes an affiliate to pay, all other expenses incurred in the operation of the Fund and the Fund (except to the extent paid by the Distributor, see "Distribution Expenses" below), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports and prospectuses and statements of additional information, charges of the custodian, any sub-custodian and the transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under federal, state or non-U.S. laws, fees and actual out-of-pocket expenses of non-interested Directors, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Fund. The Distributor will pay certain of the expenses of the Fund incurred in connection with the offering of its shares. Certain accounting services are provided to the Fund by State Street pursuant to an agreement between State Street and the Fund. The Fund pays a fee for these services. In addition, the Fund reimburses the Manager for certain additional accounting services.

   Securities held by the Trust, may also be held by, or be appropriate investments for, other funds or investment advisory clients for which the Manager or its affiliates act as an adviser. Because of different objectives or other factors, a particular security may be bought for one or more clients of the Manager or an affiliate when one or more clients of the Manager or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Fund or other clients or funds for which the Manager or an affiliate act as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Manager or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

   Organization of the Manager. The Manager is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services. ML & Co. and Princeton Services are "controlling persons" of the Manager as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.

   Duration and Termination. Unless earlier terminated as described herein, the Management Agreement and the Administration Agreement each will continue in effect for two years from its effective date. Thereafter, each will remain in effect from year to year if approved annually (a) by the Board of Trustees of the Trust or by a majority of the outstanding shares of the Trust and (b) by a majority of the Trustees of the Trust who are not parties to the Management Agreement or Administration Agreement or interested persons (as defined in the Investment Company Act) of any such party. Each Agreement is not assignable and will automatically terminate in the event of its assignment. In addition, each contract may be terminated by the vote of a majority of the outstanding voting securities of the Trust, or by the Manager without penalty on 60 days' written notice to the other party.

   Transfer Agency Services. Financial Data Services, Inc. (the "Transfer Agent"), a subsidiary of ML & Co., acts as the Fund's Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. The Fund currently pays between $16.00 and $20.00 for each Class A or Class I shareholder account and between $19.00 and $23.00 for each Class B or Class C shareholder account, depending on the level of service required. The Fund also reimburses the Transfer Agent's reasonable out-of-pocket expenses and pays a fee of 0.10% of account assets for certain accounts that participate in the certain affiliate sponsored fee based programs. For purposes of the Transfer Agency Agreement, the term "account" includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co.

   The table below sets forth information about the total amounts paid by the Fund to the Transfer Agent for the periods indicated.

Fiscal year ended March 31,                             Transfer Agent Fee*
---------------------------                             -------------------
2002                                                    $             1,843
2001+                                                   $                89

--------

* During the fiscal period ended March 31, 2001, and for the period from April 1, 2001 to June 30, 2001, the Fund paid fees to the Transfer Agent at lower rates than the ones currently in effect. If the current rates had been in effect for the periods shown, the fees paid may have been higher. The current rates became effective on July 1, 2002.
+ For the Period September 5, 2000 (commencement of operations of the Fund) to
  March 31, 2001.

   Accounting Services. The Fund and the Trust entered into an agreement with State Street, effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Fund and the Trust. The Fund and the Trust pay a fee for these services. Prior to January 1, 2001, the Manager provided accounting services to the Fund and the Trust. The Fund and the Trust reimbursed the Manager for the cost of these services. The Manager continues to provide certain accounting services to the Fund and Trust. The Fund and the Trust reimburse the Manager for these services.


Fiscal year ended March 31,          Fund                       Trust
-------------------------------------------------------------------------------
                             Paid to       Paid to      Paid to          Paid to
                          State Street     Manager   State Street**      Manager
                          ------------     -------   --------------     --------
2002                      $          0     $   142   $      147,243     $ 28,205
2001*                     $          0***  $   848   $       59,571***  $123,359

--------
* For the period September 5, 2000 (commencement of Fund operations) to March 31, 2001 or for the period September 1, 2000 (commencement of Trust operations) to March 31, 2001.
**   For providing services to the Fund and the Trust.
*** Represents payments pursuant to the agreement with State Street commencing on January 1, 2001.

   Distribution Expenses. The Fund has entered into a distribution agreement with the Distributor with respect to each class of Fund shares in connection with the continuous offering of shares of the Fund (the "Distribution Agreement"). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of the shares of the Fund. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, the Distributor pays for the printing and distribution of copies thereof used in connection with the offering to dealers and investors. The Distributor also pays for other supplementary sales literature and advertising costs. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Management and Administration Agreements described above.

Code of Ethics

   The Board of Trustees of the Trust and the Board of Directors of the Fund each have approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Trust and the Fund, the Manager, and the Distributor. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts including securities that may be purchased or held by the Funds.

                               PURCHASE OF SHARES

   Reference is made to "Account Choices -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus.

   The Fund issues four classes of shares: shares of Class I and Class A are sold to investors choosing the initial sales charge alternatives and shares of Class B and Class C are sold to investors choosing the deferred sales charge alternatives. Each Class I, Class A, Class B and Class C share of the Fund represents an identical interest in the Trust and has the same rights, except that Class A, Class B and Class C shares bear the expenses of the ongoing account maintenance fees (also known as service fees) and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. Class A, Class B and Class C shares each have exclusive voting rights with respect to the Rule 12b-1 distribution plan adopted with respect to such class pursuant to which the account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class A Distribution Plan). Each class has different exchange privileges. See "Shareholder Services -- Exchange Privilege."

   The Fund offers its shares at a public offering price equal to the next determined net asset value per share plus any sales charge application to the class of shares selected by the investor. The applicable offering price for purchase orders is based upon the net asset value of the Fund next determined after the order is placed. Generally, any purchase orders placed prior to the close of business on the New York Stock Exchange (the "NYSE") (generally 4:00 p.m., Eastern time), which includes orders placed after the determination of net asset value on the previous day, the applicable offering price will be based on the net asset value on the day the order is placed. However, certain financial intermediaries may require submission of orders prior to that time.

   The Fund or the Distributor may suspend the continuous offering of the Fund's shares of any class at any time in response to conditions in the securities markets or otherwise and may thereafter resume such offering from time to time. Any order may be rejected by the Fund or the Distributor. Neither the Distributor, the dealers or other financial intermediaries are permitted to withhold placing orders to benefit themselves by a price change. Certain securities dealers or other financial intermediaries may charge a fee to process a purchase of shares. For example, the fee charged by Merrill Lynch is currently $5.35. Purchases made directly through the Transfer Agent are not subject to the processing fee.

Initial Sales Charge Alternatives -- Class I and Class A Shares

   Investors who prefer an initial sales charge alternative may elect to purchase Class A shares or, if an eligible investor, Class I shares. Investors choosing the initial sales charge alternative who are eligible to purchase Class I shares should purchase Class I shares rather than Class A shares, because there is an account maintenance fee imposed on Class A shares. Investors qualifying for significantly reduced initial sales charges may find the initial sales charge alternative particularly attractive, because similar sales charge reductions are not available with respect to the deferred sales charges imposed in connection with purchases of Class B or Class C shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time also may elect to purchase Class I or Class A shares, because over time the accumulated ongoing account maintenance and distribution fees on Class B or Class C shares may exceed the initial sales charges, and, in the case of Class A shares, the account maintenance fee. Although some investors who previously purchased Class I shares may no longer be eligible to purchase Class I shares of other Mercury Funds, those previously purchased Class I shares, together with Class A, Class B and Class C share holdings, will count toward a right of accumulation which may qualify the investor for a reduced initial sales charge on new initial sales charge purchases. In addition, the ongoing Class B and Class C account maintenance and distribution fees will cause Class B and Class C shares to have higher expense ratios, pay lower dividends and have lower total returns than the initial sales charge shares. The ongoing Class A account maintenance fees will cause Class A shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class I shares.

   The term "purchase," as used in the Prospectus and this Statement of Additional Information in connection with an investment in Class I and Class A shares of the Fund, refers to a single purchase by an individual or to concurrent purchases, which in the aggregate are at least equal to the prescribed amounts, by an individual, his or her spouse and their children under the age of 21 years purchasing shares for his or her or their own account and to single purchases by a trustee or other fiduciary purchasing shares for a single trust estate or single fiduciary account although more than one beneficiary is involved. The term "purchase" also includes purchases by any "company," as that term is defined in the Investment Company Act, but does not include purchases by any such company that has not been in existence for at least six months or which has no purpose other than the purchase of shares of the Fund or shares of other registered investment companies at a discount; provided, however, that it shall not include purchases by any group of individuals whose sole organizational nexus is that the participants therein are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

   Eligible Class I Investors. Class I shares are offered to a limited group of investors and also will be issued upon reinvestment of dividends on outstanding Class I shares. Investors that currently own Class I shares of the Fund in a shareholder account are entitled to purchase additional Class I shares of the Fund in that account. Certain employer-sponsored retirement or savings plans, including eligible 401(k) plans, may purchase Class I shares at net asset value provided such plans meet the required minimum number of eligible employees or required amount of assets advised by the Manager or any of its affiliates. Also eligible to purchase Class I shares at net asset value are participants in certain investment programs including certain managed accounts for which a trust institution, thrift or bank trust department provides discretionary trustee services, certain collective investment trust for which a trust institution, thrift, or bank trust department serves as trustee, certain purchases made in connection with certain fee-based programs and certain purchases made through certain financial advisers that meet and adhere to standards established by the Investment Adviser. In addition, Class I shares are offered at net asset value to ML & Co. and its subsidiaries and their directors and employees, to members of the Boards of FAM and Affiliates-Advised investment companies, including the Fund; and to employees of certain selected dealers or other financial intermediaries. Class I shares may also be offered at net asset value to certain accounts over which the Manager or an affiliate exercises investment discretion.

   Class I and Class A Sales Charge Information

                                                                Class I Shares
                                       ----------------------------------------------------------------
                                                                                       CDSCs Received
                                       Gross Sales  Sales Charges    Sales Charges    on Redemption of
                                         Charges     Retained by        Paid to         Load-Waived
For the Fiscal Period Ended March 31,   Collected    Distributor     Merrill Lynch        Shares
-------------------------------------  -----------  -------------    -------------    -----------------
2002                                   $        0   $          0      $        0      $              0
2001*                                  $        0   $          0      $        0      $              0

                                                                Class A Shares
                                       ----------------------------------------------------------------
                                                                                       CDSCs Received
                                       Gross Sales  Sales Charges    Sales Charges    on Redemption of
                                         Charges     Retained by        Paid to         Load-Waived
For the Fiscal Period Ended March 31,   Collected    Distributor     Merrill Lynch        Shares
-------------------------------------  -----------  -------------    -------------    -----------------
2002                                   $        0   $          0      $        0      $              0
2001*                                  $        0   $          0      $        0      $              0

--------------
* For the period September 5, 2000 (commencement of operations) to March 31,
  2001.

   The Distributor may reallow discounts to selected dealers or other financial intermediaries and retain the balance over such discounts. At times the Distributor may reallow the entire sales charge to such dealers or other financial intermediaries. Since securities dealers or other financial intermediaries selling Class I and Class A shares of the Fund will receive a concession equal to most of the sales charge, they may be deemed to be underwriters under the Securities Act.

Reduced Initial Sales Charges

   Reductions in or exemptions from the imposition of a sales charge are due to the nature of the investors and/or the reduced sales efforts that will be needed to obtain such investments.

   Reinvested Dividends. No initial sales charges are imposed upon Class I and Class A shares issued as a result of the automatic reinvestment of dividends.

   Right of Accumulation. Reduced sales charges are applicable through a right of accumulation under which eligible investors are permitted to purchase shares of the Fund subject to an initial sales charge at the offering price applicable to the total of (a) the public offering price of the shares then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of all classes of shares of the Fund and of other Mercury mutual funds. For any such right of accumulation to be made available, the Distributor must be provided at the time of purchase, by the purchaser or the purchaser's securities dealer or other financial intermediary, with sufficient information to permit confirmation of qualification. Acceptance of the purchase order is subject to such confirmation. The right of accumulation may be amended or terminated at any time. Shares held in the name of a nominee or custodian under pension, profit-sharing or other employee benefit plans may not be combined with other shares to qualify for the right of accumulation.

   Letter of Intent. Reduced sales charges are applicable to purchases aggregating $25,000 or more of Class I or Class A shares of the Fund or any other Mercury mutual funds made within a l3-month period starting with the first purchase pursuant to the Letter of Intent. The Letter of Intent is available only to investors whose accounts are established and maintained at the Fund's Transfer Agent. The Letter of Intent is not available to employee benefit plans for which affiliates of the Investment Adviser provide plan participant record-keeping services. The Letter of Intent is not a binding obligation to purchase any amount of Class I or Class A shares; however, its execution will result in the purchaser paying a lower sales charge at the appropriate quantity purchase level. A purchase not originally made pursuant to a Letter of Intent may be included under a subsequent Letter of Intent executed within 90 days of such purchase if the Distributor is informed in writing of this intent within such

90-day period. The value of Class I and Class A shares of the Fund and of other Mercury mutual funds presently held, at cost or maximum offering price (whichever is higher), on the date of the first purchase under the Letter of Intent, may be included as a credit toward the completion of such Letter, but the reduced sales charge applicable to the amount covered by such Letter will be applied only to new purchases. If the total amount of shares does not equal the amount stated in the Letter of Intent (minimum of $25,000), the investor will be notified and must pay, within 20 days of the execution of such Letter, the difference between the sales charge on the Class I or Class A shares purchased at the reduced rate and the sales charge applicable to the shares actually purchased through the Letter. Class I or Class A shares equal to five percent of the intended amount will be held in escrow during the l3-month period (while remaining registered in the name of the purchaser) for this purpose. The first purchase under the Letter of Intent must be at least five percent of the dollar amount of such Letter. If a purchase during the term of such Letter would otherwise be subject to a further reduced sales charge based on the right of accumulation, the purchaser will be entitled on that purchase and subsequent purchases to that further reduced percentage sales charge but there will be no retroactive reduction of the sales charges on any previous purchase.

   The value of any shares redeemed or otherwise disposed of by the purchaser prior to termination or completion of the Letter of Intent will be deducted from the total purchases made under such Letter. An exchange from the Summit Cash Reserves Fund ("Summit") into the Fund that creates a sales charge will count toward completing a new or existing Letter of Intent from the Fund.

   Purchase Privileges of Certain Persons. Directors of the Fund and Trustees of the Trust and of other investment companies advised by the Investment Adviser or its affiliates, directors and employees of ML & Co. and its subsidiaries (the term "subsidiaries," when used herein with respect to ML & Co., includes FAM and certain other entities directly or indirectly wholly owned and controlled by ML & Co.), employees of certain selected dealers, and any trust, pension, profit-sharing or other benefit plan for such persons, may purchase Class I shares of the Fund at net asset value. The Fund realizes economies of scale and reduction of sales-related expenses by virtue of the familiarity of these persons with the Fund. Employees and directors or trustees wishing to purchase shares of the Fund must satisfy the Fund's suitability standards.

   Class I and Class A shares are also offered at net asset value to certain accounts over which the Investment Adviser or an affiliate exercises investment discretion.

   Managed Trusts --. Class I shares are offered at net asset value to certain trusts to which trust institutions, thrifts, and bank trust departments provide discretionary trustee services.

   Acquisition of Certain Investment Companies. Class A shares may be offered at net asset value in connection with the acquisition of the assets of or merger or consolidation with a personal holding company or a public or private investment company.

   Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class I or Class A shares at net asset value, based on the number of employees or number of employees eligible to participate in the plan and/or the aggregate amount invested by the plan in specified investments. Certain other plans may purchase Class B shares with a waiver of the contingent deferred sales charge ("CDSC") upon redemption, based on similar criteria. Such Class B shares will convert into Class A shares approximately ten years after the plan purchases the first share of any Mercury mutual fund. Minimum purchase requirements may be waived or varied for such plans. For additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements, call your plan administrator or your selected dealer or other financial intermediary.

   Purchases Through Certain Financial Intermediaries. Reduced sales charges may be applicable for purchases of Class I or Class A shares of the Fund through certain financial advisers, selected dealers, brokers, investment advisers, service providers and other financial intermediaries that have an agreement with the Investment Adviser.

Deferred Sales Charge Alternatives -- Class B and Class C Shares

   Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in Mercury mutual funds.

   Because no initial sales charges are deducted at the time of the purchase, Class B and Class C shares provide the benefit of putting all of the investor's dollars to work from the time the investment is made. The deferred sales charge alternatives may be particularly appealing to investors that do not qualify for the reduction in initial sales charges. Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, the ongoing account maintenance and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares will be converted into Class A shares of the Fund after a conversion period of approximately ten years, and thereafter investors will be subject to lower ongoing fees.

   The public offering price of Class B and Class C shares for investors choosing the deferred sales charge alternatives is the next determined net asset value per share without the imposition of a sales charge at the time of purchase. See "Pricing of Shares -- Determination of Net Asset Value" below.

   Class B shares that are redeemed within six years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. In determining whether a CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over six years or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the six-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption.

   The following table sets forth the Class B CDSC:

                                                      CDSC as a Percentage
                                                        of Dollar Amount
    Year Since Purchase Payment Made                   Subject to Charge
    --------------------------------                  --------------------
    0-1                                                              4.0%
    1-2                                                              4.0%
    2-3                                                              3.0%
    3-4                                                              3.0%
    4-5                                                              2.0%
    5-6                                                              1.0%
    6 and thereafter                                                  None

   To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because of dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.0% (the applicable rate in the third year after purchase).

   Class B shareholders of the Fund exercising the exchange privilege described under "Shareholder Services -- Exchange Privilege" will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.

   As discussed in the Prospectus under "Account Choices -- Pricing of Shares -- Class B and C Shares -- Deferred Sales Charge Options," while Class B shares redeemed within six years of purchase are subject to a CDSC under most circumstances, the charge may be reduced or waived in certain instances. These include certain post-retirement withdrawals from an individual retirement account ("IRA") or other retirement plan or redemption of Class B shares in certain circumstances following the death of a Class B shareholder. In the case of such withdrawal, the reduction or waiver applies to: (a) any partial or complete redemption in connection with a distribution following retirement under a tax-deferred retirement plan on attaining age 59 1/2 in the case of an IRA or other retirement plan, or part of a series of equal periodic payments (not less frequently than annually) made for life (or life expectancy) or any redemption resulting from the tax-free return of an excess contribution to an IRA (certain legal documentation may be required at the time of liquidation establishing eligibility for qualified distribution); or (b) any partial or complete redemption following the death or disability (as defined in the Code) of a Class B shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability, or if later, reasonably promptly following completion of probate or in connection with involuntary termination of an account in which Fund shares are held (certain legal documentation may be required at the time of liquidation establishing eligibility for qualified distribution).

   The charge may also be reduced or waived in other instances, such as: (a) redemptions by certain eligible 401(a) and 401(k) plans and certain retirement plan rollovers; (b) redemptions in connection with participation in certain fee-based programs of the Manager or its affiliates; (c) redemptions in connection with participation in certain fee-based programs of selected securities dealers and other financial intermediaries that have agreements with the Manager; or (d) withdrawals through the Systematic Withdrawal Plan of up to 10% per year of your account value at the time the plan is established. See "Shareholder Services -- Fee-Based Programs" and "Systematic Withdrawal Plan."

   Conversion of Class B Shares to Class A Shares. After approximately ten years (the "Conversion Period"), Class B shares of the Fund will be converted automatically into Class A shares of the Fund. Class A shares are subject to an ongoing account maintenance fee of 0.25% of the average daily net assets of the Fund but are not subject to the distribution fee that is borne by Class B shares. Automatic conversion of Class B shares into Class A shares will occur at least once each month (on the "Conversion Date") on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class A shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.

   In addition, shares purchased through reinvestment of dividends on Class B shares also will convert automatically to Class A shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at the Conversion Date the conversion of Class B shares to Class A shares of the Fund in a single account will result in less than $50 worth of Class B shares being left in the account, all of the Class B shares of the Fund held in the account on the Conversion Date will be converted to Class A shares of the Fund.

   The Conversion Period may be modified for investors that participate in certain fee-based programs. See "Shareholder Services -- Fee-Based Programs."

   Class B shareholders of the Fund exercising the exchange privilege described under "Shareholder Services -- Exchange Privilege" will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.

  Contingent Deferred Sales Charges -- Class C Shares

   Class C shares that are redeemed within one year of purchase may be subject to a 1.0% CDSC charged as a percentage of the dollar amount subject thereto. In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption. The Class C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Systematic Withdrawal Plans. See "Shareholder Services -- Systematic Withdrawal Plan."

  Class B and Class C Sales Charge Information

                                                              Class B Shares*
                                                ---------------------------------------------
                                                  CDSCs Received          CDSCs Paid to
For Fiscal Year Ended March 31,                   by Distributor           Merrill Lynch
-------------------------------                 -----------------      ----------------------
2002                                            $        2,442           $             2,442
2001**                                                       0                             0

                                                              Class B Shares*
                                                ---------------------------------------------
                                                  CDSCs Received          CDSCs Paid to
For Fiscal Year Ended March 31,                   by Distributor           Merrill Lynch
-------------------------------                 -------------------   -------------------------
2002                                            $            0           $                   0
2001**                                                     .93                             .93

----------
* Additional Class B CDSCs payable to the Distributor may have been waived or converted to a contingent obligation in connection with a shareholder's participation in certain fee-based programs.
** For period September 5, 2000 (commencement of operations) to March 31, 2001.

   Proceeds from the CDSC and the distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of dealers related to providing distribution-related services to the Fund in connection with the sale of the Class B and Class C shares, such as the payment of compensation to financial advisors for selling Class B and Class C shares from the dealer's own funds. The combination of the CDSC and the ongoing distribution fee facilitates the ability of the Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. See "Distribution Plans" below. Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the National Association of Securities Dealers, Inc. (the "NASD") asset-based sales charge rule. See "Limitations on the Payment of Deferred Sales Charges" below.

Distribution Plans

   Reference is made to "Account Choices -- Pricing of Shares" in the Prospectus for certain information with respect to separate distribution plans for Class A, Class B, and Class C shares pursuant to Rule 12b-1 under the Investment Company Act of the Fund (each a "Distribution Plan") with respect to the account maintenance and/or distribution fees paid by the Fund to the Distributor with respect to such classes.

   The Distribution Plan for each of the Class A, Class B and Class C shares provides that the Fund pays the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor, a selected securities dealer or other financial intermediary for providing, or arranging for the provision of, account maintenance activities.

   The Distribution Plan for each of the Class B and Class C shares provides that the Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.50% for Class B shares and 0.55% for Class C shares of the average daily net assets of the Fund attributable to the shares of the relevant class in order to compensate the Distributor, a selected securities dealer or other financial intermediary for providing, or arranging for the provision of, shareholder and distribution services, and bearing certain distribution-related expenses of the Fund, including payments to financial intermediaries for selling Class B and Class C shares of the Fund. The Distribution Plans relating to Class B and Class C shares are designed to permit an investor to purchase Class B and Class C shares through financial intermediaries without the assessment of an initial sales charge and at the same time permit the Distributor to compensate financial intermediaries in connection with the sale of the Class B and Class C shares. In this regard, the purpose and function of the ongoing distribution fees and the CDSC are the same as those of the initial sales charge with respect to the Class I and Class A shares of the Fund in that the ongoing distribution fees and deferred sales charges provide for the financing of the distribution of the Fund's Class B and Class C shares.

   The payments under the Distribution Plans are subject to the provisions of Rule 12b-l under the Investment Company Act, and are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Board of Directors of the Fund for their consideration in connection with their deliberations as to the continuance of the Class B and Class C Distribution Plans. This information is presented annually as of December 31 of each year on a "fully allocated accrual" basis and quarterly on a "direct expense and revenue/cash" basis. On the fully allocated basis, revenues consist of the account maintenance fees, the distribution fees, the CDSCs and certain other related revenues, and expenses consist of financial adviser compensation, branch office and regional operation center selling and transaction processing expenses, advertising, sales promotion and marketing expenses, corporate overhead and interest expense. On the direct expense and revenue/cash basis, revenues consist of the account maintenance fees, the distribution fees and CDSCs and the expenses consist of financial adviser compensation.

   As of March 31, 2002, direct cash distribution revenues for the period since the commencement of operations of Class B shares exceeded direct cash distribution expenses by approximately $3,802 (.32% of Class B net assets at that date). As of March 31, 2002 direct cash distribution revenues for the period since the commencement of operations of Class C shares exceeded direct cash distribution expenses by 2,242 (.33% of Class C net assets at that date).

   For the fiscal year ended March 31, 2002, the Fund paid the Distributor $1,798 pursuant to the Class B Distribution Plan (based on average daily net assets subject to such Class B Distribution Plan of approximately $721,100), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class B shares. For the fiscal year ended March 31, 2002, the Fund paid the Distributor $3,273 pursuant to the Class C Distribution Plan (based on average daily net assets subject to such Class C Distribution Plan of approximately $417,800), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class C shares. For the fiscal year ended March 31, 2002, the Fund paid the Distributor $3,057 pursuant to the Class A Distribution Plan (based on average daily net assets subject to such Class A Distribution Plan of approximately $1.2 million), all of which was paid to Merrill Lynch for providing account maintenance activities in connection with Class A shares.

   The Fund has no obligation with respect to distribution and/or account maintenance-related expenses incurred by the Distributor and selected dealers or other financial intermediaries in connection with the Class A, Class B and Class C shares, and there is no assurance that the Board of Directors of the Fund will approve the continuance of the Distribution Plans from year to year. However, the Distributor intends to seek annual continuation of the Distribution Plans. In their review of the Distribution Plans, the Board of Directors of the Fund will be asked to take into consideration expenses incurred in connection with the account maintenance and/or distribution of each class of shares separately. The initial sales charges, the account maintenance fee, the distribution fee and/or the CDSCs received with respect to one class will not be used to subsidize the sale of shares of another class. Payments of the distribution fee on Class B shares will terminate upon conversion of those Class B shares to Class A shares as set forth under "Account Choices -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus.

   In their consideration of each Distribution Plan, the Board of Directors of the Fund must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to the Fund and each related class of shareholders. Each Distribution Plan further provides that, so long as the Distribution Plan remains in effect, the selection and nomination of non-interested Directors shall be committed to the discretion of the non-interested Directors then in office. In approving each Distribution Plan in accordance with Rule 12b-l, the non-interested Directors concluded that there is reasonable likelihood that such Distribution Plan will benefit the Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Directors or by the vote of the holders of a majority of the outstanding related class of voting securities of the Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the related class of shareholders, and all material amendments are required to be approved by the vote of Directors, including a majority of the non-interested Directors who have no direct or indirect financial interest in such Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-l further requires that the Fund preserve copies of each Distribution Plan and any report made pursuant to such plan for a period of not less than six years from the date of such Distribution Plan or such report, the first two years in an easily accessible place.

Limitations on the Payment of Deferred Sales Charges

   The maximum sales charge rule in the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD") imposes a limitation on certain asset-based sales charges such as the distribution fee and the CDSC borne by the Class B and Class C shares, but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to the Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by the Fund to (1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus l% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC).

   The following table sets forth comparative information as of March 31, 2002 with respect to Class B and Class C shares of the Fund indicating the maximum allowable payments that can be made under NASD maximum sales charge rule.

                                                         Data Calculated as of March 31, 2002
                                  -------------------------------------------------------------------------------------------------
                                                                                                                       Annual
                                                                                               Amounts              Distribution
                                                                    Allowable                Previously                Fee at
                                   Eligible       Allowable         Interest      Maximum     Paid to     Aggregate Current Net
                                    Gross      Aggtegate Sales      on Unpaid      Amount   Distributor    Unpaid   Asset Level
                                   Sales(1)      Charges(2)        Balances(3)    Payable       (4)        Balance      (5)
                                   --------    ----------------    -----------    -------   -----------   --------  ------------
                                                                             (In Thousands)
Class B Shares for the period
September 5, 2000
(commencement of
operations) to March 31,
2002
Under NASD Rule as Adopted          $25,000     $        1,563     $        92    $ 1,655   $   2,541      $   (866)    $    6
Under Distributor's Voluntary
Waiver                              $25,000     $        1,563     $       125    $ 1,688   $   2,541      $   (853)    $    6
Class C Shares, for the
period September 5, 2000
(commencement of
operations) to March 31,
2002
Under NASD ule as Adopted           $27,089     $       1,693     $        157    $ 1,850   $   2,336      $   (486)    $    4

--------

(1) Purchase price of all eligible Class B or Class C shares sold during the periods indicated other than shares acquired through dividend reinvestment and the exchange privilege.
(2) Includes amounts attributable to exchanges from Summit that are not reflected in eligible Gross Sales. Shares of Summit can only be purchased by exchange from another fund (the "redeemed fund"). Upon such an exchange, the maximum allowable sales charge payment to the redeemed fund is reduced in accordance with the amount of the redemption. This amount is then added to the maximum allowable sales charge payment with respect to Summit. Upon an exchange out of Summit, the remaining balance of this amount is deducted from the maximum allowable sales charge payment to Summit and added to the maximum allowable sales charge payment to the fund into which the exchange is made.
(3 )Interest is computed on a monthly basis based upon the prime rate, as reported in The Wall Street Journal, plus 1.0%, as permitted under the NASD Rule.
(4) Consist of CDSC payments, distribution fee payments and accruals. See "Fund Facts -- Fees and Expenses" in the Prospectus. This figure may include CDSCs that were deferred when a shareholder redeemed shares prior to the expiration of the applicable CDSC period and invested the proceeds, without the imposition of a sales charge, in Class I shares in conjunction with the shareholder's participation in fee-based programs managed by Mercury or its affiliates. The CDSC is booked as a contingent obligation that may be payable if the shareholder terminates participation in such programs.
(5) Provided to illustrate the extent to which the current level of distribution fee payments (not including any CDSC payments) is amortizing the unpaid balance. No assurance can be given that payment of the distribution fee will reach either the voluntary maximum (with respect to Class B shares) or the NASD maximum (with respect to Class B and Class C shares).

                              REDEMPTION OF SHARES

   Reference is made to "Account Choices -- How to Buy, Sell, Transfer and Exchange Shares" in the Prospectus. The Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. Except for any CDSC that may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption.

   The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for periods during which trading on the NYSE is restricted as determined by the Commission or during which the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.

   The value of shares at the time of redemption may be more or less than the shareholder's cost, depending in part on the market value of the securities held by the Fund at such time.

   Because of the high cost of maintaining smaller shareholder accounts, the Fund may redeem the shares in your account (without charging any deferred sales charge) if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Fund makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Fund takes any action. This involuntary redemption does not apply to retirement plans or Uniform Gifts or Transfers to Minors Act accounts ("UGMA/UTMA accounts").

Redemption

   A shareholder wishing to redeem shares held with the Transfer Agent may do so by tendering the shares directly to the Fund's Transfer Agent, Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be delivered to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Redemption requests should not be sent to the Fund. The redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent's register. The signature(s) on the redemption request may require a guarantee by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons whose name(s) shares are recorded on the Transfer Agent's register; (ii) all checks must be mailed to the stencil address of record on the Transfer Agent's register and (iii) the stencil address must not have changed within 30 days. Certain rules may apply regarding certain account types such as, but not limited to UGMA/UTMA accounts, Joint Tenancies with Right of Survivorship, contra broker transactions, and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

   A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-888-763-2260. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client's bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced, the address has changed within the last 30 days or share certificates have been issued on the account.

   Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemption may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

   For shareholders redeeming directly with the Transfer Agent, payments will be mailed within seven days of receipt of a proper notice of redemption. At various times the Fund may be requested to redeem shares for which it has not yet received good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank). The Fund may delay or cause to be delayed the mailing of a redemption check until such time as good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of such Fund shares, which will usually not exceed l0 days. In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the Fund.

Repurchase

   The Fund will also repurchase shares through a selected securities dealer or other financial intermediary. The Fund will normally accept orders to repurchase shares by wire or telephone from dealers for their customers at the net asset value next computed after the order is placed. Generally, shares will be priced at the net asset value calculated on the day the request is received, provided that the request for repurchase is submitted to the dealer or other financial intermediary prior to the close of business on the NYSE (generally the NYSE closes at 4:00 p.m., Eastern time) and such request is received by the Fund from such dealer or other financial intermediary not later than 30 minutes after the close of business on the NYSE on the same day. However, certain financial intermediaries may require submission of orders prior to that time. Dealers and other financial intermediaries have the responsibility of submitting such repurchase requests to the Fund not later than 30 minutes after the close of business on the NYSE in order to obtain that day's closing price.

   These repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Fund (other than any applicable CDSC). Securities firms that do not have agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to the Fund. Certain securities dealers or other financial intermediaries may charge a processing fee to confirm a repurchase of shares. For example, the fee currently charged by Merrill Lynch is $5.35. Fees charged by other securities dealers may be higher or lower. Repurchases directly through the Fund's Transfer Agent, on accounts held at the Transfer Agent, are not subject to the processing fee. The Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. A shareholder whose order for repurchase is rejected by the Fund, however, may redeem shares as set forth above.

Reinstatement Privilege -- Class I and Class A Shares

   Shareholders of the Fund who have redeemed their Class I and Class A shares have a privilege to reinstate their accounts by purchasing Class I or Class A shares of the Fund, as the case may be, at net asset value without a sales charge up to the dollar amount redeemed. The reinstatement privilege may be exercised by sending a notice of exercise along with a check for the amount to be reinstated to the Transfer Agent within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. Alternatively, the reinstatement privilege may be exercised through the investor's financial adviser within 30 days after the date the request for redemption was accepted by the Transfer Agent or the Distributor. The reinstatement will be made at the net asset value per share next determined after the notice of reinstatement is received and cannot exceed the amount of the redemption proceeds.

Deferred Sales Charges -- Class B and Class C Shares

   Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in Mercury mutual funds.

   As discussed in the Prospectus under "Account Choices -- Pricing of Shares -- Class B and Class C Shares -- Deferred Sales Charge Options," while Class B shares redeemed within six years of purchase are subject to a CDSC under most circumstances, the charge may be reduced or waived in certain instances. These include certain post-retirement withdrawals from an IRA or other retirement plan or redemption of Class B shares in certain circumstances following the death of a Class B shareholder. In the case of such withdrawal, reduction or waiver applies to: (a) any partial or complete redemption in connection with a distribution following retirement under a tax-deferred retirement plan on attaining age 59-1/2 in the case of an IRA or other retirement plan, or part of a series of equal periodic payments (not less frequently than annually) made for life (or life expectancy) or any redemption resulting from the tax-free return of an excess contribution to an IRA (certain legal documentation may be required at the time of liquidation establishing eligibility for qualified distribution); or (b) any partial or complete redemption following the death or disability (as defined in the Internal Revenue Code of 1986, as amended
(the "Code")) of a Class B shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability or, if later, reasonably promptly following completion of probate or in connection with involuntary termination of an account in which Fund shares are held (certain legal documentation may be required at the time of liquidation establishing eligibility for qualified distribution).

   The charge may also be reduced or waived in other instances, such as: (c) redemptions by certain eligible 401(a) and 401(k) plans and certain retirement plan rollovers; (d) redemptions in connection with participation in certain fee-based programs managed by the Manager or its affiliates; (e) redemptions in connection with participation in certain fee-based programs managed by selected dealers and other financial intermediaries that have agreements with the Investment Adviser; or (f) withdrawals through the Systematic Withdrawal Plan of up to l0% per year of your account value at the time the plan is established.

   In determining whether a Class B CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. Therefore it will be assumed that the redemption is first of shares held for over six years or shares pursuant to reinvestment of dividends or distributions and then of shares held longest during the six-year period. The charge will be assessed on an amount equal to the lesser of the proceeds of the redemption or the cost of shares being redeemed and will not be applied to dollar amounts representing an increase in the net asset value since the time of purchase. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption.

   Class C shares are subject only to a one-year 1% CDSC. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends or capital gains distributions. The Class C CDSC may be waived in connection with participation in certain fee-based programs, involuntary termination of an account in which Fund shares are held, and withdrawals through the Systematic Withdrawal Plan.

   In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. Therefore, it will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends or distributions and then of shares held longest during the one-year period. The charge will not be applied to dollar amounts representing an increase in the net asset value since the time of purchase. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption.

   Proceeds from the CDSC and the distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of selected dealers or other financial intermediaries related to providing distribution-related services to the Fund in connection with the sale of the Class B and Class C shares, such as the payment of compensation to financial intermediaries for selling Class B and Class C shares. The combination of the CDSC and the ongoing distribution fee facilitates the ability of the Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase.

   Conversion of Class B Shares to Class A Shares. As discussed in the Prospectus under "Account Choices -- Pricing of Shares -- Class B and Class C Shares -- Deferred Sales Charge Options," Class B shares of fixed-income Mercury mutual funds convert automatically to Class A shares approximately ten years after purchase (the "Conversion Period"). Automatic conversion of Class B shares into Class A shares will occur at least once each month (on the "Conversion Date") on the basis of the relative net asset value of the shares of the two classes on Conversion Date, without the imposition of any sales charge, fee or other charge.

   The Conversion Period is modified for shareholders who purchased Class B shares through certain retirement plans that qualified for a waiver of the CDSC normally imposed on purchases of Class B shares ("Class B Retirement Plans"). When the first share of any Mercury mutual fund purchased by a Class B Retirement Plan has been held for ten years (i.e., ten years from the date the relationship between Mercury mutual funds and the Class B Retirement Plan was established), all Class B shares of all Mercury mutual funds held in that Class B Retirement Plan will be converted into Class A shares of the appropriate funds. Subsequent to such conversion, that Class B Retirement Plan will be sold Class A shares of the appropriate funds at net asset value per share.

   The Conversion Period may also be modified for retirement plan investors who participate in certain fee-based programs. See "Shareholder Services -- Fee-Based Programs" below.

   The Distributor compensates financial intermediaries for selling Class B and Class C shares at the time of purchase from its own funds. Proceeds from the CDSC and the ongoing distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of dealers (including Merrill Lynch) or other financial intermediaries related to providing distribution-related services to the Fund in connection with the sale of the Class B and Class C shares, such as the payment of compensation to financial intermediaries for selling Class B and Class C shares. The combination of the CDSC and the ongoing distribution fee facilitates the ability of the Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. See "Purchase of Shares -- Distribution Plans" above. Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the NASD asset-based sales charge rule. See "Purchase of Shares -- Limitations on the Payment of Deferred Sales Charges" above.

                            PORTFOLIO TRANSACTIONS

   Because the Fund will invest exclusively in shares of the Trust, it is expected that all transactions in portfolio securities will be entered into by the Trust. Subject to policies established by the Board of Trustees of the Trust, the Manager is primarily responsible for the execution of the Trust's portfolio transactions. In executing such transactions, the Manager seeks to obtain the best net results for the Trust, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm involved and the firm's risk in positioning a block of securities. While the Manager generally seeks reasonably competitive commission rates, the Trust will not necessarily be paying the lowest commission or spread available. Subject to applicable legal requirements, the Manager may select a broker based partly upon brokerage or research services provided to the Manager and its clients, including the Trust. In return for such services the Manager may pay a higher commission than other brokers would charge if the Manager determines in good faith that the commission is reasonable in relation to the services provided.

   Section 28(e) of the Securities Exchange Act of 1934 ("Section 28(e)") permits an investment adviser, such as the Manager under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction that exceeds the amount of commission another broker or dealer would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Manager believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Trust.

   To the extent research services may be a factor in selection brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information that assists in the valuation of investments. Examples of research-oriented services for which the Manager might use Trust commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Manager's individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Trust to the Manager are not reduced as a result of the Manager's receipt of research services.

   In some cases the Manager may receive a service from a broker that has both a "research" and a "non-research" use. When this occurs, the Manager makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Manager will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Manager faces a potential conflict of interest, but the Manager believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

   From time to time, the Trust may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Manager with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research "credits" in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of
Section 28(e).

   In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of Trustees of the Trust and subject to best execution, the Manager may consider sales of shares of the Fund as a factor in the selection of brokers or dealers to execute portfolio transactions for the Trust; however, whether or not a particular broker or dealer sells shares of the Fund neither qualifies not disqualifies such broker or dealer to execute transactions for the Trust.

   Subject to obtaining the best net results, brokers who provide supplemental investment research to the Manager may receive orders for transactions by the Trust. Such supplemental research services ordinarily consist of assessments and analysis of the business or prospects of a company, industry, or economic sector. If, in the judgment of the Manager, the Trust will be benefited by such supplemental research services, the Manager is authorized to pay commissions to brokers furnishings such services that are in excess of commissions that another broker may charge for the same transaction. Information so received will be in addition to and not in lieu of the services required to be performed by the Manager under its Management Agreement. The expenses of the Manager will not necessarily be reduced as a result of the receipt of such supplemental information. In some cases, the Manager may use such supplemental research in providing investment advice to its other investment advisory accounts. In addition, consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc. and policies established by the Trustees of the Trust, the Manager may consider sales of shares of the Fund as a factor in the selection of brokers or dealers to execute portfolio transactions for the Trust.

   The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities. Subject to the policy established by the Board of Trustees, the Manager is primarily responsible for the portfolio decisions of the Trust and the placing of its portfolio transactions. In placing orders, it is the policy of the Trust to obtain the best price and execution for its transactions. Affiliated persons of the Trust, including Merrill Lynch, may serve as its broker in over-the-counter transactions conducted on an agency basis.

   Brokerage commissions and other transaction costs on transactions in foreign securities are generally higher than in the United States, although the Trust will endeavor to achieve the best net results in effecting its portfolio transactions. There is generally less governmental supervision and regulation of foreign securities dealers and brokers than in the United States.

   The securities in which the Trust invests are primarily traded in the over-the-counter market and, where possible, the Trust deals directly with the dealers who make a market in the securities involved except in those circumstances in which better prices and execution are available elsewhere. Such dealers usually act as principals for their own account. On occasion, securities may be purchased directly from the issuer. Bonds and money market securities are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes. The cost of portfolio securities transactions of the Trust will consist primarily of dealer or underwriter spreads. Under the Investment Company Act, persons affiliated with the Trust and persons who are affiliated with such affiliated persons are prohibited from dealing with the Trust as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the over-the-counter market usually involve transactions with dealers acting as principal for their own accounts, affiliated persons of the Trust, including Merrill Lynch and any of its affiliates, will not serve as the Trust's dealer in such transactions. However, affiliated persons of the Trust may serve as its broker in listed or over-the-counter transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions.

   The Trust may not purchase securities during the existence of any underwriting syndicate of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Trustees of the Trust that either comply with rules adopted by the Commission or with interpretations of the Commission Staff. Rule 10f-3 under the Investment Company Act sets forth conditions under which the Trust may purchase corporate bonds from an underwriting syndicate of which Merrill Lynch is a member. The rule sets forth requirements relating to, among other things, the terms of an issue of corporate bonds purchased by the Trust, the amount of corporate bonds that may be purchased in any one issue and the assets of the Trust that may be invested in a particular issue.

   The Trust's ability and decisions to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the shares of the Fund are redeemable on a daily basis in U.S. dollars, the Trust intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy.

   Because of the affiliation of Merrill Lynch with the Manager, the Trust is prohibited from engaging in certain transactions involving Merrill Lynch or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Without such an exemptive order, the Fund would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal.

   The Trust has received an exemptive order form the commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Trust also has retained an affiliated entity of the Manager as the securities lending agent for a fee, including a fee based on a share of the returns on investment of cash collateral. That entity may, on behalf of the Trust, invest cash collateral received by the Trust for such loans, among other things, in a private investment company managed by that entity or in registered money market funds advised by the Manager or its affiliates. For the fiscal year ended March 31, 2002, the first year in which the exemptive order was in effect, that affiliated entity received $0 in securities lending agent fees from the Trust.

   Section 11(a) of the Securities Exchange Act of 1934, as amended, generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts which they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Trust in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Trust and annual statements as to aggregate compensation will be provided to the Trust.

   The Board of Trustees of the Trust has considered the possibility of seeking to recapture for the benefit of the Trust brokerage commissions and other expenses of portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Trust to the Manager. After considering all factors deemed relevant, the Board of Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time.

   Information about the brokerage commissions paid by the Trust, including commissions paid to Merrill Lynch, is set forth in the following table:


                                                 Aggregate Brokerage       Commissions Paid to
Fiscal Year Ended March 31                       Commissions Paid            Merrill Lynch
--------------------------                       -------------------       -------------------
2002                                             $             2,813       $             2,813
2001+                                            $            11,406       $            11,406

--------
+ For the period September 1, 2000 (commencement of operations of the Trust) to March 31, 2001.

   For the fiscal year ended March 31, 2002, the brokerage commissions paid to Merrill Lynch represented 100% of the aggregate brokerage commissions paid and involved 100% of the Trust's dollar amount of transactions involving payment of brokerage commissions.

   Because of different objectives or other factors, a particular security may be bought for one or more clients of the Manager or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Trust or other clients or funds for which the Investment Adviser or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply or securities being sold, there may be an adverse effect on price.

                               PRICING OF SHARES

Determination of Net Asset Value

   Reference is made to "Account Choices -- How Shares are Priced" in the Prospectus.

   The net asset value of the shares of all classes of the Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation.

   The principal assets of the Fund will normally be its interest in the Trust. The value of that interest is based on the net assets of the Trust which are comprised of the underlying value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses of the Trust). Expenses of the Trust, including the management fees, are accrued daily.

   The net asset value of the Fund is computed by dividing the value of the Fund's proportionate interest in the net assets of the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) of the Fund divided by the total number of shares of the Fund outstanding at such time. Expenses, including the fees payable to the Administrator and the Distributor, and the advisory fees payable indirectly by the Trust to the Manager, are accrued daily.

   The per share net asset value of Class A, Class B and Class C shares generally will be lower than the per share net asset value of Class I shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares, and the daily expense accruals of the account maintenance fees applicable with respect to Class A shares. It is expected, however, that the per share net asset value of the four classes will tend to converge (although not necessarily meet) immediately after the payment of dividends or distributions, which will differ by approximately the amount of the expense accrual differentials between the classes.

   Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued, or, lacking any sales, at the mean between closing bid and asked prices. Securities traded in the over-the-counter ("OTC") market are valued at the mean of the most recent bid and ask prices as obtained from one or more dealers that make markets in the securities. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market, and it is expected that for debt securities this ordinarily will be the OTC market. Options on debt securities, which are traded on exchanges, are valued at the last asked price for options written and the last bid price for options purchased. Interest rate futures contracts and options thereon, which are traded on exchanges, are valued at their closing price at the close of such exchanges. The Trust employs certain pricing services, to provide securities prices for the Trust. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust, including valuations furnished by the pricing services retained by the Trust, which may use a matrix system for valuations. These procedures of the pricing services and their valuations are reviewed by the officers of the Trust under the general supervision of the Trustees.

   Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor's (including the Fund's) interest in the Trust will be determined as of the close of business on the NYSE by multiplying the net asset value of the Trust by the percentage, effective for that day, that represents that investor's share of the aggregate interests in the Trust. The close of business on the NYSE is generally 4:00 p.m., Eastern Time. Any additions or withdrawals to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor's interest in the Trust after the close of business of the NYSE on the next determination of net asset value of the Trust.

Computation of Offering Price Per Share

   An illustration of the computation of the offering price for Class B, Class C and Class A shares of the Fund based on the value of the Fund's net assets and number of shares outstanding on March 31, 2002 is set forth below. Class I shares are not included because there are currently no assets invested in Class I shares.

                                                                   Class B     Class C     Class A
                                                                 ----------   --------   -----------
Net Assets                                                       $1,205,239   $669,930   $3,331,403
                                                                 ----------   --------   -----------
Number of Shares Outstanding                                        155,517     86,454      430,057
                                                                 ----------   --------   -----------
Net Asset Value Per Share (net assets divided by
  number of shares outstanding)                                  $     7.75   $   7.75   $     7.75
                                                                 ----------   --------   -----------
Sales Charge (Class A shares: 4.00% of offering
  price; 4.17% of net asset value per share)*                            **         **          .32
                                                                 ----------   --------   -----------
Offering Price                                                   $     7.75   $   7.75   $     8.07
                                                                 ----------   --------   -----------

--------

  * Rounded to the nearest one-hundredth percent; assumes maximum sales charge is applicable.
 ** Class B and Class C shares are not subject to an initial sales charge but may be subject to a CDSC on redemption of shares. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares herein.

                             SHAREHOLDER SERVICES

   The Fund offers a number of shareholder services described below that are designed to facilitate investment in its shares. Full details as to each such service and copies of the various plans described below can be obtained from the Fund, the Distributor or your selected dealer or other financial intermediary. Certain of these services are available only to U.S. investors.

Investment Account

   Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for automatic investment purchases and the reinvestment of dividends. The statements will also show any other activity in the account since the preceding statement. Shareholders will receive separate transaction confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of dividends. A shareholder with an account held at the Transfer Agent may make additions to his or her Investment Account at any time by mailing a check directly to the Transfer Agent.

   The Fund does not issue share certificates. Shareholders may transfer their Fund shares to another securities dealer or other financial intermediary that has an authorized agreement with the Distributor. Certain shareholder services may not be available for the transferred shares. After the transfer, the shareholder may purchase additional shares of funds owned before the transfer and all future trading of these assets must be coordinated by the new firm. If a shareholder wishes to transfer his or her shares to a securities dealer or other financial intermediary that has not entered into an authorized agreement with the Distributor, the shareholder must either (i) redeem his or her shares, paying any applicable CDSC or (ii) continue to maintain an Investment Account at the Transfer Agent for those shares. The shareholder may also request the new securities dealer or other financial intermediary to maintain the shares in an account at the Transfer Agent registered in the name of the securities dealer or other financial intermediary for the benefit of the shareholder whether the securities dealer or other financial intermediary has entered into an authorized agreement or not.

   Shareholders considering transferring a tax-deferred retirement account such as an individual retirement account from a selected dealer to another brokerage firm or financial institution should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of the Fund, a shareholder must either redeem the shares, paying any applicable CDSC, so that the cash proceeds can be transferred to the account at the new firm, or such shareholder must continue to maintain a retirement account at a selected dealer for those shares.

Automatic Investment Plan

   A shareholder may make additions to an Investment Account at any time by purchasing Class I shares (if an eligible Class I investor) or Class A, Class B or Class C shares at the applicable public offering price. These purchases may be made either through the shareholder's securities dealer or other financial intermediary or by mail directly to the Transfer Agent, acting as agent for such securities dealer. You may also add to your account by automatically investing a specific amount in the Fund on a periodic basis through your selected dealer. The current minimum for such automatic additional investments is $100. This minimum may be waived or revised under certain circumstances.

Automatic Dividend Reinvestment Plan

   Unless specific instructions are given as to the method of payment, dividends will be automatically reinvested, without sales charge, in additional full and fractional shares of Fund. Such reinvestment will be at the net asset value of shares of the Fund as determined as of the close of business on the NYSE on the payment date for such dividends. No CDSC will be imposed upon redemption of shares issued as a result of the automatic reinvestment of dividends.

   Shareholders may, at any time, by written notification to their selected dealer or other financial intermediary if the shareholder's account is maintained with a selected dealer or by written notification or by telephone (1-888-763-2260) to the Transfer Agent, if the account is maintained with the Transfer Agent, elect to have subsequent dividends, paid in cash, rather than reinvested in shares of the Fund or vice versa (provided that, in the event that a payment on an account maintained at the Transfer Agent would amount to $10.00 or less, a shareholder will not receive such payment in cash and such payment will automatically be reinvested in additional shares). Commencing ten days after the receipt by the Transfer Agent of such notice, those instructions will be effected. The Fund is not responsible for any failure of delivery to the shareholder's address of record and no interest will accrue on amounts represented by uncashed dividend checks. Cash payments can also be directly deposited to the shareholder's bank account.

Systematic Withdrawal Plan

   A shareholder may elect to make withdrawals from an Investment Account of Class I, Class A, Class B or Class C shares in the form of payments by check or through automatic payment by direct deposit to such shareholder's bank account on either a monthly or quarterly basis as provided below. Quarterly withdrawals are available for shareholders who have acquired shares of the Fund having a value, based on cost or the current offering price, of $5,000 or more, and monthly withdrawals are available for shareholders with shares having a value of $10,000 or more.

   At the time of each withdrawal payment, sufficient shares are redeemed from those on deposit in the shareholder's account to provide the withdrawal payment specified by the shareholder. The shareholder may specify the dollar amount and class of shares to be redeemed. With respect to shareholders who hold accounts directly at the Transfer Agent, redemptions will be made at net asset value as determined as described herein on the 24th day of each month or the 24th day of the last month of each quarter, whichever is applicable. With respect to shareholders who hold accounts with their broker-dealer, redemptions will be made at net asset value determined as described herein on the first, second, third or fourth Monday of each month, or the first, second, third or fourth Monday of the last month of each quarter, whichever is applicable. If the NYSE is not open for business on such date, the shares will be redeemed at the net asset value determined as of the close of business on the following business day. The check for the withdrawal payment will be mailed, or the direct deposit for withdrawal payment will be made on the next business day following redemption. When a shareholder is making systematic withdrawals, dividends on all shares in the Investment Account are reinvested automatically in shares of the Fund. A shareholder's systematic withdrawal plan may be terminated at any time, without a charge or penalty, by the shareholder, the Fund, the Fund's Transfer Agent or the Distributor.

   Withdrawal payments should not be considered as dividends, yield or income. Each withdrawal is a taxable event. If periodic withdrawals continuously exceed reinvested dividends, the shareholder's original investment may be reduced correspondingly. Purchases of additional shares concurrent with withdrawals are ordinarily disadvantageous to the shareholder because of sales charges and tax liabilities. The Fund will not knowingly accept purchase orders for shares of the Fund from investors who maintain a systematic withdrawal plan unless such purchase is equal to at least one year's scheduled withdrawals or $1,200, whichever is greater. Periodic investments may not be made into an Investment Account in which the shareholder has elected to make systematic withdrawals.

   With respect to redemptions of Class B and Class C shares pursuant to a systematic withdrawal plan, the maximum number of Class B or Class C shares that can be redeemed from an account annually shall not exceed l0% of the value of shares of such class in that account at the time the election to join the systematic withdrawal plan was made. Any CDSC that otherwise might be due on such redemption of Class B or Class C shares will be waived. Shares redeemed pursuant to a systematic withdrawal plan will be redeemed in the same order as Class B or Class C shares are otherwise redeemed. See "Account Choices -- Pricing of Shares -- Class B and Class C Shares -- Deferred Sales Charge Options" in the Prospectus. Where the systematic withdrawal plan is applied to Class B shares, upon conversion of the last Class B shares in an account to Class A shares, a shareholder must make a new election to join the systematic withdrawal program with respect to the Class A shares. If an investor wishes to change the amount being withdrawn in a systematic withdrawal plan the investor should contact his or her financial advisor.

Retirement and Education Savings Plans

   The minimum initial purchase to establish a retirement or an education savings plan is $100. Dividends received in each of the plans are exempt from Federal taxation until distributed from the plans. Different tax rules apply to Roth IRA plans and education savings plans. Investors considering participation in any retirement or education savings plan should review specific tax laws relating thereto and should consult their attorneys or tax advisors with respect to the establishment and maintenance of any such plan.

Exchange Privilege

   U.S. shareholders of each class of shares of the Fund have an exchange privilege with other Mercury mutual funds and Summit. The exchange privilege does not apply to any other funds. Under the Fund's pricing system, Class I shareholders may exchange Class I shares of the Fund for Class I shares of a second Mercury mutual fund. If the Class I shareholder wants to exchange Class I shares for shares of a second fund, but does not hold Class I shares of the second fund in his or her account at the time of exchange and is not otherwise eligible to acquire Class I shares of the second fund, the shareholder will receive Class A shares of the second fund as a result of the exchange. Class A shares also may be exchanged for Class I shares of a second Mercury mutual fund at any time as long as, at the time of the exchange, the shareholder is eligible to acquire Class I shares of any Mercury mutual fund. Class A, Class B and Class C shares are exchangeable with shares of the same class of other Mercury mutual funds. For purposes of computing the CDSC that may be payable upon a disposition of the shares acquired in the exchange, the holding period for the previously owned shares of the Fund is "tacked" to the holding period of the newly acquired shares of the other fund as more fully described below. Class I, Class A, Class B and Class C shares also are exchangeable for shares of Summit, a money market fund specifically designated for exchange by holders of Class I, Class A, Class B or Class C shares. Class I and Class A shares will be exchanged for Class A shares of Summit, and Class B and Class C shares will be exchanged for Class B shares of Summit. Summit Class A and Class B shares do not include any front-end sales charge or CDSC; however, Summit Class B shares pay a 12b-l distribution fee of 0.75% and are subject to a CDSC payable as if the shareholder still held shares of the Mercury fund used to acquire the Summit Class B shares.

   Exchanges of Class I or Class A shares outstanding ("outstanding Class I or Class A shares") for Class I or Class A shares of another Mercury mutual fund, or for Class A shares of Summit ("new Class I or Class A shares") are transacted on the basis of relative net asset value per Class I or Class A share, respectively, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding Class I or Class A shares and the sales charge payable at the time of the exchange on the new Class I or Class A shares. With respect to outstanding Class I or Class A shares as to which previous exchanges have taken place, the "sales charge previously paid" shall include the aggregate of the sales charges paid with respect to such Class I or Class A shares in the initial purchase and any subsequent exchange. Class I or Class A shares issued pursuant to dividend reinvestment are sold on a no-load basis in each of the funds offering Class I or Class A shares. For purposes of the exchange privilege, dividend reinvestment Class I and Class A shares shall be deemed to have been sold with a sales charge equal to the sales charge previously paid on the Class I or Class A shares on which the dividend was paid. Based on this formula, Class I and Class A shares of the Fund generally may be exchanged into the Class I and Class A shares, respectively, of the other funds with a reduced or without a sales charge.

   In addition, each of the funds with Class B and Class C shares outstanding ("outstanding Class B or Class C shares") offers to exchange its Class B or Class C shares for Class B or Class C shares, respectively (or, in the case of Summit, Class B shares) ("new Class B or Class C shares"), of another Mercury mutual fund or of Summit on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC that might otherwise be due on redemption of the outstanding shares. Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the new Class B shares acquired through use of the exchange privilege. In addition, Class B shares of the Fund acquired through use of the exchange privilege will be subject to the Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares of the fund from which the exchange has been made. For purposes of computing the sales charge that may be payable on a disposition of the new Class B or Class C shares, the holding period for the outstanding Class B shares is "tacked" to the holding period of the new Class B or Class C shares. For example, an investor may exchange Class B shares of the Fund for those of another Mercury fund ("new Mercury Fund") after having held the Fund's Class B shares for two-and-a-half years. The 3% CDSC that generally would apply to a redemption would not apply to the exchange. Four years later the investor may decide to redeem the Class B shares of new Mercury Fund and receive cash. There will be no CDSC due on this redemption since by "tacking" the two-and-a-half year holding period of the Fund's Class B shares to the four year holding period for the new Mercury Fund Class B shares, the investor will be deemed to have held the new Mercury Fund Class B shares for more than six years.

   Before effecting an exchange, shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made. To exercise the exchange privilege, shareholders should contact their financial intermediary, who will advise the Fund of the exchange. Shareholders of the Fund and shareholders of the other funds described above with shares for which certificates have not been issued may exercise the exchange privilege by wire through their securities dealers. The Fund reserves the right to require a properly completed exchange application. This exchange privilege may be modified or terminated in accordance with the rules of the Commission. The Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain funds may suspend the continuous offering of their shares to the general public at any time and may thereafter resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made.

Fee-Based Programs

   Certain fee-based programs, including pricing alternatives for securities transactions (each referred to in this paragraph as a "Program") may permit the purchase of Class I shares at net asset value. Under specified circumstances, participants in certain Programs may deposit other classes of shares, which will be exchanged for Class I shares. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Termination of participation in certain Programs may result in the redemption of shares held therein or the automatic exchange thereof to another class at net asset value. In addition, upon termination of participation in certain Programs, shares that have been held for less than specified periods within such Program may be subject to a fee based upon the current value of such shares. These Programs also generally prohibit such shares from being transferred to another account, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Additional information regarding certain specific Programs offered through particular selected dealers or other financial intermediaries (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in the Program's client agreement and from the shareholder's selected dealer.

                              DIVIDENDS AND TAXES

Dividends

   The Fund intends to distribute substantially all its net investment income monthly, if any. The net investment income of the Fund is declared as dividends daily immediately prior to the determination of the net asset value of the Fund on that day and is reinvested monthly in additional full and fractional shares of the Fund at net asset value unless the shareholder elects to receive such dividends in cash. From time to time, the Fund may declare a special distribution at or about the end of the calendar year in order to comply with Federal tax requirements that certain percentages of its ordinary income and capital gains be distributed during the year. The net investment income of the Fund for dividend purposes consists of interest and dividends earned on portfolio securities, less expenses, in each case computed since the most recent determination of net asset value. All net realized capital gains, if any, will be distributed to the Fund's shareholders at least annually. From time to time, the Fund may declare a special dividend at or about the end of the calendar year in order to comply with a Federal tax requirement that certain percentages of its ordinary income and capital gains be distributed during the calendar year. See "Shareholder Services -- Automatic Dividend Reinvestment Plan" for information concerning the manner in which dividends are reinvested automatically in shares of the Fund. A shareholder whose account is maintained at the Transfer Agent or whose account is maintained through Merrill Lynch may elect in writing to receive any dividends in cash. Dividends are taxable to shareholders, as discussed below, whether they are reinvested in shares of the Fund or received in cash. The per share dividends on Class B and Class C shares will be lower than the per share dividends on Class I and Class A shares as a result of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Class B and Class C shares; similarly, the per share dividends on Class A shares will be lower than the per share dividends on Class I shares as a result of the account maintenance fees applicable with respect to the Class A shares. See "Determination of Net Asset Value."

Taxes

   The Fund intends to qualify for the special tax treatment afforded regulated investment companies ("RICs") under the Internal Revenue Code of 1986, as amended (the "Code"). As long as it so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Class I, Class A, Class B and Class C shareholders (together, the "shareholders"). The Fund intends to distribute substantially all of such income.

   In order to qualify, the Fund must among other things, (i) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of securities, certain gains from foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; (ii) distribute at least 90% of its dividend, interest and certain other taxable income each year; (iii) at the end of each fiscal quarter maintain at least 50% of the value of its total assets in cash, government securities, securities of other RICs, and other securities of issuers which represent, with respect to each issuer, no more than 5% of the value of the Fund's total assets and 10% of the outstanding voting securities of such issuer; and (iv) at the end of each fiscal quarter have no more than 25% of its assets invested in the securities (other than those of the government or other RICs) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar or related trades and businesses.

   Dividends paid by the Fund from its ordinary income and distributions of the Fund's net realized short-term capital gains (together referred to hereafter as "ordinary income dividends") are taxable to shareholders as ordinary income.

   Any net capital gains (i.e., the excess of net capital gains from the sale of assets held for more than l2 months over net short-term capital losses, and including such gains from certain transactions in futures and options) ("capital gain dividends") distributed to shareholders will be taxable as capital gain to the shareholders, whether or not reinvested and regardless of the length of time a shareholder has owned his or her shares. The maximum capital gains rate for individuals is 20%. The maximum capital gain rate for corporate shareholders currently is the same as the maximum tax rate for ordinary income.

   Not later than 60 days after the close of its taxable year, the Fund will provide its shareholders with a written notice designating the amounts of any ordinary income dividends or capital gain dividends. A portion of the Fund's ordinary income dividends may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. For this purpose, the Fund will allocate dividends eligible for the dividends received deduction between the Class I, Class A, Class B and Class C shareholders according to a method (which it believes is consistent with the Commission rule permitting the issuance and sale of multiple classes of stock) that is based on the gross income allocable to the Class I, Class A, Class B and Class C shareholders during the taxable year, or such other method as the Internal Revenue Service may prescribe. If the Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend or distribution will be treated for tax purposes as being paid by the RIC and received by the shareholders on December 31 of the year in which such dividend was declared.

   Shareholders should consult their tax advisors regarding the availability and effect of a certain tax election to mark-to-market shares of the Fund held on January 1, 2001. Capital gains or losses recognized by corporate shareholders are subject to tax at the ordinary income tax rates applicable to corporations. The new tax rates for capital gains described above apply to distributions of capital gain dividends by regulated investment companies ("RICs") such as the Fund as well as to sales and exchanges of shares in RICs such as the Fund.

   The Trust will invest in securities rated in the lower rating categories of nationally recognized rating organizations, in unrated securities of comparable quality (together with lower-rated securities, "junk bonds") and in high-yield Corporate Loans, as previously described. Some of these junk bonds and high-yield Corporate Loans may be purchased at a discount and may therefore cause the Fund to accrue and distribute income before amounts due under the obligations are paid. In addition, a portion of the interest payments on junk bonds and high-yield Corporate Loans may be treated as dividends for Federal income tax purposes; in such case, if the issuer of the junk bonds or high-yield Corporate Loans is a domestic corporation, dividend payments by the Fund will be eligible for the dividends received deduction to the extent of the deemed dividend portion of such interest payments.

   The Trust may recognize interest attributable to it from holding zero coupon securities. Current federal law requires that, for most zero coupon securities, the Trust must accrue a portion of the discount at which the security was purchased as income each year even though the Trust receives no interest payment in cash on the security during the year. In addition, the Trust may invest in pay-in-kind securities on which payments of interest consist of securities rather than cash. As an investment company, the Trust must pay out substantially all of its net investment income each year. Accordingly, the Trust may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Trust actually received. Such distributions will be made from the cash assets of the Trust or by sales of portfolio securities, if necessary. The Trust may realize a gain or loss from such sales.

   Dividends paid to shareholders who are nonresident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisors concerning the applicability of the U.S. withholding tax.

   Under certain provisions of the Code, some shareholders may be subject to a 31% withholding tax on reportable ordinary income dividends and capital gains dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom a certified taxpayer identification number is not on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalties of perjury that such number is correct and that he is not otherwise subject to backup withholding.

   Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

   No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares into Class D shares. A shareholder's basis in the Class D shares acquired will be the same as such shareholder's basis in the Class B shares converted, and the holding period of the acquired Class D shares will include the holding period of the converted Class B shares.

   If a shareholder exercises his exchange privilege within 90 days after the date such shares were acquired to acquire shares in a second Fund ("New Fund"), then the loss, if any, recognized on the exchange will be reduced (or the gain, if any, increased) to the extent the load charge paid to the Fund reduces any load charge such shareholder would have been required to pay on the acquisition of the New Fund shares in the absence of the exchange privilege. Instead, such load charge will be treated as an amount paid for the New Fund shares and will be included in the shareholder's basis for such shares.

   Under another provision of the Code, any dividend declared by the Fund to shareholders of record in October, November, or December of any year and made payable to shareholders of record in such a month will be deemed to have been received on December 31 of such year if actually paid during the following January.

   A loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

   As indicated above, the Code imposes a 4% nondeductible excise tax on a regulated investment company, such as the Fund, if it does not distribute to its shareholders during the calendar year an amount equal to 98 percent of the Fund's investment company income, with certain adjustments, for such calendar year, plus 98 percent of the Fund's capital gain net income for the one-year period ending on October 31, of such calendar year. In addition, an amount equal to any undistributed investment company taxable income or capital gain net income from the previous calendar year must also be distributed to avoid the excise tax. While the Fund intends to distribute its income and capital gains in the manner necessary to avoid imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund's taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. The excise tax is imposed on the amount by which the regulated investment company does not meet the foregoing distribution requirements.

   Only dividends paid by the Fund which are attributable to dividends received by the Fund will qualify for the 70% dividends-received deduction for corporations. In addition, corporate shareholders must have held their shares in the Fund for more than 45 days to qualify for the deduction on dividends paid by the Fund. Because most of the income of the Fund will be interest income, rather than dividends on common or preferred stock, it is unlikely that any substantial proportion of its distributions will be eligible for the dividends-received deduction available for corporations under the Code.

   The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury Regulations presently in effect. For the complete provisions, reference should be made to the pertinent sections of the Code and the Treasury Regulations promulgated thereunder. The Code and Regulations are subject to change by legislative or administrative action. Investors are urged to consult their attorneys or tax advisers regarding specific questions as to federal, foreign, state or local taxes.

   Ordinary income and capital gains dividends may also be subject to state and local taxes.

Tax Treatment of Transactions in Options on Debt Securities, Futures Contracts and Options Thereon

   The Trust may purchase and sell interest rate futures contracts and may write and purchase call and put options on such futures contracts and on certain debt securities. The Trust may write or purchase options which will be classified as "nonequity options" under the Code. Generally, gain and loss resulting from transactions in options on debt securities, as well as gain and loss from transactions in futures contracts and options thereon, will be treated as long-term capital gain or loss to the extent of 60 percent thereof and short-term capital gain or loss to the extent of 40 percent thereof (hereinafter "blended gain or loss"). In the case of the exercise or assignment of an option on a debt security, the premium paid or received by the Trust generally will adjust the gain or loss on disposition of the underlying security.

   Any option or futures contract held by the Trust on the last day of a fiscal year will be treated as sold for market value on that date, and gain or loss recognized as a result of such deemed sale will be blended gain or loss. The capital gains and losses of the Trust be combined in each fiscal year to determine the capital gains and losses of the Trust, as described above.

   In addition, the Trust trading strategies may constitute "straddle" transactions with futures contracts, options thereon and options on debt securities. "Straddles" may affect the taxation of futures contracts and options, and may cause the postponement of recognition of losses incurred in certain closing transactions.

   The requirements for classification as a regulated investment company may restrict the Trust's ability to engage in certain options and futures contract transactions. The Trust has obtained a private letter ruling from the Internal Revenue Service providing the Trust with relief from certain provisions of the Code which might otherwise affect its ability to engage in such transactions.

   The foregoing is a general and abbreviated summary of the applicable provisions of the Code and the Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative or administrative action either prospectively or retroactively.

   Dividends and gains on the sale or exchange of shares in the Fund may also be subject to state and local taxes.

   Shareholders are urged to consult their own tax advisers regarding specific questions as to Federal, state, local or foreign taxes. Foreign investors should consider applicable foreign taxes in their evaluation of an investment in the Fund.

                                PERFORMANCE DATA

   From time to time, the Fund may include its average annual total return and other total return data in advertisements or information furnished to present or prospective shareholders. Total return is based on the Fund's historical performance and is not intended to indicate future performance. Average annual total return is determined separately for Class I, Class A, Class B and Class C shares in accordance with a formula specified by the Commission.

   Average annual total return quotations for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return is computed assuming all dividends and distributions are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class I and Class A shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period as in the case of Class B and Class C shares and the maximum sales charge in the case of Class I and Class A shares. Dividends paid by the Fund with respect to all shares, to the extent any dividends are paid, will be calculated in the same manner at the same time on the same day and will be in the same amount, except that account maintenance and distribution charges and any incremental transfer agency costs relating to each class of shares will be borne exclusively by that class. The Fund will include performance data for all classes of shares of the Fund in any advertisement or information including performance data of the Fund.

   Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class I shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares but does not take into account taxes payable on dividends or on redemption.

   Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class I shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares. The taxes due on dividends are calculated by applying to each dividend the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by the Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits, are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemptions.

   Quotations of average annual total return after taxes on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class I shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares and assuming, for all classes of shares, complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

   The Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical investment of $1,000 or some other amount, for various periods other than those noted below. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum applicable sales charges will not be included. Actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

   Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by
(b) the average number of shares outstanding during the period that were entitled to received dividends multiplied by the maximum offering price per share on the last day of the period. The yield for the 30-day period ended June 30, 2001 was 10.99% for Class A shares, 11.06% for Class B shares and 10.97% for Class C shares.

   In order to reflect the reduced sales charges in the case of Class I or Class A shares or the waiver of the CDSC in the case of Class B or Class C shares applicable to certain investors, as described under "Purchase of Shares" and "Redemption of Shares," respectively, the total return data quoted by the Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may not take into account the CDSC and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of sales charges, a lower amount of expenses is deducted.

   Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. The Fund's total return will vary depending on market conditions, the securities comprising the Fund's portfolio, the Fund's operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Fund will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

   On occasion, the Fund may compare its performance to various indices including, the Standard & Poor's 500 Index, The Value Line Composite Index, the Dow Jones Industrial Average, other market indexes or other published indices, or to data contained in publications such as Lipper Analytical Services, Inc., Morningstar Publications, Inc. ("Morningstar"), other competing universes, Money Magazine, U.S. News & World Report, Business Week, Forbes Magazine, Fortune Magazine and CDA Investment Technology, Inc. When comparing its performance to a market index, the Fund may refer to various statistical measures derived from the historical performance of the Fund and the index, such as standard deviation and beta. In addition, from time to time, the Fund may include the Fund's Morningstar risk-adjusted performance rating in advertisements or supplemental sales literature. The Fund may from time to time quote in advertisement or other materials other applicable measures of performance and may also make references to awards that may be given to the Investment Adviser.

   The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Trust's portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund's performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments. As will other performance data, performance comparisons should not be considered indicative of the Fund's relative performance for any future period.

   Set forth below is total return (before and after taxes) and yield information, for Class I, Class B, Class C and Class A shares of the Fund for the periods indicated, expressed as a percentage based on a hypothetical $1,000 investment.

                                  Class I Shares*   Class B shares     Class C Shares     Class A Shares
                                  ---------------   --------------     --------------     --------------
                                                             Average Annual Total Return
                                                   (including maximum applicable sales charges)
One year ended March 31, 2002             -7.64%            -6.26%             -5.80%             -3.62%
Life of Fund/Since
Inception (September 5,
2000) to March 31, 2002                   -9.00%            -8.22%             -7.94%             -6.23%

                                                         Average Annual Total Return
                                                         After Taxes on Distributions
                                                 (including maximum applicable sales charges)
One year ended March 31, 2002            -10.58%            -9.76%             -9.44%             -7.06%
Life of Fund/Since
Inception (September 5,
2000) to March 31, 2002                  -12.32%           -11.85%            -11.65%             -9.75%

                                                       Average Annual Total Return
                                            After Taxes on Distributions and Redemptions
                                            (including maximum applicable sales charges)
One year ended March 31, 2002             -4.72%            -3.90%             -3.62%             -2.27%
Life of Fund/Since
Inception (September 5,
2000) to March 31, 2002                   -8.71%            -8.27%             -8.08%             -6.64%
--------

* Returns for Class I shares are through January 10, 2002. All existing Class I shares of the Fund were redeemed on that date.

                              GENERAL INFORMATION

Description of Shares

The Fund is a "feeder" fund that invests in the Trust. Investors in the Fund will acquire an indirect interest in the Trust. The Trust accepts investments from other feeder funds, and all of the feeders of the Trust bear the Trust's expenses in proportion to their assets. This structure may enable the Fund to reduce costs through economies of scale. A larger investment portfolio also may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust from different feeders may offset each other and produce a lower net cash flow. However, each feeder can set its own transaction minimums, fund-specific expenses, and other conditions. This means that one feeder could offer access to the same Trust on more attractive terms, or could experience better performance, than another feeder.

   The Fund is a Maryland corporation incorporated on June 12, 2000. It has an authorized capital of 400,000,000 shares of Common Stock, par value $.001 per share, of which the Fund is authorized to issue 100,000,000 shares of each of Class I, Class A, Class B and Class C shares.

   Shareholders are entitled to one vote for each full share held and fractional votes for fractional shares held in the election of Directors of the Fund (to the extent hereinafter provided) and on other matters submitted to the vote of shareholders, except that shareholders of the class bearing distribution expenses as provided above shall have exclusive voting rights with respect to matters relating to such distribution expenditures (except that Class B shareholders may vote on any material changes to expenses charged under the Class A Distribution Plan). Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of Directors can, if they choose to do so, elect all the Directors of the Fund, in which event the holders of the remaining shares would be unable to elect any person as a Director.

   Whenever the Trust holds a vote of its feeder funds, the Fund will pass the vote through to its own shareholders. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than the Fund over the operations of the Trust. The Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Fund's assets directly.

   There normally will be no meeting of shareholders for the purpose of electing directors unless and until such time as less than a majority of the directors holding office have been elected by the shareholders, at which time the directors then in office will call a shareholders' meeting for the election of directors. Shareholders may, in accordance with the terms of the Articles of Incorporation, cause a meeting of shareholders to be held for the purpose of voting on the removal of directors. Also, the Fund will be required to call a special meeting of shareholders in accordance with the requirements of the Investment Company Act to seek approval of new management and advisory arrangements, of a material increase in account maintenance fees or of a change in fundamental policies, objectives or restrictions. Except as set forth above, the directors shall continue to hold office and appoint successor directors. Each issued and outstanding share is entitled to participate equally in dividends and distributions declared and in net assets upon liquidation or dissolution remaining after satisfaction of outstanding liabilities, except for any expenses which may be attributable to only one class. Shares issued are fully-paid and non-assessable by the Fund.

   The Trust is organized as a Delaware business trust. Whenever the Fund is requested to vote on any matter relating to the Trust, the Fund will hold a meeting of its shareholders and will cast its vote as instructed by the Fund's shareholders.

Independent Auditors

   Deloitte & Touche LLP, Two World Financial Center, New York, New York 10281-1008, has been selected as the independent auditors of the Fund and the Trust. The selection of independent auditors is subject to approval by the non-interested Directors of the Fund and the Trust. The independent auditors are responsible for auditing the annual financial statements of the Fund and the Trust.

Accounting Services Provider

   State Street Bank and Trust Company, 500 College Road East, Princeton, New Jersey 08540, provides certain accounting services to the Fund and the Trust.

Custodian

   State Street Bank and Trust Company (the "Custodian"), One Heritage Drive P2N, North Quincy, Massachusetts 02l7l, acts as the custodian of the Trust's assets and the Fund's assets. Under its contract with the Fund, the Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Fund to be held in its offices outside the United States and with certain foreign banks and securities depositories. The Custodian is responsible for safeguarding and controlling the Fund's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund's investments.

Transfer Agent

   Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-64847 which is a wholly owned subsidiary of ML & Co., acts as the Fund's Transfer Agent pursuant to a transfer agency, dividend disbursing agency and shareholder servicing agency agreement (the "Transfer Agency Agreement").

   The Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening, maintenance and servicing of shareholder accounts.

Legal Counsel

   Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, is counsel for the Fund.

Reports to Shareholders

   The fiscal year of the Fund ends on March 31 of each year. The Fund sends to its shareholders at least quarterly reports showing the Fund's portfolio and other information. An Annual Report, containing financial statements audited by independent auditors, is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends and capital gains distributions.

Additional Information

   The Prospectus and this Statement of Additional Information do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Fund has filed with the Commission, Washington, D.C., under the Securities Act and the Investment Company Act, to which reference is hereby made.

   FAM provided the initial capital for the Fund by purchasing 10,000 shares of the Fund, for an aggregate of $100,000. Such shares were acquired for investment and can only be disposed of by redemption. To the extent the organizational expenses of the Fund are paid by the Fund they will be expensed and immediately charged to net asset value. See "Determination of Net Asset Value."

   Prior to the offering of the Fund's shares, FAM will be the Fund's sole shareholder and deemed a controlling person of the Fund.

   Under a separate agreement, Mercury Asset Management International Ltd. and Mercury Asset Management Group Ltd. have granted the Fund the right to use the "Mercury" or "Mercury Asset Management" names and have reserved the right to withdraw their consent to the use of such names by the Fund at any time or to grant the use of such name to any other company.

The following are known by the Fund to own of record 5% or more of the outstanding voting securities of the Fund as of July 12, 2002:

Name                                     Address              Percent and Class
----                                     -------              -----------------
Salter Family L.P.                800 Scudders Mill Road       7.92% of Class B
Account "G"                       Plainsboro, NJ 08536

Judy S. Mosteller Ttee            800 Scudders Mill Road      23.19% of Class C
u/a DTD 03/28/1984                Plainsboro, NJ 08536
By Judy S. Mosteller

George E. Glidden IRRA            800 Scudders Mill Road       6.87% of Class C
FBO George E. Glidden             Plainsboro, NJ 08536

Richard J. Hairston, MD IRA       800 Scudders Mill Road       5.87% of Class C
FBO Richard J. Hairston MD        Plainsboro, NJ 08536

Dr. John B. Yeiser IRA            800 Scudders Mill Road       5.75% of Class C
FBO Dr. John B. Yeiser            Plainsboro, NJ 08536

Dr. Donna J. Yeiser SEP           800 Scudders Mill Road       6.10% of Class C
FBO Dr. Donna Johns Yeiser        Plainsboro, NJ 08536

Geoffrey Ryding Ttee              800 Scudders Mill Road       6.56% of Class C
Rosemary A. Ryding Ttee           Plainsboro, NJ 08536
u/a DTD 03/01/1991
By G. Ryding Nominee Trust

John S. Streep Living Trust       800 Scudders Mill Road       6.32% of Class C
u/a DTD 07/20/1998                Plainsboro, NJ 08536
John S. Streep Ttee
Kathleen Streep Ttee

Gift 2008 Portfolio               800 Scudders Mill Road       9.08% of Class A
Gift College Investment Plan      Plainsboro, NJ 08536
ARK Teacher Retirement System

Gift Growth & Income Portfolio    800 Scudders Mill Road      10.12% of Class A
Gift College Investing Plan       Plainsboro, NJ 08536
ARK Teacher Retirement System

Gift Fixed Income Portfolio       800 Scudders Mill Road1      0.44% of Class A
Gift College Investing Plan       Plainsboro, NJ 08536
ARK Teacher Retirement System

Gift 2005 Portfolio              800 Scudders Mill Road        7.06% of Class A
Gift College Investing Plan      Plainsboro, NJ 08536
ARK Teacher Retirement System

Gift Balanced Portfolio          800 Scudders Mill Road       11.20% of Class A
Gift College Investing Plan      Plainsboro, NJ 08536
ARK Teacher Retirement System

                              FINANCIAL STATEMENTS

   The Fund's and the Trust's audited financial statements are incorporated in this Statement of Additional Information by reference to its 2002 Annual Report. You may request a copy of the Annual Reports at no charge by calling
(800) 637-3863 between 8 a.m. and 8 p.m. Eastern time on any business day.

                                                                      APPENDIX A
                     DESCRIPTION OF CORPORATE BOND RATINGS

Ratings of Corporate Bonds

Description of Corporate Bond Ratings of Moody's Investors Service, Inc.:

Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa Bonds which are rated Baa are considered medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B Bonds which are rated B generally lack characteristics of a desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca Bonds which are rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C Bonds which are rated C are the lowest rates class of bonds and issues so rates can be regarded as having extremely poor prospectus of ever attaining any real investment standing.

   The modifier 1 indicates that the bond ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its rating category.

Description of Corporate Bond Ratings of Standard & Poor's Ratings Group:

AAA Bonds rated AAA have the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the higher rated issues only in small degree.

A Bonds rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

BBB Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than in higher rated categories.

BB    Bonds rates BB, B, CCC and CC are regarded, on balance, as predominantly
B speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. BB
CCC   indicates the lowest degree of speculation and CC the highest degree
CC of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

C The C rating is reserved for income bonds on which no interest is being paid.

D Bonds rated D are in default, and payment of interest and/or repayments of principal is in arrears.

NR Indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that S&P does not rate a particular type of bond as a matter of policy.

   Plus (+) or Minus (-): The ratings from "AA" to "B" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.



                                      A-2